Exhibit 10.12

OFFICE LEASE AGREEMENT

Between

Landlord:                     50 BEALE STREET LLC,

a Delaware limited liability company

and

Tenant:                     MAPLEBEAR, INC.,

a Delaware corporation d/b/a Instacart)

50 BEALE STREET

SAN FRANCISCO, CALIFORNIA

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TABLE OF CONTENTS

(Continued)

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TABLE OF CONTENTS

(Continued)

LIST OF EXHIBITS

A-1	Premises (Suite 100)
A-2	Premises (Suite 600)
A-3	Premises (Suite 1100)
A-4	Expansion Space (Suite 700)
A-5	Expansion Space (Suite 1000)
B	Work Agreement
C	Commencement Letter
D	Rules and Regulations
E	Asbestos Notification
F	Form of Letter of Credit
G	Options
H	Window Signage (Suite 100)
I.	Bicycle Storage Use Agreement

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BASIC LEASE PROVISIONS

The following sets forth some of the basic provisions of the lease (the “Basic Lease Provisions”). In the event of any conflict between the terms of these basic lease provisions and the referenced Article s of the lease, the referenced Article s of the lease shall control.

1. Building (Article 1): the 24-story office tower, together with all appurtenant plazas, subgrade areas and garages in the city of San Francisco, California, located at 50 Beale Street. The building contains approximately 662,060 rentable square feet.

2. Property (Article 1): the building and the parcel(s) of land on which it is located and, at Landlord’s reasonable discretion, the off-site parking facilities and other improvements, if any, serving the building and the parcel(s) of land on which they are located.

3. Premises (Article 1): the Premises are made up of Suite 100 on the ground floor (“Suite 100”), Suite 600, comprising the entire sixth (6th) floor (“Suite 600”), and Suite 1100, comprising the entire eleventh (11th) floor (“Suite 1100”) (Suite 600 and Suite 1100 are collectively referred to herein as the “Initial Premises”), as follows:

Suite	Rentable Area
100	1,110
600	28,114
1100	29,280
Total	58,504

4. Term and Delivery (Article 2): Eighty eight (88) full calendar months, plus any fractional calendar month immediately following the Initial Premises Rent Commencement Date

Suite	Anticipated Delivery Date	Rent Commencement Date
100	October 1, 2015	One hundred twenty (120) days following Delivery (or, if earlier, the date Tenant occupies any portion of Suite 100 for the purposes of transacting Tenant’s business operations therein) (the “Suite 100 Rent Commencement Date”), anticipated to be February 1, 2016.

600	Promptly following Mutual Execution of Lease	August 1, 2015 (or, if earlier, the date Tenant occupies any portion of the Initial Premises for the purpose of transacting Tenant’s business operations therein) (the “Initial Premises Rent Commencement Date”).

1100	Promptly following Mutual Execution of Lease	The Initial Premises Rent Commencement Date

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5. Base Rent (Article 4):

(a)	Initial Premises (Suites 600 and 1100) (57,394 RSF)

Months Commencing as of Initial Premises Rent Commencement Date	Annual Rate Per Rentable Square Foot	Monthly Installment
Month 1* - Month 12	$64.00	$306,101.33	**
Month 13 - Month 24	$65.92	$315,284.37
Month 25 - Month 36	$67.90	$324,754.38
Month 37 - Month 48	$69.93	$334,463.54
Month 49 - Month 60	$72.03	$344,507.49
Month 61 - Month 72	$74.19	$354,838.41
Month 72 - Month 84	$76.42	$365,504.12
Month 85 - Month 88	$78.71	$376,456.81

*

If the Commencement Date is not the first (1st) day of a calendar month, then “Month l” includes the partial calendar month during which the Commencement Date occurs and the next- succeeding calendar month, and in such event, Tenant shall pay the prorated amount of the monthly installment of Base Rent for such partial calendar month on the Commencement Date.

**	Subject to abatement pursuant to Article 4(b) below.

(b)	Suite 100 (1,110 RSF)

Months Commencing as of Suite 100 Rent Commencement Date	Annual Rate Per Rentable Square Foot	Monthly Installment
Month 1* - Month 8	$64.00	$5,920.00
Month 9 - Month 20	$65.92	$6,097.60
Month 21 - Month 32	$67.90	$6,280.75
Month 33 - Month 44	$69.93	$6,468.53
Month 45 - Month 56	$72.03	$6,662.78
Month 57 - Month 68	$74.19	$6,862.58
Month 69 - Month 80	$76.42	$7,068.85
Month 81 - Expiration Date	$78.71	$7,280.68

6.	Rent Payment Address (Article 4):

50 Beale Street LLC

P.O. Box 360885

Pittsburgh, Pennsylvania 15251-6885

7.	Base Year (Article 5):

Tax Base Year: 2015

Operating Expense Base Year: 2015

8.	Tenant’s Share (Article 5):

Suite 600	4.25% (i.e. 28,114/662,060)
Suite 1100	4.42% (i.e. 29,280/662,060)
Total Initial Premises	8.67% (i.e., 57,394/662,060)
Suite 100	0.17% (i.e. 1,110/662,060)
Total Premises:	8.84% (i.e. 58,504/662,060)

9.	Letter of Credit Amount (Article 8): $3,837,375.00

10.	Parking Passes (Article 18): Up to seven (7) valet parking passes (i.e., one (1) per every 7,500 rentable square feet in the Premises

11.	Landlord’s Broker (Article 44): Jones Lang LaSalle

Tenant’s Broker (Article 45):                   Jones Lang LaSalle

12.	Notice Addresses (Article 29):

Landlord

50 Beale Street LLC

50 Beale Street, Suite 150

San Francisco, Ca 94015

Attention: Area Asset Manager/General Manager

with a copy to:

PARAMOUNT GROUP, INC.

1633 Broadway, Suite 180 I

New York, Ny 10019

Tenant

Prior To Occupancy Of Premises:

Instacart

420 Bryant Street

San Francisco, CA 94107

Attention: General Counsel

Following Occupancy Of Premises:

Instacart

50 Beale Street, Suite 1100

San Francisco, CA 94105

Attention: Bernard A. Marasco

Senior Vice President - Counsel, Leasing & Property Management

with a copy to:

PARAMOUNT GROUP, INC.

Spear Tower, One Market Plaza,

Suite 1300

San Francisco, Ca 94105

Attention: Area Asset Manager/General Manager

Attention: General Counsel with a copy to: UTRECHT & LENVIN, LLP 109 Stevenson Street, 5th Floor San Francisco, CA 94105 Attention: Patrick J. Connolly

OFFICE LEASE AGREEMENT

This office lease agreement (hereinafter called the “Lease”) is entered into as of May 12, 2015 (the “Effective Date”), by and between the Landlord and Tenant identified above.

1. Premises and Common Areas.

(a) Premises. Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord the Premises identified in the basic lease provisions, being further shown on the drawings attached hereto as Exhibits A-1 (Suite 100), A-2 (Suite 600 ), and A-3 (Suite 1100) and made a part hereof. As used herein, Suite 600 and Suite 1000 are, from time to time, referred to herein as the “Initial Premises,” and the initial premises, together with Suite 100, are referred to as the “Premises”.

(b) Rentable Area. The “rentable square feet” or “rentable area” of the Premises and the Building has been determined based upon the modified ANSJ/BOMA Z65.l-2010 standard promulgated by the Building Owners and Managers Association, as interpreted by Landlord’s architect for the Building (the “BOMA Standard”). Landlord and Tenant agree that the Rentable area of the Premises as described in the Basic Lease Provisions has been confirmed and conclusively agreed upon by the parties. No easement for light, air or view is granted hereunder or included within or appurtenant to the Premises. Neither party hereto will have the right to remeasure the Rentable area of the Premises during initial Term; Landlord will have the right to remeasure the Building from time to time during the initial Term, but no such remeasurement will result in an increase in the Rentable area of the Premises or in Tenant’s Share. If and to the extent that the physical dimensions of the Premises are changed by a reduction of the Premises or the addition of additional space to the Premises, Landlord will, however, have the right to remeasure the reconfigured Premises using the BOMA Standard.

(c) “As-Is Acceptance. Tenant acknowledges that it has had the opportunity to inspect the Premises, and by accepting the Premises, Tenant shall be deemed to have accepted them in their “AS IS” condition existing as of the Commencement Date (defined below), subject to the completion of Landlord’s Work (defined below). Landlord represents that the Building Systems serving the Premises will be in good working order as of the Delivery Date (defined in Section 2(b) below). As used in this Lease, the “Base Building” shall mean the structural portions of the Building, the public restrooms (but not any restrooms on floors occupied by full-floor tenants) and the Building’s mechanical, electrical, life-safety, HY AC and plumbing systems and equipment located in the internal core of the Building (the “Building Systems”). In the event that Tenant notifies Landlord that any Building System serving the Premises is not in good working order during the initial sixty (60) day period following the Delivery Date (and provided that the relevant condition is not attributable to the misuse of the Building Systems by Tenant or Tenant’s employees, representatives, agents or contractors), Landlord shall repair the Building System which is not in good working order as soon as reasonably practicable and Landlord will warrant the repaired Building System for sixty (60) days after any such repair.

(d) Access. At all times during the Term, but subject to any Casualty, Force Majeure Event (as such terms are defined below) or Landlord’s security procedures, Tenant shall have access to the Premises 24 hours a day, 7 days a week, 365 days a year. The lobby desk near the elevator banks on the Beale Street side of the Building is in operation 24 hours a day, 7 days a week, 365 days a year.

(e) Common Areas. Tenant shall have the nonexclusive right (in common with other Tenants or occupants of the Building, Landlord and all others to whom Landlord has granted or may hereafter grant such rights) to use the Common Areas (defined below), subject to the Rules and Regulations (defined below). Landlord may at any time alter, renovate, rearrange, expand or reduce some or all of the

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Common Areas or temporarily close any Common Areas to make repairs or changes therein or to effect construction, repairs, or changes within the Building or Property, or to prevent the acquisition of public rights in such areas, or to discourage parking by parties other than Tenants, and may do such other acts in and to the Common Areas as in its judgment may be desirable provided Tenant’s access to the Premises is not adversely affected (other than in the case of emergency). Landlord may from time to time reasonably permit portions of the Common Areas to be used exclusively by specified Tenants provided (except in the case of emergency) that Tenant is given at least ten (10) days’ notice of Landlord’s decision to do so if such use will materially affect Tenant’s rights or obligations herein (such notice may be telephonic). Landlord may also, from time to time, place or permit customer service and information booths, kiosks, stalls, push carts and other merchandising facilities in the Common Areas. “Common Areas” shall mean any of the following or similar items, as so designated from time to time by Landlord: (a) the total square footage of areas of the Building devoted to nonexclusive uses such as ground floor lobbies, seating areas and elevator foyers; fire vestibules; mechanical areas; restrooms and corridors on all multi-Tenant floors; elevator foyers and lobbies on multi-Tenant floors; electrical and janitorial closets; telephone and equipment rooms; and other similar facilities in the Building maintained for the benefit of Building tenants, but shall not mean Major Vertical Penetrations (defined below); and (b) all parking garage vestibules; loading docks; locker rooms, exercise and conference facilities available for use by Building tenants (if any); walkways, roadways and sidewalks; trash areas; landscaped areas including courtyards, plazas and patios; and other similar facilities on the Property maintained for the benefit of Building tenants. As used herein, “Major Vertical Penetrations” shall mean the area or areas within Building stairs (excluding the landing at each floor), elevator shafts, and vertical ducts that service more than one floor of the Building. The area of Major Vertical Penetrations shall be bounded and defined by the dominant interior surface of the perimeter walls thereof (or the extended plane of such walls over areas that are not enclosed). Major Vertical Penetrations shall exclude, however, areas for the specific use of Tenant or installed at the request of Tenant, such as special stairs or elevators.

(f) Landlord’s Work. Notwithstanding the foregoing provisions of this Section 1, Landlord agrees to perform the following work within the Premises (or, alternatively, bear the cost of Tenant’s performance of such work, if Landlord and Tenant mutually agree in writing that it is preferable for Tenant to have Tenant’s contractor perform such work concurrently with Tenant’s performance of the Tenant Improvements):

(i) demolish the existing ceiling in Suite 1100;

(ii) perform work necessary to seismically brace the sprinkler mains located in Suite 600 and Suite 1100 to the extent necessary to meet current code (Tenant to responsible for bracing any branch lines).

The foregoing work is hereby referred to as “Landlord’s Work”. If Landlord performs Landlord’s work, Landlord will perform Landlord’s work concurrently with Tenant’s performance of the Tenant improvements.

2. Term; Delivery; Tenant Improvements.

(a) Term. The term of this lease (“Term”) will commence on the date (the “Commencement Date”) on which Landlord first delivers (defined below) the initial premises to Tenant for the purposes of allowing Tenant to construct Tenant improvements (defined in the work agreement attached hereto as Exhibit B (the “Work Agreement”)) therein. This lease shall terminate at midnight on the last day of the eighty-eighth (88th) full calendar month following the initial premises rent commencement date (the “Expiration Date”), unless sooner terminated or extended pursuant hereto. Promptly following the determination of the delivery date (defined below) for any portion of the Premises,

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Landlord and Tenant shall enter into a letter agreement in the form attached hereto as Exhibit C, specifying and/or confirming the delivery date for such portion of the Premises, the applicable rent commencement date and, if applicable, the expiration date, and if Tenant fails to execute and deliver such letter agreement to Landlord or provide good faith comments on such letter agreement within ten (10) Business Days after Landlord’s delivery of same to Tenant, said letter agreement will be deemed final and binding upon Tenant.

(b) Delivery. The date upon which Landlord delivers any portion of the Premises to Tenant for the purpose of allowing Tenant to commence the construction of Tenant improvements therein (“Delivery”) is referred to herein as the “Delivery Date” for the applicable portion of the Premises. Landlord shall use diligent, good faith efforts to deliver each Suite on or before the anticipated delivery date for such Suite described in the basic lease provisions. Notwithstanding the foregoing, Landlord will not deliver any Suite to Tenant unless and until Tenant has delivered to Landlord (i) the pre-paid base rent required pursuant to the provisions of Article 5 below, (ii) the letter of credit pursuant to Article 8 below, and evidence of Tenant’s procurement of all insurance required to be maintained by Tenant pursuant to the provisions of this lease (the “Delivery Conditions”); if Landlord does not deliver any Suite to Tenant because Tenant has failed to fulfill the delivery conditions, for the purposes of determining the Rent commencement date applicable to such Suite, Landlord shall be deemed to have delivered such Suite to Tenant as of the date Landlord would have delivered such Suite absent Tenant’s failure to fulfill the Delivery Conditions. As of the effective date, Suite 600 and Suite 1100 are vacant and available to be delivered to Tenant in their as-is condition. Landlord will use commercially reasonable efforts to achieve delivery of Suite i 00 to Tenant on or before October 1, 2015.

(c) Failure to Deliver. Landlord shall not be liable for damages to Tenant for failure to achieve delivery of any Suite to Tenant by the anticipated delivery date for such Suite(s) set forth in the basic lease provisions. However, if and to the extent that Landlord fails to deliver any Suite by the applicable anticipated delivery date, for any reason other than due to the acts or omissions of (or at the request of) Tenant or Tenant’s failure to fulfill the Delivery Conditions (“Tenant Delay”), then the Rent commencement date for such Suite(s) shall be delayed on a day-for-day basis for each such day beyond the applicable anticipated delivery date that Landlord is so delayed in Delivering such Suite(s); provided, however, that the Rent commencement date for any such Suite shall, as described in the basic lease provisions, be the earlier to occur of the anticipated rent commencement date (as delayed on a day-for-day basis as described above) and the date upon which Tenant occupies any portion of such Suite for the purpose of transacting Tenant’s business operations therein. For the purposes of this section 2(e), construction of the Tenant improvements by Tenant and its contractor and the installation of furniture, furnishings, fixtures and equipment, shall not be considered transacting Tenant’s business operations.

3. Quiet Enjoyment. Tenant, upon payment in full of the required Rent (as defined below) and full performance of the terms, conditions, covenants and agreements contained in this lease, shall peaceably and quietly have, hold and enjoy the Premises during the term without interference by Landlord, subject to the terms and conditions of this Lease. Landlord shall not be responsible for the acts or omissions of any other tenant or third party that may interfere with Tenant’s use and enjoyment of the Premises. This Article 3 is in lieu of any implied covenant of quiet enjoyment.

4. Base Rent.

(a) Generally. Tenant shall pay to Landlord, at the address stated in the Basic Lease Provisions or at such other place as Landlord shall designate in writing to Tenant, annual base rent (“Base Rent”) in the amounts set forth in the basic lease provisions. The Base Rent shall be payable in equal monthly installments, due on the first day of each calendar month, in advance, in legal tender of the United States of America, without abatement, demand, deduction or offset whatsoever, except as may be expressly provided in this lease. One full monthly installment of Base Rent payable for the Initial Premises in the

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amount of $306,101.33 shall be due and payable on the date of execution of this Lease by Tenant and shall be applied to the first full calendar month’s Base Rent payable following the Abatement Period, defined below, and, thereafter, a like monthly installment of Base Rent shall be due and payable on or before the first day of each calendar month following the commencement date during the term (provided, that if the commencement date should be a date other than the first day of a calendar month, the monthly Base Rent installment paid on the date of execution of this Lease by Tenant shall be prorated to that partial calendar month, and the excess shall be applied as a credit against the next monthly Base Rent installment). Tenant shall pay, as additional Rent, all other sums due from Tenant under this Lease (the term “Rent”, as used herein, means all Base Rent, additional Rent and all other amounts payable hereunder from Tenant to Landlord). Unless otherwise specified herein, all items of rent (other than Base Rent and amounts payable pursuant to Article 5 below) shall be due and payable by Tenant on the date that is thirty (30) days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord.

(b) Abatement. Notwithstanding Section 4(a) above to the contrary, so long as Tenant is not in Default under this Lease, Tenant shall be entitled to an abatement of Base Rent payable for the Initial Premises for the first (1st) four (4) full calendar months following the Initial premises Rent Commencement Date (the “Abatement Period”). The total amount of Base Rent abated during the Abatement Period, in the amount of $1,224,405.30, is referred to herein as the “Abated Rent”. If Tenant is in Default at any time during the term, if Landlord terminates this Lease as a consequence of such Default, Landlord may include in its claim for damages all then-unamortized Abated Rent (assuming amortization of the Abated Rent on a straight-line basis over the term from the Initial Premises Rent Commencement Date credited to Tenant prior to the occurrence of the Default; and (b) if such Default occurs prior to the expiration of the Abatement Period, from and after the occurrence of such Default, there shall be no further abatement of Base Rent pursuant to this Section 4(b) unless and until Tenant has cured such Default and thereafter timely paid all amounts due hereunder for a period of six (6) consecutive calendar months, at which point the abatement of Abated Rent may once again commence (provided that any such abatement will be calculated based upon the Rent rate(s) in effect during the originally scheduled Abatement Period(s)).

5. Operating Expenses and Taxes.

(a) Generally. Tenant agrees to reimburse Landlord throughout the Term, as additional Rent hereunder, for Tenant’s Share (defined below) of: (i) the annual Operating Expenses (as defined below) in excess of the Operating Expenses for the operating expense base year set forth in the Basic Lease Provisions (hereinafter called the “Base Year Expense Amount”) and (ii) the annual taxes (as defined below) in excess of the taxes for the Tax Base Year set forth in the Basic Lease Provisions (hereinafter called the “Base Year Tax Amount”). The term “Tenant’s Share” as used in this Lease shall mean the percentage determined by dividing the Rentable square footage of the Premises by the Rentable square footage of the building and multiplying the quotient by 100. Landlord and Tenant hereby agree that Tenant’s Share with respect to the Premises initially demised by this Lease is as set forth in the Basic Lease Provisions. Tenant’s Share of excess Operating Expenses and excess taxes for any calendar year shall be appropriately prorated for any partial year occurring during the term. The obligations of the parties pursuant to this Article 5 will survive the expiration or sooner termination of this Lease.

(b) “Operating Expenses” shall mean all of those expenses incurred or paid by Landlord in operating, servicing, managing, maintaining and repairing the property, including, the building and common areas. Operating Expenses shall include, without limitation, the following: (1) all costs related to the providing of water, heating, lighting, ventilation, sanitary sewer, air conditioning and other utilities, but excluding those utility charges actually paid separately by Tenant or any other tenants of the Building; (2) janitorial and maintenance expenses, including: (a) janitorial services and janitorial supplies and other

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materials used in the operation and maintenance of the Building; and (b) the cost of maintenance and service agreements on equipment, window cleaning, grounds maintenance, pest control, security, trash removal, any compost and/or recycle program, and other similar services or agreements; (3) the amount paid or incurred by Landlord (i) in insuring all or any portion of the property under policies of insurance, which may include commercial general liability insurance, property insurance, worker’s compensation insurance, rent interruption insurance, contingent liability and builder’s risk insurance, and any other insurance as may from time to time be maintained by Landlord and (ii) for deductible payments under any insured claims, unless and to the extent paid directly by any other Tenant in the Building or their insurance carrier; (4) management fees (or a commercially reasonable imputed charge for management fees if Landlord provides its own management services) and the market rental value (as reasonably determined by Landlord) of a management office; (5) the costs, including interest, amortized over the applicable useful life in accordance with generally accepted accounting principles (“GAAP”), as reasonably determined by Landlord, of (A) any capital improvement made to the Building or Property by or on behalf of Landlord which is required under any governmental law or regulation (or any judicial interpretation thereof) enacted after the effective date or under any insurance requirement that was not applicable to, and enforced against, the Building or property as of the effective date and (B) any capital cost of acquisition and installation of any device or equipment designed or anticipated to improve the operating efficiency of any system within the Building or which is reasonably intended to reduce Operating Expenses or which is intended to achieve or maintain LEED status and which is properly capitalized, or (C) the cost of any capital improvement or capital equipment which is made or acquired to improve the safety of the Building or Property and which is commensurate with the practices of owners of comparable buildings or which represents the replacement of obsolete or worn-out equipment, or (D) capital improvements, repairs, replacements or renovations which are replacements or modifications of items located in the common areas required to keep the common areas in good order or condition (the costs described in clauses (A) through (D) above being referred to herein as “Permitted Capital Items”), with only the amortized amount of costs of Permitted Capital Items attributable to a calendar year being included in that particular calendar year; (6) all services, supplies, repairs, replacements or other expenses directly and reasonably associated with servicing, maintaining, managing and operating the Building or property, including, but not limited to the Building lobby, vehicular and pedestrian traffic areas and other common areas; (7) wages and salaries of Landlord’s employees (not above the level of building or general manager or such other title representing the on-site management representative primarily responsible for management of the Building) engaged in the maintenance, operation, repair and services of the Building, including taxes, insurance and customary fringe benefits; (8) legal and accounting costs directly associated with the operation of the Building (but not including legal costs incurred in collecting delinquent rent from any occupants of the Property); (9) costs to maintain and repair the Building and/or Property; (10) landscaping and security costs unless and to the extent that Landlord hires a third party to provide such services pursuant to a service contract and the cost of that service contract is already included in Operating Expenses as described above; and (11) costs or payments under any easement, license, operating agreement, declaration, restrictive covenant or other instrument pertaining to the sharing of costs by the Building or Property or related to the use or operation of the Building or Property.

Operating Expenses shall specifically exclude the following:

(i) costs of alterations of Tenant’s spaces (including all Tenant improvements to such spaces, but not including work performed on the components of the Base Building which are located within any such space if consistent with Landlord’s maintenance and compliance with Landlord’s obligations set forth herein, which costs may be included in Operating Expenses);

(ii) costs of capital improvements, except Permitted Capital Items, and costs of rental of any capital items that would not constitute Permitted Capital Items and be excluded if purchased;

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(iii) commissions, loan fees, points, penalties, depreciation, interest and principal payments with respect to funds borrowed by Landlord, whether secured or unsecured, and other debt costs, if any;

(iv) real estate brokers’ leasing commissions or compensation and advertising and other marketing expenses;

(v) payments to Landlord or affiliates of Landlord for goods and/or services to the extent the same are materially in excess of what would be paid to non-affiliated parties of similar experience, skill and expertise (and, if applicable, union affiliation) for such goods and/or services in an arm’s length transaction;

(vi) costs incurred or services or work performed for the singular benefit of another Tenant or occupant;

(vii) legal, space planning, construction, and other expenses incurred in procuring Tenants or other occupants for the Property (including without limitation, attorneys’ fees incurred in the negotiation of leases) or renewing or amending leases or licenses with existing Tenants or occupants of the Property or in connection with any assignment, sublease or termination of such leases;

(viii) costs of advertising and public relations, promotional costs associated with the leasing of the Property;

(ix) any expense to the extent that Landlord receives reimbursement for such expense from insurance, condemnation awards, other Tenants or any other source (other than through the collection of Operating Expenses);

(x) costs incurred in connection with the sale, financing, refinancing, mortgaging, or other change of ownership of the Property;

(xi) all expenses in connection with the installation, operation and maintenance of any observatory, broadcasting facilities, luncheon club, athletic or recreation club, cafeteria, dining facility or other facility not generally available to all office Tenants of the Property, including Tenant;

(xii) Taxes;

(xiii) rental and other payments under any ground or underlying lease or Leases;

(xiv) attorneys’ fees and other costs incurred by Landlord in or with Respect to Tenant disputes and the enforcement of any leases;

(xv) any fines or penalties or attorneys’ or accountants’ fees incurred by Landlord due to Landlord’s late payment of any taxes, borrowed funds or other sums due from Landlord;

(xvi) costs of acquisition of sculpture, decorations, paintings or other objects of art (as opposed to the cost of installation, insurance or maintenance of such items);

(xvii) Landlord’s general corporate overhead and general and administrative expenses;

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(xviii) costs of non-Building standard signage identifying other tenants in The property;

(xix) increased costs arising from the negligence or violation of laws by (i) Landlord or Landlord’s agents, employees or contractors or (2) that of any other building Tenant (but in such event only to the extent Landlord succeeds in recovering such costs from such other building Tenant on a “direct” basis) (to the extent such negligence or violation is admitted in writing or determined by a court of competent jurisdiction, following the exhaustion of all appellate rights [or, in the case of negligence, such negligence is admitted by Landlord’s insurer]) or increased costs incurred by Landlord due to Landlord’s breach of, any of its covenants, agreements, representations, warranties, guarantees or indemnities made under this Lease or breach of any lease for space in the Property (to the extent such breach is admitted in writing or is determined by a court of competent jurisdiction after the exhaustion of all appellate rights);

(xx) costs incurred to comply with laws relating to the removal of Hazardous Materials which was in existence in the Building or the Property prior to the commencement date, and was of such a nature that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions that it then existed, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat Hazardous Material, which Hazardous Material is brought into the Building or onto the Property after the effective date by Landlord and is of such a nature, at that time, that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions, that it then exists in the Building or the Property, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto (except that the cost of handling, treatment, containing, removing or abating Hazardous Materials related to the ordinary general repair and maintenance of the Building or Property, for example, the removal of and disposal of oil from building machinery in the course of typical building maintenance and not as a response to any action of any Tenant or occupant of the Building or release of Hazardous Materials, may be included in Operating Expenses);

(xxi) Landlord’s charitable or political contributions and dues or fees paid to professional lobbying organizations (excluding dues/fees paid to BOMA);

(xxii) costs associated with the operation of the business of the entity which constitutes Landlord, including entity accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any interest of Landlord in the Property, defense of Landlord’s title to the Property, costs of any disputes between Landlord and its employees (if any) not engaged in property operation, disputes of Landlord with Landlord’s Property management company, costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, such as trustee’s fees, annual fees, partnership organization or administration expenses, and deed recordation expenses;

(xxiii) expenses incurred by Landlord in connection with furnishing services, repairs or maintenance or providing other benefits which are not available to Tenant, but which are provided to other tenants or occupants in the Property, or which are not available or provided to Tenant to the same extent as to other tenants or occupants of the Property where the differential between service levels is material in nature;

(xxiv) any bad debt loss, rent loss or reserves for bad debts or rent loss, costs separately billed to Tenant or other tenants or occupants in the Property, including any utility costs for which a Tenant contracts directly;

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(xxv) costs of operations of the project parking facility unless the same is made available for use by all Building tenants;

(xxvi) costs incurred by Landlord in connection with any obligation of Landlord to indemnify another tenant or occupant of the Property pursuant to a lease or otherwise; and

(xxvii) rent for any office space occupied by Property management personnel to the extent the size or rental rate of such office space materially exceeds the size or fair market rental value of office space occupied by management personnel of Comparable Buildings, with adjustment where appropriate for the size of the applicable project (as of the Effective Date, the Property management office for the Property contains approximately 1,110 rentable square feet, which Tenant acknowledges does not exceed the limitations described in this clause (xxvi).

(c) “Taxes” shall mean all Taxes and assessments of every kind and nature which Landlord shall become obligated to pay with respect to any calendar year of the Term or portion thereof because of or in any way connected with the ownership, leasing, and/or operation of the Building and/or property, as well as any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the state of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Taxes shall also include any governmental or private assessments or the Property’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. Landlord may include in Taxes each year hereunder (including, without limitation, the Tax Base Year) (i) the amounts levied, assessed, accrued or imposed for such year, regardless of whether paid or payable in another year (except that, with respect to personal property taxes, Landlord shall include in Taxes the amounts paid during each such year), and Landlord shall each year make any other appropriate changes to reflect adjustments to Taxes for prior years (including, without limitation, the Tax Base Year) due to error by the taxing authority, supplemental assessment or other reason, regardless of whether Landlord uses an accrual system of accounting for other purposes (the amount of any Tax refunds received by Landlord during the Term of this Lease shall be deducted from Taxes for the calendar year to which such refunds are attributable); (ii) the amount of special Taxes and special assessments to be included shall be limited to the amount of the installments (plus any interest, other than penalty interest, payable thereon) of such special Tax or special assessment payable for the calendar year in respect of which Taxes are being determined; (iii) the amount of any tax or excise levied by the State or the City where the Building is located, any political subdivision of either, or any other taxing body, on rents or other income from the Building and/or property (or the value of the leases thereon) to be included shall not be greater than the amount which would have been payable on account of such tax or excise by Landlord during the calendar year in respect of which Taxes are being determined had the income received by Landlord from the Building and/or property (excluding amounts payable under this subparagraph (iii)) been the sole Taxable income of Landlord for such calendar year; (iv) if any portion of the Taxes in the Tax Base Year includes an assessment which is no longer payable in a subsequent calendar year, Taxes for the Tax Base Year shall be adjusted to eliminate the amount of the annual assessment originally included therein; and (v) Taxes shall also include Landlord’s reasonable costs and expenses (including reasonable attorneys’ fees) in contesting or attempting to reduce any Taxes. Taxes will not include income Taxes (except those which may be included pursuant to subparagraph (iii) above), excess profits Taxes, franchise, capital stock, and inheritance or estate taxes. Without limiting the generality of this Article 7(c), if at any time prior to or during the Term any sale, refinancing or change in ownership of the Building is

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consummated, and if Landlord reasonably anticipates that the Building will be reassessed for purposes of Taxes as a result thereof, but that such reassessment may not be completed during the calendar year in which such event is consummated, then for all purposes under this Lease, Landlord shall have the right to calculate Taxes applicable to such calendar year and thereafter based upon Landlord’s good faith estimate of the Taxes which will result from such reassessment. Upon the finalization of any such reassessment and Landlord’s determination of actual Taxes applicable to the Tax Base Year and all calendar years subsequent thereto, as applicable, Landlord shall adjust the applicable Taxes therefor and, upon such adjustment, Landlord or Tenant, as appropriate, shall promptly make such reconciliation payment (which, in the case of Landlord, may be made in the form of a credit against the installment(s) of Tenant’s Share of excess Taxes next coming due) as may be necessary in order that Tenant pays Tenant’s Share of actual Taxes for each such calendar year.

(d) Cost Pools. Landlord shall have the right, from time to time, to equitably and reasonably allocate some or all of the Operating Expenses among different portions or occupants of the Building (the “Cost Pools”), in Landlord’s reasonable discretion. Such Cost Pools may, for example, include, but shall not be limited to, the office space tenants of the Building and the retail space Tenants. The Operating Expenses allocable to each such Cost Pool shall be allocated to such Cost Pool and charged to the Tenants within such Cost Pool in an equitable manner.

(e) Procedure. As soon as reasonably possible after the commencement of each calendar year following the base year, Landlord will provide Tenant with a statement of the estimated monthly installments of Tenant’s Share of excess Operating Expenses and excess Taxes which will be due for the remainder of the calendar year in which the commencement date occurs or for the next ensuing calendar year, as the case may be. Landlord shall deliver to Tenant within one hundred twenty (120) days after the close of each calendar year (including the calendar year in which this Lease terminates), or as soon thereafter as reasonably practical, a statement (“Landlord’s Statement”) setting forth: (i) the actual amount of any increases in the Operating Expenses for such calendar year in excess of the Operating Expenses for the Operating Expense Base Year and (2) the actual amount of any increases in the Taxes for such calendar year in excess of the Taxes for the Tax Base Year.

(i) For each year following the base year, Tenant shall pay to Landlord, together with its monthly payment of Base Rent as provided in Article 4 above, as additional Rent hereunder, the estimated monthly installments of Tenant’s Share of the excess Operating Expenses and excess Taxes for the calendar year in question. At the end of any calendar year, and upon Landlord’s completion of Landlord’s statement for such year, if Tenant has paid to Landlord an amount in excess of Tenant’s Share of excess Operating Expenses and excess Taxes for such calendar year, Landlord shall reimburse to Tenant any such excess amount (or shall apply any such excess amount to any amount then owing to Landlord hereunder, and if none, to the next due installment or installments of additional Rent due hereunder, at the option of Landlord); if Tenant has paid to Landlord less than Tenant’s Share of excess Operating Expenses and excess Taxes for such calendar year, Tenant shall pay to Landlord any such deficiency within thirty (30) days after the date of delivery of the applicable Landlord’s statement.

(ii) For the calendar year in which this Lease terminates and is not extended or renewed, the provisions of this Article 5 shall apply, but Tenant’s Share of excess Operating Expenses and excess Taxes for such calendar year shall be subject to a pro rata adjustment based upon the number of days in such calendar year prior to the expiration of the Term of this Lease. Tenant’s obligation to pay Tenant’s Share of excess Operating Expenses and excess Taxes (or any other amounts) accruing during, or relating to, the period prior to expiration or earlier termination of this Lease shall survive such expiration or termination. Landlord may reasonably estimate all or any of such obligations within a reasonable time before, or any time after, such expiration or termination. Tenant shall pay the full amount of such estimate, and any additional amount due after the actual amounts are determined, in each case within thirty (30) days after Landlord sends a statement therefor. If the actual amount is less than the amount Tenant has paid as an estimate, Landlord shall refund the difference within thirty (30) days after such determination is made.

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(iii) If the Building is less than one hundred percent (100%) occupied throughout any calendar year of the tern, inclusive of the base year, then those Operating Expenses for the calendar year in question which vary with occupancy levels in the Building (including for example, but not limited to, utilities, janitorial costs and management fees) shall be increased by Landlord, for the purpose of determining Tenant’s Share of excess Operating Expenses, to be the amount of Operating Expenses which Landlord reasonably determines would have been incurred during that calendar year if the Building had been 100% occupied throughout such calendar year.

(f) Other Taxes Payable by Tenant. In addition to payment of Tenant’s Share of excess Taxes, Tenant shall pay before delinquency any and all taxes levied or assessed and which become payable by Tenant (or directly or indirectly by Landlord) during the Term (excluding, however, state and federal personal or corporate income taxes measured by the net income of Landlord from all sources, capital stock taxes, and estate and inheritance taxes), whether or not now customary or within the contemplation of the parties hereto, which are based upon, measured by or otherwise calculated with respect to: (i) the gross or net rental income of Landlord under this Lease, including, without limitation, any gross receipts tax levied by any taxing authority, or any other gross income tax or excise tax levied by any taxing authority with respect to the receipt of the Rental payable hereunder, except to the extent Landlord elects to include any of the foregoing in Taxes; (ii) the value of Tenant’s equipment, furniture, fixtures or other personal property located in the Premises; (iii) the possession, lease, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (iv) the value of any leasehold improvements, alterations or additions made in or to the Premises, regardless of whether title to such improvements, alterations or additions shall be in Tenant or Landlord’s name; or (v) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

(g) Tenant’s Audit Right. Tenant shall have the right to conduct an audit of Landlord’s books and records relating to Operating Expenses in accordance with the following terms and provisions, provided that Tenant delivers written notice of its audit within one hundred and twenty (120) days after receipt by Tenant of Landlord’s Statement and completes such audit within thirty (30) days after the date Landlord makes Landlord’s books and records available to Tenant:

(i) No Default then exists.

(ii) Tenant shall have the right to have an employee of Tenant or a Qualified Auditor (as defined below) inspect Landlord’s accounting records at Landlord’s office.

(iii) Neither the employee of Tenant nor the Qualified Auditor shall be employed or engaged on a contingency basis, in whole or in part.

(iv) Prior to commencing the audit, Tenant and the auditor shall: (a) if the auditor is not an employee of Tenant, provide Landlord with evidence that the auditor is from a nationally recognized accounting firm and that the individual performing the audit is a certified public accountant (a “Qualified Auditor”); (b) each sign a confidentiality letter to be provided by Landlord; and (c) provide Landlord with evidence of the fee arrangement between the auditor and Tenant.

(v) The audit shall be limited solely to confirming that the Operating Expenses reported in the Landlord’s Statement are consistent with the Terms of this Lease. The auditor shall not make any judgments as to the reasonableness of any item of expense and/or the total Operating Expenses, nor shall such reasonableness be subject to audit except where this Lease specifically states that a particular item must be reasonable.

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(vi) If Tenant’s auditor finds errors or overcharges in Landlord’s Statement that Tenant wishes to pursue, then within the time period set forth above Tenant shall advise Landlord thereof in writing with specific reference to claimed errors and overcharges and the relevant lease provisions disqualifying such expenses. Landlord shall have a reasonable opportunity to meet with Tenant’s auditor (and any third auditor selected hereinbelow, if applicable) to explain its calculation of Operating Expenses, it being the understanding of Landlord and Tenant that Landlord intends to operate the Building as a first-class office building with services at or near the top of the market. If Landlord agrees with said findings, appropriate rebates or charges shall be made to Tenant. If Landlord does not agree, Landlord shall engage its own auditor to review the findings of Tenant’s auditor and Landlord’s books and records. The two (2) auditors and the parties shall then meet to resolve any difference between the audits.

(vii) If agreement cannot be reached within two (2) weeks thereafter, then the auditors shall together select a third auditor (who shall be a Qualified Auditor not affiliated with and who does not perform services for either party or their affiliates) to which they shall each promptly submit their findings in a final report, with copies submitted simultaneously to the first two (2) auditors, Tenant and Landlord. Within two (2) weeks after receipt of such findings, the third auditor shall determine which of the two reports best meets the Terms of this Lease, which report shall become the “Final Finding”. The third auditor shall not have the option of selecting a compromise between the first two auditors’ findings, nor to make any other finding.

(viii) If the Final Finding determines that Landlord has overcharged Tenant, Landlord shall credit Tenant toward the payment of additional Rent next due and payable under this Lease the amount of such overcharge. If the Final Finding determines that Tenant was undercharged, then within twenty (20) days after the Final Finding, Tenant shall reimburse Landlord the amount of such undercharge.

(ix) If the Final Finding results in a determination that Landlord overstated Operating Expenses by more than five percent (5%) for the calendar year subject to the audit, Landlord shall pay its own audit costs and reimburse Tenant for its costs associated with said audits. In all other events, each party shall pay its own audit costs, including one-half (1/2) of the cost of the third auditor.

(x) The results of any audit of Operating Expenses hereunder shall be treated by Tenant, all auditors, and their respective employees and agents as confidential, and shall not be discussed with nor disclosed to any third party, except for disclosures required by applicable law, court rule or order or in connection with any litigation or arbitration involving Landlord or Tenant.

6. Late Charge. Other remedies for non-payment of rent notwithstanding, if any monthly installment of Base Rent or additional Rent is not received by Landlord on or before the date due, or if any payment due Landlord by Tenant which does not have a scheduled due date is not received by Landlord on or before the tenth (10th) business day following the date Tenant was invoiced for such charge, a late charge of five percent (5%) of such past due amount shall be immediately due and payable as additional Rent; provided, however, that Tenant shall be entitled to notice of non-payment and a five (5) day cure period prior to the imposition of such late charge on the first (1st) occasion in any twelve (12) month period in which Tenant fails to timely pay any installment of Rent (and, during such cure period, Landlord will not draw upon the letter of credit (defined in Article 8 below) as a result of Tenant’s non-payment, provided that Tenant is not otherwise in Default hereunder and no other amounts payable hereunder are past due. Additionally, interest shall accrue on all delinquent amounts from the date past due until paid at the lower of (a) the rate of one and one-half percent (1-1/2%) per month or fraction thereof from the date such payment is due until paid, or (b) the highest rate permitted by applicable law (the “Interest Rate”).

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7. Partial Payment. No payment by Tenant or acceptance by Landlord of an amount less than the Rent herein stipulated shall be deemed a waiver of any other rent due. No partial payment or endorsement on any check or any letter accompanying such payment of rent shall be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to Landlord’s right to collect the balance of any Rent due under the Terms of this Lease or any late charge or interest assessed against Tenant hereunder.

8. Cash Deposit; Letter Of Credit.

(a) Generally. Concurrently with Tenant’s execution and delivery of this Lease to Landlord, Tenant will deliver to Landlord the sum of twenty five thousand dollars ($25,000.00) (the “Cash Deposit”). Additionally, on or before the date that is five (5) business days following Tenant’s execution and delivery of this Lease to Landlord (the “Outside Letter Of Credit Date”), Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates it may suffer) as a result of Tenant’s failure to timely comply with one or more provisions of this Lease, including, but not limited to, any post lease termination damages under Section 1951.2 of the California Civil Code, a standby, unconditional, irrevocable, transferable (with Tenant responsible for the payment of any transfer fee or charge imposed by the issuing bank, as defined below) letter of credit (the “Letter of Credit”) in the form of Exhibit H attached hereto or such other form approved in writing in advance by Landlord and containing the Terms required herein, in the face amount set forth in Section 9 of the Basic Lease Provisions (the “Letter of Credit Amount”), naming Landlord as beneficiary, issued (or confirmed) by a financial institution acceptable to Landlord (the “Issuing Bank”), permitting multiple and partial draws thereon from a location in San Francisco, California or Manhattan, New York (or, alternatively, permitting draws via overnight courier or facsimile in a manner acceptable to Landlord), and otherwise in form acceptable to Landlord in its reasonable discretion. Landlord hereby approves Wells Fargo Bank, N.A., as the issuing bank. Tenant expressly acknowledges that unless and until Tenant delivers the Letter of Credit in accordance with the provisions of this Section 8(a), the Delivery Conditions will not be satisfied, no allowance (defined in the work agreement) funds will be paid or payable to Tenant and no commissions will be paid or payable to either Landlord’s broker or Tenant’s broker with respect to this Lease (and to the fullest extent allowed under applicable law, Tenant will indemnify, defend, protect and hold Landlord harmless from and against any and all loss, cost, damage or liability arising out of any claim by either such broker for the payment of any such commission funds made prior to Tenant’s delivery of the Letter of Credit), and if Tenant fails to deliver the Letter of Credit by the Outside Letter Of Credit Date, Landlord will have the unilateral right to terminate this Lease by written notice. In the event of any such termination of this Lease by Landlord, Landlord shall retain the Cash Deposit as liquidated damages for Tenant’s failure to timely deliver the Letter of Credit, which amount Tenant expressly agrees and acknowledges is a reasonable approximation of Landlord’s cost and damages incurred in the negotiation and preparation of this Lease. If Tenant delivers the Letter of Credit to Landlord prior to Landlord’s termination of this Lease as set forth in the immediately preceding sentences, Landlord will promptly return the Cash Deposit to Tenant. The Letter of Credit shall be “callable” at sight, permit partial draws and multiple presentations and drawings, and be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-rev), International Chamber Of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber Of Commerce Publication #590. In the event of an assignment by Tenant of its interest in this Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute Letter of Credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the attorneys’ fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) business days of billing. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, amendment, renewal or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) that is the later to occur of (x) the date that is ninety (90) days

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after the scheduled expiration of the Term and (y) the date that is ninety (90) days after Tenant vacates the Premises and completes any restoration or repair obligations. In furtherance of the foregoing, Landlord and Tenant agree that the Letter of Credit shall contain a so-called “Evergreen Provision,” whereby the Letter of Credit will automatically be renewed unless at least sixty (60) days’ prior written notice of non-renewal is provided by the issuing bank to Landlord; provided, however, that the final expiration date identified in the Letter of Credit, beyond which the Letter of Credit shall not automatically renew, shall not be earlier than the Final LC Expiration Date. Tenant shall neither assign nor encumber the Letter of Credit or any part thereof. Neither Landlord nor its successors or assigns will be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance by Tenant in violation of this Article . If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new or amended Letter of Credit or certificate of renewal or extension to Landlord not later than thirty (30) days prior to the expiration or termination of the Letter of Credit then held by Landlord. Any renewal, amended or replacement Letter of Credit shall comply with all of the provisions of this Article 8. Landlord will use commercially reasonable efforts to notify Tenant in the event that Landlord draws upon the Letter of Credit in accordance with the provisions of this Section 8(b), but prior notice to Tenant shall not be a condition precedent to Landlord’s right to draw upon the Letter of Credit.

(b) Drawing Under Letter of Credit. Landlord, or its then managing agent, without prejudice to any other remedy provided in this Lease or by law, shall have the right to draw down an amount up to the face amount of the Letter of Credit if any of the following shall have occurred or be applicable: (i) rent is at least five (5) days past due to Landlord (subject to the provisions of Article 6 above) under the Terms and conditions of this Lease; or (ii) Tenant is in Default, or (iii) Tenant has filed a voluntary petition under the U.S. Bankruptcy Code or any State bankruptcy code (collectively, “Bankruptcy Code”), or (iv) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (vi) Tenant executes an assignment for the benefit of creditors, or (v) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (vii) the Issuing Bank has notified Landlord that the Letter of Credit will not be renewed or extended through the final LC Expiration Date or (viii) Tenant fails to timely provide a replacement Letter of Credit pursuant to the penultimate sentence of Section 8(a) above (the events described in clauses (iii), (iv), (v) and (vi) above, collectively, being referred to herein as an “Insolvency Event”). Upon any such draw, Landlord may use all or any part of the proceeds as set forth in this Article 8.

(c) Use of Proceeds by Landlord. The proceeds of any draw upon the Letter of Credit shall be used to pay for damages suffered by Landlord (or which Landlord reasonably estimates it will suffer) (the “Unused Proceeds”). Any Unused Proceeds shall be paid by Landlord to Tenant (x) upon receipt by Landlord of a replacement Letter of Credit in the full Letter of Credit Amount, which replacement Letter of Credit shall comply in all respects with the requirements of this Article 8, or (y) within thirty (30) days after the final LC Expiration Date; provided, however, that if prior to the final LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the bankruptcy code, then Landlord shall not be obligated to make such payment in the amount of the Unused Proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in any case pursuant to a final court order not subject to appeal or any stay pending appeal.

(d) Additional Covenants of Tenant.

(i) Replacement of Letter of Credit if Issuing Bank No Longer Satisfactory to Landlord. If, at any time during the Term, Landlord determines that (a) the Issuing Bank is closed for any reason, whether by the Federal Deposit Insurance Corporation (“FDIC”), by any other governmental authority, or otherwise, or (b) the Issuing Bank fails to meet any of the following three ratings standards as

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to its unsecured and senior, long-term debt obligations (not supported by third party credit enhancement): (x) “A2” or better by Moody’s Investors Service, or its successor, (y) “A” or better by standard & poor’s rating service, or its successor; or (z) “A” or better by Fitch Ratings, or its successor, or (c) the Issuing Bank is no longer considered to be well capitalized under the “Prompt Corrective Action” rules of the FDIC (as disclosed by the Issuing Bank’s report of condition and income (commonly known as the “Call Report”) or otherwise), or (d) the Issuing Bank has been placed into receivership by the FDIC , or has entered into any other form of regulatory or governmental receivership, conservatorship or other similar regulatory or governmental proceeding, or is otherwise declared insolvent or downgraded by the FDIC or other governmental authority (any of the foregoing, an “Issuing Bank Credit Event”), then, within ten (10) calendar days following Landlord’s notice to Tenant, Tenant shall deliver to Landlord a new Letter of Credit meeting the terms of this Article 8 issued by an Issuing Bank meeting Landlord’s credit rating standards and otherwise acceptable to Landlord, in which event, Landlord shall return to Tenant the previously held Letter of Credit. If Tenant fails to timely deliver such replacement Letter of Credit to Landlord, such failure shall be deemed a Default by Tenant under this Lease, without the necessity of additional notice or the passage of additional grace periods, entitling Landlord to draw upon the Letter of Credit.

(ii) Replacement of Letter of Credit Upon Draw. If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit plus any cash proceeds previously drawn by Landlord and not applied pursuant to Section 8(c) above shall be less than the Letter of Credit Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional Letter(s) of Credit in an amount equal to the deficiency (or a replacement or amended Letter of Credit in the total Letter of Credit Amount), and any such additional (or replacement or amended) Letter of Credit shall comply with all of the provisions of this Article 8; notwithstanding anything to the contrary contained in this Lease, if Tenant fails to timely comply with the foregoing, the same shall constitute a Default by Tenant under this Lease, without the necessity of additional notice or the passage of additional grace periods.

(e) Nature of Letter of Credit. Landlord and Tenant (i) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the security deposit laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the security deposit laws. Without limiting the generality of the foregoing, Tenant hereby agrees that Landlord may claim those sums specified in Section 8(c) above and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by the acts or omissions of Tenant or Tenant’s breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the Termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.

(f) Reduction in Letter of Credit Amount. Provided that the Reduction Conditions (defined below) are satisfied as of the later to occur of a reduction date (defined below) and the date of Tenant’s applicable reduction request, upon written request by Tenant, the face amount of the Letter of Credit may be reduced as follows: (i) to $3,453,637.00, as of the first (1st) reduction date; and (ii) to $3,069,899.00, as of the second (2nd) Reduction Date; and (iii) to $2,686,161.00, as of the third (3rd) reduction date; and (iv) to $2,302,423.00, as of the fourth (4th) and final reduction date. Any reduction in the Letter of Credit Amount shall be accomplished by Tenant providing Landlord with a substitute Letter of Credit or an amendment to the existing Letter of Credit, in the reduced amount. In no event shall the

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Letter of Credit Amount be reduced below $2,302,423.00 during the Term. Notwithstanding the foregoing, if, at any time following any reduction in the Letter of Credit Amount pursuant to the provisions of this Section 8(f), an event occurs which would entitle Landlord to draw upon the Letter of Credit, at Landlord’s option, to be exercised by written notice delivered to Tenant, the Letter of Credit Amount will be reinstated to $3,837,375.00, in which event Tenant shall so reinstate the Letter of Credit Amount to such sum within ten (10) business days following delivery of Landlord’s notice. Tenant’s failure to timely reinstate the Letter of Credit Amount as described herein shall constitute a Default by Tenant under this Lease, without the necessity of additional notice or the passage of additional grace periods. As used herein, the “Reduction Conditions” shall mean that (i) Tenant is not in Default, (2) no Issuing Bank Credit Event then exists, (3) no Insolvency Event then exists, (4) Tenant has not previously been in Default and no Insolvency Event has previously occurred, (5) no event which, with notice, the passage of time, or both, would constitute a Default, then exists and (6) Tenant has been “cash flow positive,” on an EBITDA (earnings before interest, Taxes, depreciation and amortization) basis, during each financial quarter during the immediately preceding twelve (12) month period, as shown on Tenant’s then most current audited financial statements. As used herein, the “Reduction Date” shall mean: the fourth (4th) anniversary of the Initial Premises Rent Commencement Date, and each subsequent anniversary thereafter, provided that there shall be no more than four (4) Reduction Dates.

9. Use of Premises.

(a) Generally. Tenant shall use and occupy the Premises for general office purposes of a type customary for first-class office buildings and for no other purpose. The Premises shall not be used for any illegal purpose, nor in violation of any valid regulation of any governmental body, nor in any manner to create any nuisance or trespass, nor in any manner which will void the insurance or increase the rate of insurance on the Premises or the Building, nor in any manner inconsistent with the first-class nature of the Building, nor in any manner that would cause the occupancy level of the Premises to exceed the standard density limit for the Building (i.e., one occupant per 189 rentable square feet (the “Standard Density”). However, Tenant may occupy the Premises at a density greater than the standard density, provided that such occupancy density is in compliance with applicable law; Tenant acknowledges that the Building’s HVAC and electrical systems and the Base Building are not designed to service space occupied at a density greater than the standard density, and, as a consequence, if and to the extent that Tenant desires additional HVAC services or electrical infrastructure to service any portion of the Premises as a result of Tenant’s occupancy of any portion of the Premises at a density greater than the standard density, Tenant will bear the cost of providing such additional HVAC service or electrical infrastructure, and, further, if and to the extent that pursuant to applicable Law, any changes to the Base Building or Premises are necessitated as a consequence of such increased occupancy density, Tenant shall be solely responsible for the cost of such changes (which may be carried out by Landlord for the account of Tenant). Tenant may also use the Premises as a training facility for Tenant’s independent contractors who are on site on a temporary basis.

(b) Hazardous Materials.

(i) Tenant shall not cause or permit the receipt, storage, use, location or handling on the Property (including the Building and premises) of any product, material or merchandise which is explosive, highly inflammable, or a “Hazardous Material,” as that term is hereafter defined. “Hazardous Material” shall include all materials or substances which are listed in, regulated by or subject to any applicable federal, state or local laws, rules or regulations from time to time in effect, including, without limitation, hazardous waste (as defined in the Resource Conservation And Recovery Act); hazardous substances (as defined in the Comprehensive Emergency Response, Compensation and Liability Act, as amended by the superfund amendments and reauthorization act); gasoline or any other petroleum product or by-product or other hydrocarbon derivative; toxic substances (as defined by the Toxic Substances Control Act); insecticides, fungicides or rodenticides (as defined in the Federal Insecticide,

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Fungicide, and Rodenticide Act); and asbestos, radon and substances determined to be hazardous under the Occupational Safety and Health Act or regulations promulgated thereunder. Notwithstanding the foregoing, Tenant shall not be in breach of this provision as a result of the presence in the Premises of minor amounts of Hazardous Materials which are in compliance with all applicable laws, ordinances and regulations and are customarily present in a general office use (e.g., copying machine chemicals and kitchen cleansers).

(ii) Without limiting in any way Tenant’s obligations under any other provision of this Lease, but subject to the provisions of Section 23(e) below, Tenant and its successors and assigns shall indemnify, protect, defend (with counsel approved by Landlord) and hold Landlord, its partners, officers, directors, shareholders, employees, agents, lenders, contractors and each of their respective successors and assigns (the “Indemnified Parties”) harmless from any and all claims, damages, liabilities, losses, costs and expenses of any nature whatsoever, known or unknown, contingent or otherwise (including, without limitation, attorneys’ fees, litigation, arbitration and administrative proceedings costs, expert and consultant fees and laboratory costs, as well as damages arising out of the diminution in the value of the Premises, the Property or any portion thereof, damages for the loss of the Premises or the Property or any portion thereof, damages arising from any adverse impact on the marketing of space in the Premises, and sums paid in settlement of claims), which arise during or after the Term in whole or in part as a result of the presence or suspected presence of any Hazardous Materials, in, on, under, from or about the Premises due to Tenant’s acts or omissions, except to the extent such claims, damages, liabilities, losses, costs and expenses arise out of or are caused by the negligence or willful misconduct of any of the indemnified patties. Landlord and its successors and assigns shall indemnify and hold Tenant and its successors and assigns harmless against all such claims or damages to the extent arising out of or caused by the negligence or willful misconduct of Landlord, its agents or employees and against any and all claims, damages, liabilities, losses, costs and expenses of any nature whatsoever (including, without limitation, attorneys’ fees, litigation, arbitration and administrative proceedings costs, expert and consultant fees and laboratory costs, damages for the loss of the Premises or any portion thereof, and sums paid in settlement of claims), but subject to the provisions of Section 23(e) and Article 25 below, regarding the presence of Hazardous Materials in the Premises in concentrations or quantities which violate applicable laws and which presence is attributable to the acts or omissions of Landlord. Additionally, if it determined that the Premises (or any portion thereof) contains Hazardous Materials as of the Delivery Date in amounts or concentrations which violate applicable law in effect as of the Delivery Date, Landlord, not Tenant, shall be responsible for the appropriate remediation of same in accordance with applicable law. The indemnities contained herein shall survive the expiration or earlier termination of this Lease.

10. Compliance with Laws.

(a) By Tenant. Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity which are now in force or which may hereafter be enacted or promulgated, including, without limitation, the Americans with Disabilities Act of 1990, as amended (collectively, “Law(s)”), regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises. In addition, Tenant, at its sole cost and expense, shall promptly comply with any Laws that relate to the Base Building and/or any areas of the Building or the Property outside the Premises, but only to the extent such obligations are triggered by Tenant’s particular use of the Premises (as opposed to office use in general), alterations or improvements in the Premises performed by or on behalf of Tenant, or Tenant’s occupancy of the Premises or any portion of the Premises at a density which is in excess of the Standard Density. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law.

(b) By Landlord. Landlord shall comply with all laws relating to the Base Building (exclusive of any Building Systems that were constructed by or for the benefit of Tenant) and the common areas, provided that such compliance with laws is not the responsibility of Tenant under this Lease, and

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provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a temporary certificate of occupancy or its equivalent for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees, or would otherwise materially, adversely affect Tenant’s use of the Premises, and as to any and all areas of property, is not the responsibility of Tenant under this Lease. Notwithstanding the foregoing, Landlord shall have the right to contest in good faith any alleged violation of law, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Section 10(6) to the extent consistent with the Terms of Section 5(6) above.

11. Waste Disposal. All normal day-to-day trash and waste (i.e., waste that does not require special handling pursuant to the second sentence of this Article 11 and acceptable to be deposited into the Building’s compactors) shall be disposed of through the Building’s janitorial service. Tenant shall be responsible for the removal and disposal of any waste deemed by any governmental authority having jurisdiction over the matter to be hazardous or infectious waste or waste requiring special handling or waste that cannot be deposited in a compactor according to city or local regulations, such removal and disposal to be in accordance with any and all applicable laws. Tenant agrees to separate and mark appropriately all waste to be removed and disposed of through the Building’s janitorial service and hazardous, infectious or special waste to be removed and disposed of by Tenant pursuant to the immediately preceding sentence.

12. Rules and Regulations. The current rules and regulations of the Building, a copy of which is attached hereto as exhibit d, and all reasonable rules and regulations and modifications thereto which Landlord may hereafter from time to time adopt and promulgate after notice thereof to Tenant (collectively, the “Rules and Regulations”) are hereby made a part of this Lease and shall be observed and performed by Tenant, its agents, employees and invitees.

13. Services. Generally. The normal business hours of the Building (“Building Service Hours”) shall be from 6:00 a.m. to 6:00 p.m. on Monday through Friday, exclusive of Building Holidays as designated by Landlord in Landlord’s reasonable discretion (“Building Holidays”) (for avoidance of doubt, Landlord will be deemed to have reasonably designated a day as a Building Holiday if such designation is reasonably commensurate with similar designations by owners of similar Comparable Buildings (defined in Exhibit G)). Initially and until further notice by Landlord to Tenant, the Building Holidays shall be: new year’s day, Martin Luther King, Jr. Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day And Christmas Day. Landlord shall furnish the following services during the Building service hours except as noted:

(i) Passenger elevator service at all times;

(ii) Heating, ventilation and air conditioning (“HVAC”) reasonably adequate to allow for the comfortable occupancy of the Premises, subject to governmental regulations and provided that the occupancy level of the Premises and the heat generated by electrical lighting and fixtures do not exceed the following thresholds:

(A) occupant load: the Standard Density; and

(B) Equipment & Lighting Load: 4.0 watts per usable square foot.

(iii) Water at all times for all restrooms and lavatories;

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(iv) Janitorial service Monday through Friday (exclusive of building Holidays);

(v) A connection point on each floor of the Premises for Tenant’s lighting fixtures and incidental use equipment, provided that (a) the demand electrical load of the incidental use equipment does not exceed four (4) watts per usable square foot of the Premises during Building Service Hours and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts and no electric circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes, and (b) the demand electrical load of Tenant’s lighting fixtures does not exceed an average of one (1) watt per usable square foot of the Premises during building hours and the electricity so furnished for Tenant’s lighting will be at a nominal two hundred seventy-seven (277) volts, which electrical usage shall be subject to applicable laws and regulations, including Title 24 (the “Standard Electrical Allocation”) (Tenant shall pay for any electrical service in excess of the Standard Electricity Allocation); and

(vi) Replacement of Building standard lamps and ballasts as needed from time to time.

(b) Extra Services. Except as expressly set forth herein, Tenant shall have no right to any services in excess of those provided herein; however:

(i) Tenant shall have the right to receive HVAC service during hours other than building service hours by paying Landlord’s then standard charge for additional HVAC service and providing such prior notice as is reasonably specified by Landlord.

(ii) if Tenant is permitted to connect any supplemental HVAC units to the Building’s condenser water loop or chilled water line, such permission shall be conditioned upon Landlord having adequate excess capacity from time to time and such connection and use shall be subject to Landlord’s reasonable approval and reasonable restrictions imposed by Landlord, and Landlord shall have the right to charge Tenant a connection fee and/or a monthly usage fee, as reasonably determined by Landlord;

(iii) Landlord shall have the right to measure Tenant’s electrical usage by commonly accepted methods, including the installation of measuring devices such as submeters and check meters. If it is determined that Tenant is using electricity in such quantities or during such periods as to cause the total cost of Tenant’s electrical usage, on a monthly, per rentable square foot basis, to exceed the Standard Electricity Allocation, Tenant shall pay Landlord as additional Rent the estimated cost of such excess electrical usage and, if applicable, for the cost of purchasing, installing and maintaining the measuring device(s);

(iv) If Tenant installs or operates a server room or supplemental HVAC units or other forms of high-consumption equipment or areas, Landlord will have the right to install, at Tenant’s sole cost and expense, a separate electrical meter to measure Tenant’s electrical consumption in such areas or from such equipment and to require that Tenant pay Landlord directly for the electricity consumed in such areas or by such equipment, on a monthly basis, within ten (10) days after the delivery of an invoice from Landlord; and

(v) if Tenant uses any other services in an amount or for a period in excess of that provided for herein, then Landlord reserves the right to charge Tenant as additional Rent hereunder a reasonable sum as reimbursement for the cost of such added services, and to charge Tenant for the cost of any administrative time, additional equipment or facilities or modifications thereto which are necessary to provide the additional services, and/or to discontinue providing such excess services to Tenant.

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(c) Interruptions. Landlord shall not be liable for any damages directly or indirectly resulting from the interruption in any of the services described above, nor shall any such interruption entitle Tenant to any abatement of rent or any right to terminate this Lease or be deemed an eviction, constructive or actual. Landlord shall use reasonable efforts to furnish uninterrupted services as required above. Tenant hereby waives the provisions of California Civil Code Section 1932(1) and any other applicable existing or future Law permitting the termination of this Lease due to an interruption, failure or inability to provide any services. Notwithstanding the foregoing, in the event that any interruption or discontinuance of services provided by Landlord pursuant to Article 13(a) above (i) was within the reasonable control of Landlord to prevent (and was not caused in any way by the act or omission of Tenant or Tenant’s employees, agents, invitees or contractors), (ii) continues beyond five (5) business days after the date of delivery of written notice from Tenant to Landlord, and (iii) materially and adversely affects Tenant’s ability to conduct business in the Premises, or any material portion thereof, and (iv) on account of such interruption or disturbance Tenant ceases doing business in the Premises (or any material portion thereof), Base Rent shall abate proportionately, beginning on the sixth (6th) business day after delivery of said notice and continuing for so long as Tenant remains unable to (and in fact does not) conduct its business in the Premises or such portion thereof. To the extent within Landlord’s reasonable control, Landlord agrees to use reasonable efforts to restore such interrupted or discontinued service as soon as reasonably practicable.

14. Telephone and Data Equipment. Landlord shall have no responsibility for providing to Tenant any telephone or data equipment, including wiring, within the Premises or for providing telephone or data service or connections to the Premises, except as required by law. Tenant shall not alter, modify, add to or disturb any telephone or data wiring in the Premises or elsewhere in the Building without the Landlord’s prior written consent which shall not be unreasonably withheld or delayed. Tenant shall be liable to Landlord for any damage to the telephone or data wiring in the Building due to the act, negligent or otherwise, of Tenant or any employee, agent, invitee or contractor of Tenant. Tenant shall have no access to the telephone or data closets within the Building, except in the manner and under procedures established by Landlord. Tenant shall promptly notify Landlord of any actual or suspected failure of telephone or data service to the Premises. All costs incurred by Landlord for the installation, maintenance, repair and replacement of telephone or data wiring within the Building shall be an operating expense unless and to the extent Landlord is separately reimbursed for such costs by any Tenants of the Building. Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Premises, or otherwise, due to the interruption or failure of telephone or data services to the Premises, unless the interruption or failure was caused by Landlord’s negligence or willful misconduct (and in such event subject to the provisions of Section 23(e) and Article 25 below). Tenant hereby holds Landlord harmless and agrees to indemnify, protect and defend Landlord from and against any liability for any damage, loss or expense due to any failure or interruption of telephone or data service to the Premises for any reason, except in the event that the interruption or failure was caused by Landlord’s negligence or willful misconduct. Tenant agrees to obtain business interruption insurance adequate to cover any damage, loss or expense occasioned by the interruption of telephone or data service. All electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant is referred to herein as “Cable”. Landlord may designate specific contractors with respect to oversight, installation, repair, connection to, and removal of vertical Cable. All Cable shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Cable with wire) to show Tenant’s name, suite number, and the purpose of such Cable (i) every 6 feet outside the Premises (specifically including, but not limited to, the electrical room risers and any common areas), and (ii) at the Termination point(s) of such Cable.

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15. Signs.

(a) Generally. Tenant shall not paint or place any signs, placards, or other advertisements of any character upon the windows of the Premises (except with the prior consent of Landlord, which consent may be withheld by Landlord in its absolute discretion), and Tenant shall place no signs upon the outside walls, the common areas or the roof of the Building except as expressly provided Section 15(d) below.

(b) Building-Standard Signage. Landlord, at Landlord’s sole cost and expense, shall initially provide Tenant with Building-standard signage in the elevator floor lobby. Any subsequent changes to, or revisions or replacements of such signage, shall be at Tenant’s sole cost and expense.

(c) Custom Signage on Full Floors. For so long as any portion of the Premises consists of a full floor, Tenant shall have the right to install custom signage identifying Tenant in the elevator lobby on such full floor provided that (i) the design, materials and method of installation of such signage shall be subject to the prior written approval of Landlord (not to be unreasonably withheld, conditioned or delayed), (ii) Tenant will be solely responsible for the repair and maintenance of such signage and (iii) at the expiration or sooner termination of this Lease (or at any time that the Premises no longer consists of the entire floor), Tenant, at Tenant’s sole expense, shall remove such signage and repair all damage caused by the installation or removal of such signage to Landlord’s reasonable satisfaction (alternatively, at Landlord’s option, Landlord will perform some or all of such work and Tenant will reimburse Landlord for the cost of such work as additional Rent hereunder within forty five (45) days following demand). Tenant’s removal/repair obligations as set forth herein will survive the expiration or sooner termination of this Lease.

(d) Window Signage (Suite 100 Only). The original Tenant named hereunder only, and not any subtenant or assignee, will have the right, subject to the conditions set forth below, to install signage at a mutually acceptable location on the exterior window of Suite 100 (such location and signage, when agreed upon, to be added to this Lease as Exhibit H attached hereto) (the “Window Signage”). The Window Signage may only include Tenant’s name (i.e., Maple Bear, Inc. or “Instacart”) and may not include any other content without Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion. Tenant expressly acknowledges that Tenant shall be solely responsible for obtaining any necessary governmental approvals for all exterior signage, and that Tenant’s failure to so procure such governmental approvals shall not give rise to any additional rights on the part of Tenant hereunder, or be deemed as a breach or Default on the part of Landlord under this Lease. Tenant shall have the right, at Tenant’s sole cost and expense, to install the Window Signage, if and for so long as: (i) the original Tenant has not assigned its interest in this Lease, (ii) Tenant has not sublet (w) all or any portion of Suite 100 to any entity or individual, or (y) more than thirty five percent (35%) of the Rentable area of the Premises in aggregate (other than pursuant to a permitted transfer), (iii) Tenant is in actual occupancy of (y) all of Suite 100 and (z) at least 65% of the rentable area of the Premises and (iv) Tenant is not in Default (the “Window Signage Conditions”). Tenant, at its sole cost and expense, but with the assistance of Landlord as may be reasonably required (at no cost to Landlord), shall obtain all building permits and zoning and regulatory approval necessary for the installation of any Window Signage. All costs in connection with the Window Signage, including any costs for the design, installation, supervision of installation, maintenance, repair and removal, will be at Tenant’s expense. Tenant shall submit to Landlord reasonably detailed drawings of any proposed Window Signage, including without limitation, the size, materials, shape and lettering, for review and approval by Landlord in Landlord’s sole discretion. All Window Signage shall, at Landlord’s option, conform to the standards of design and motif established by Landlord for the exterior areas of the Building. Tenant will at all times keep all Window Signage in a neat and clean condition and will promptly repair any deterioration of such Window Signage so that at all times it is in first class condition. Tenant shall reimburse Landlord for any reasonable out of pocket costs associated with Landlord’s review and supervision related to the Window Signage as hereinbefore provided. Tenant will be responsible for the

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repair of any damage that the installation of the Window Signage may cause to the Building to Landlord’s reasonable satisfaction. Upon the Expiration Date or the sooner termination of this Lease or at any time when the Window Signage conditions are not satisfied, Tenant will remove all Window Signage and repair and restore any damage to the Building resulting from such removal to Landlord’s reasonable satisfaction at Tenant’s expense.

16. Parking.

(a) Tenant Parking. Tenant shall have the right to rent, commencing on the commencement date, up to the number of valet parking passes set forth in the Basic Lease Provisions, on a monthly basis throughout the Term, which parking passes shall pertain to the project parking facility. Tenant shall pay to Landlord (or, at Landlord’s election, to Landlord’s parking operator or to any Tenant leasing the Property parking facility from Landlord) for such parking passes on a monthly basis the prevailing rate charged from time to time at the location of such parking passes. In addition, Tenant shall be responsible for the full amount of any Taxes imposed by any governmental authority in connection with the Renting of such parking passes by Tenant or the use of the parking facility by Tenant. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located (including any sticker or other identification system and the prohibition of vehicle repair and maintenance activities in the Property’s parking facilities), Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations and Tenant not being in Default under this Lease, Tenant’s use of the Property parking facility shall be at Tenant’s sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant’s, its employees’ and/or visitors’ use of the parking facilities. Tenant’s rights hereunder are subject to the Terms of any Underlying Documents; provided that, the Terms of the underlying documents (defined below) shall not alter Tenant’s rights under this Section 16(a). Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Property parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of rent under this Lease, from time to time, close-off or restrict access to the Property parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator or to any Tenant leasing the Property marking facility from Landlord, in which case such parking operator or such Tenant shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Section 16(a) are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned subleased or otherwise alienated by Tenant without Landlord’s prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking. As used herein, “Underlying Documents” shall mean any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any covenants, conditions and restrictions affecting the Property, and reciprocal easement agreements affecting the Property, any parking licenses, and any agreements with transit agencies affecting the Property. Notwithstanding the foregoing, Tenant acknowledges that there is currently no visitor parking at the Project parking facility.

(b) Bicycle Parking. Tenant shall have the non-exclusive right to use the bicycle storage area designated on the ground floor plaza level of the Building (the “Bicycle Storage Area”). Tenant’s right to use the Bicycle Storage Area is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the Bicycle Storage Area, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations and Tenant not being in Default. Tenant’s use of the Bicycle Storage Area shall be at Tenant’s

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sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the bicycles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the bicycle storage rights granted herein or any of Tenant’s, its employees and/or visitors’ use of the Bicycle Storage Area. Landlord specifically reserves the right to change the location, size, configuration, design, layout and all other aspects of the Property Bicycle Storage Area at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of rent under this Lease, from time to time, on a temporary basis, close-off or restrict access to the Bicycle Storage Area. At Landlord’s option, each of the employees of Tenant and its subtenants who desire to use the Bicycle Storage Area shall first sign and deliver to Landlord an agreement regarding use of the Bicycle Storage Area (“Bicycle Storage Use Agreement”) in Landlord’s standard form (a copy of Landlord’s current form being attached hereto as Exhibit I), as the same may be revised from time to time. Tenant understands and agrees that no person shall be permitted use of or access to the Bicycle Storage Area unless and until such individual shall have first signed and delivered the Bicycle Storage Use Agreement to Landlord. Each person’s continued right to use the Bicycle Storage Area shall be conditioned upon such person abiding by the bicycle storage use agreement and all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the Bicycle Storage Area.

17. Force Majeure. In the event of a strike, lockout, labor trouble, civil commotion, an act of god, or any other event beyond a party’s reasonable control (a “Force Majeure Event”) which results in such party being unable to timely perform its obligations hereunder (other than the inability to pay any amount due hereunder), and so long as such party diligently proceeds to perform such obligations after the end of such Force Majeure Event, such party shall not be in breach hereunder.

18. Repairs and Maintenance By Landlord. Tenant, by taking possession of the Premises, shall accept and shall be held to have accepted the Premises as suitable for the use intended by this Lease. In no event shall Tenant be entitled to compensation or any other damages or any other remedy against Landlord in the event the Premises are not deemed suitable for Tenant’s use. Landlord shall not be required, after possession of the Premises has been delivered to Tenant, to make any repairs or improvements to the Premises, except as expressly set forth in this Lease (including Section 1(c) above). Except for damage caused by Casualty or any Taking (which shall be governed by Articles 21 and 22 below), and subject to normal wear and tear, Landlord shall maintain in good repair (i) the structural elements of the Building, including the exterior walls and foundation, (ii) the common areas, and (iii) the mechanical, electrical, plumbing and HVAC systems which serve the Building in general, provided such repairs are not occasioned by Tenant or any employee, agent, invitee or contractor of Tenant. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, and any similar or successor laws now or hereafter in effect.

19. Repairs By Tenant. Except as described in Article 18 above, Tenant shall, at its sole cost and expense, maintain the Premises in good repair and in a neat and clean, first-class condition, including making all necessary repairs and replacements. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor coverings; (b) interior partitions; (e) doors; (d) the interior side of demising walls; (e) alterations (as defined in Article 20); (f) supplemental air conditioning units, kitchens (including hot water heaters), plumbing, and similar facilities exclusively serving Tenant, whether such items are installed by or on behalf of Tenant or are currently existing in the Premises (except to the extent such facilities are part of the Building systems, which shall be governed by Article 18 above) and (g) Cable. Tenant shall further, at its own cost and expense, repair or restore any damage or injury to all or any part of the Building or Property caused by Tenant or Tenant’s agents, employees, invitees or contractors, including but not limited to any repairs or replacements necessitated by (i) the construction or installation of improvements to the Premises by or on behalf of Tenant, and (ii) the moving of any property into or out of the Premises; at Landlord’s option, Landlord will perform such work and Tenant will pay Landlord the cost

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thereof plus a commercially reasonable administrative fee. If Tenant fails to make any repairs or replacements required pursuant to this Article 19 within fifteen (15) days after notice from Landlord (or within such shorter period as Landlord may specify in the event of an emergency), Landlord may, at its option, upon prior reasonable notice to Tenant (except in an emergency) make the required repairs or replacements and the costs of such repairs or replacements (including Landlord’s administrative charge) shall be charged to Tenant as additional Rent and shall be due and payable within ten (10) days following written demand.

20. Alterations and Improvements/Liens.

(a) Generally. Except for minor, decorative alterations that (i) are performed below the ceiling of the Premises, (ii) do not affect the Building’s structure or systems, (iii) will not create excessive noise or result in the dispersal of odors or debris (including dust or airborne particulate matter), (iv) are not visible from outside the Premises, (v) do not require the procurement of a building permit, and (vi) do not cost in excess of $50,000.00 in the aggregate, Tenant shall not make or allow to be made any alterations, physical additions or improvements in or to the Premises (“Alterations”) without first obtaining in writing Landlord’s written consent for such Alterations, which consent will not be unreasonably withheld or delayed; provided, however, that such consent may be granted or withheld in Landlord’s sole discretion if the Alterations will affect the Building’s structure or systems, or will be visible from outside the Premises. Prior to starting work, Tenant shall furnish Landlord with plans and specifications (which shall be in CAD format if requested by Landlord); names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to the Base Building and vertical Cable and may also require that Tenant use only union labor for any work in the Building); required permits and approvals; evidence of contractors’ and subcontractors’ insurance in amounts reasonably required by Landlord and naming Landlord, any successor to Landlord, Landlord’s Property manager, and their respective members, beneficiaries, partners, officers, directors, employees and agents and such other persons or entities as Landlord may reasonably request as additional insureds (any contract between Tenant And Tenant’s contractors must expressly require that Landlord and such other parties be so designated as additional insureds and Landlord must be provided with a copy of the relevant endorsement); and any security for payment and performance in amounts reasonably required by Landlord. Tenant shall reimburse Landlord for any sums paid by Landlord for third party examination of Tenant’s plans for Alterations. Landlord’s approval of an alteration shall not be deemed a representation by Landlord that the alteration complies with law. In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any alteration equal to two percent (2%) of the total cost of the alteration, to the extent the cost of the alteration is equal to or less than $500,000.00; plus two percent (2%) of the cost of the alteration to the extent that the cost of the alteration is in excess of $500,000.00, but not more than $1,000,000.00; plus two percent (2%) of any portion of the cost of the alteration in excess of $1,000,000.00. In the event that Landlord grants its consent (if consent is granted) to any such Alterations, and provided that Tenant, and Tenant’s request for consent for such Alterations, expressly requested in bold face, all capital letters, that Landlord notify Tenant whether Tenant will be required to remove all or any portion of any such Alterations at the expiration or sooner termination of this term, Landlord shall also inform Tenant in writing at the time of granting its consent as to whether Landlord requires that the Premises be restored to its state prior to the Alterations at the end of the Term, including any extensions thereof. Upon completion, Tenant shall furnish Landlord with at least three (3) sets of “as-built” plans (as well as a set in CAD format, if requested by Landlord) for Alterations, completion affidavits and full and final, unconditional waivers of lien and will cause a notice of completion to be recorded in the office of the recorder of the county of San Francisco in accordance with Section 8181 of the California Civil Code or any successor statute and will timely provide all notices required under Section 3259.5 of the California Civil Code or any successor statute. Any Alterations shall at once become the property of Landlord; provided, however, that Landlord, at its option, may require Tenant to remove any Alterations prior to the expiration or sooner termination of this Lease (which determination may be made at any time, subject to the provisions set forth above regarding Tenant’s right to request that

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determination concurrently with Landlord’s consent). All costs of any Alterations (including, without limitation, the removal thereof) shall be borne by Tenant. If Tenant fails to promptly complete the removal of any Alterations and/or to repair any damage caused by the removal, Landlord may do so and may charge the cost thereof to Tenant. All Alterations shall be made in a good, first-class, workmanlike manner and in a manner that does not disturb other tenants (i.e., any loud work must be performed during non-business hours) in accordance with Landlord’s then-current guidelines for construction, and Tenant shall maintain appropriate liability and builder’s risk insurance throughout the construction. Tenant will indemnify, defend, protect and hold Landlord harmless from and against any and all claims for injury to or death of persons or damage or destruction of property arising out of or relating to the performance of any Alterations by or on behalf of Tenant. Under no circumstances shall Landlord be required to pay, during the Term (as the same may be extended or renewed), any ad valorem or property tax on such Alterations, Tenant hereby covenanting to pay all such taxes when they become due.

(b) Liens. Nothing contained in this Lease shall authorize or empower Tenant to do any act which shall in any way encumber Landlord’s title to the Building, property, or Premises, nor in any way subject Landlord’s title to any claims by way of lien or encumbrance, whether claimed by operation of law or by virtue of any expressed or implied contract of Tenant, and any claim to a lien upon the Building, property or Premises arising from any act or omission of Tenant shall attach only against Tenant’s interest in the Premises and shall in all respects be Subordinate to Landlord’s title to the Building, property, and premises. If Tenant has not removed any such lien or encumbrance or (provided that Tenant is in good faith contesting such lien or encumbrance) delivered to Landlord a title indemnity, bond or other security reasonably satisfactory to Landlord, within ten (10) days after written notice to Tenant by Landlord, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for making any investigation as to the validity thereof, and the amount so paid shall be deemed additional Rent reserved under this Lease due and payable forthwith.

21. Destruction or Damage.

(a) Completion Estimate. If, as a result of fire or other casualty (each, a “Casualty”), all or any portion of the Premises becomes untenantable or inaccessible, Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord with a written estimate of the amount of time required, using standard working methods, to substantially complete the repair and restoration of the Premises and any common areas necessary to provide access to the Premises (“Completion Estimate”); Landlord will use good faith efforts to provide Tenant with its Completion Estimate within sixty (60) days after the date of any Casualty. Landlord shall promptly forward a copy of the Completion Estimate to Tenant. If the Completion Estimate indicates that the Premises or any common areas necessary to provide access to the Premises cannot be made Tenantable within two hundred seventy (270) days from the date the repair is started (when such repair is made without the payment of overtime or other premiums), then Landlord shall have the right to terminate this Lease upon written notice delivered to Tenant within thirty (30) days following delivery of the Completion Estimate. In addition, Landlord, by notice delivered to Tenant within ninety (90) days after the date of the Casualty, shall have the right to terminate this Lease if the Building or Property shall be damaged by Casualty, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within two hundred seventy (270) days from the date the repairs are started (when. Such repairs are made without the payment of overtime or other premiums); (ii) any holder (defined below) requires that the insurance proceeds or any portion thereof be applied to the payment of the mortgage debt; (iii) the damage is not fully covered by Landlord’s insurance policies; (iv) Landlord decides to rebuild the Building or common areas so that they will be substantially different structurally or architecturally; or (v) the damage occurs during the last twenty-four (24) months of the Term.

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(b) Landlord’s Repair; Abatement. If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises and common areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by law or any other modifications to the common areas deemed desirable by Landlord. Upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any patty designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s insurance with respect to any Alterations; provided if the estimated cost to repair such Alterations exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Within fifteen (15) days after demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the Performance of the repairs to any alteration. In no event shall Landlord be required to spend more for the restoration of the Premises and common areas than the proceeds received by Landlord, whether insurance proceeds under Landlord’s insurance or insurance proceeds or other amounts received from Tenant. Landlord shall not be liable for any inconvenience to Tenant or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, Base Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.

(c) Statutory Waiver. The provisions of this Lease, including this Article 21, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, building or property, and any laws, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar or successor laws now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, building or property.

22. Eminent Domain. Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under law, by eminent domain or conveyance in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property that would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within forty-five (45) days after it first receives notice of the taking. The termination shall be effective as of the Effective Date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent and Tenant’s Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the Property of Landlord. The right to receive compensation or proceeds is expressly waived by Tenant, provided, however, Tenant may file a separate claim for Tenant’s personal property and Tenant’s reasonable relocation expenses, provided the filing of such claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure, and any similar or successor laws.

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23. Insurance; Waivers.

(a) Tenant’s Insurance. Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

(i) Commercial General Liability (“CGL”) Insurance written on an occurrence basis, covering the Premises and all operations of Tenant in or about the Premises against claims for bodily injury, death, property damage products liability and completed operations and to include contractual liability coverage insuring Tenant’s indemnification obligations under this Lease, to be in combined single limits of not less than $2,000,000 each occurrence for bodily injury, death and property damage, $2,000,000 for products/completed operations aggregate, $2,000,000 for personal injury, and to have general aggregate limits of not less than $2,000,000 (per location) and umbrella liability insurance in an amount not less than $5,000,000 for each policy year. The general aggregate limits under the commercial general liability insurance policy or policies shall apply separately to the Premises and to Tenant’s use thereof (and not to any other location or use of Tenant) and such policy shall contain an endorsement to that effect. The certificate of insurance evidencing the CGL form of policy shall specify all endorsements required herein and shall specify on the face thereof that the limits of such policy apply separately to the Premises.

(ii) Insurance covering all of the items included in the heating, ventilating and air conditioning equipment maintained by Tenant, Tenant’s trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, and all Tenant improvements and any Alterations in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of “special form” (formerly, “all risk”) fire and casualty insurance policy. Any policy proceeds from such insurance shall be held in trust by Tenant’s insurance company for the repair, construction and restoration or replacement of the Property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article 21 above.

(iii) Workers’ Compensation insurance in amounts required by law.

(iv) Employer’s Liability coverage of at least $1,000,000.00 per Occurrence.

(v) Business Interruption Insurance equal to not less than fifty percent (50%) of the estimated gross earnings (as defined in the standard form of business interruption insurance policy) of Tenant at the Premises, which insurance shall be issued on an “all risk” basis (or its equivalent).

(b) Requirements for Tenant’s Policies. All policies of the insurance provided for in Section 23(a) above shall be issued in form acceptable to Landlord by insurance companies with a rating and financial size of not less than A:VIII in the most current available “Best’s Insurance Reports”, and licensed to do business in the state in which the Building is located. Each and every such policy:

(i) shall designate Landlord, any successor to Landlord, Landlord’s Property manager, and their respective members, beneficiaries, partners, officers, directors, employees and agents, and any other party reasonably designated by Landlord, as additional insureds, except with respect to the insurance described in Sections 23(a)(ii), (iii) and (iv) above;

(ii) shall be delivered in its entirety (or, in lieu thereof, a certificate in form and substance satisfactory to Landlord) to each of Landlord and any such other parties in Interest prior to any entry by Tenant or Tenant’s employees or contractors onto the Premises and thereafter within five (5) days after the inception (or renewal) of each new policy, and as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent; and

(iii) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

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(c) Additional Insurance Obligations. Tenant shall additionally carry and maintain, at Tenant’s sole cost and expense, such increased amounts of the insurance and such other types of insurance coverage in such reasonable amounts, as may be reasonably requested from time to time by Landlord; provided, however, that (i) Landlord may not require Tenant to adjust its insurance coverage more than once in any twelve (12) month period and (2) the levels and/or types of coverage required by Landlord of Tenant pursuant to the provisions of this Section 23(c) will be reasonably commensurate with the levels or types of coverage then being required of technology company Tenants of similar size and market capitalization in similar space in Comparable Buildings.

(d) Landlord’s Insurance. During the Term, Landlord shall keep in effect (i) commercial property insurance on the Base Building (but not on the Tenant improvements or any Alterations or any of Tenant’s personal property), and (ii) a policy or policies of commercial general liability insurance insuring against liability arising out of the risks of death, bodily injury, property damage and personal injury liability with respect to the Building and property and (iii) such other types of insurance coverage, if any, as Landlord, in Landlord’s good faith discretion, may elect to carry.

(e) Subrogation. Notwithstanding anything to the contrary set forth in this Lease, Landlord and Tenant do hereby waive any and all claims against one another for damage to or destruction of real or personal property to the extent such damage or destruction can be covered by “all risks” property insurance of the type described above. The risk to be borne by each party shall also include the satisfaction of any deductible amounts required to be paid under the applicable “all risks” fire and Casualty insurance carried by the party whose property is damaged, and each party agrees that the other party shall not be responsible for satisfaction of such deductible (this will not preclude Landlord from including deductible payments in insurance expenses). These waivers shall apply if the damage would have been covered by a customary “all risks” insurance policy, even if the party fails to obtain such coverage. The intent of this provision is that each party shall look solely to its insurance with respect to property damage or destruction which can be covered by “all risks” insurance of the type described above. Each such policy shall include a waiver of all rights of subrogation by the insurance carrier against the other party, its agents and employees with respect to property damage covered by the applicable “all risks” fire and Casualty insurance policy.

24. Indemnities.

(a) Tenant’s Indemnity. Tenant will indemnify, defend, protect and hold harmless Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, holders (defined in Section 36(a)) and agents from and against any and all Loss, cost, damage or liability arising in any manner (i) caused anywhere in the Building or on the Property due to the negligence or willful misconduct of Tenant, its agents, contractors or employees or (ii) due to any occurrence in the Premises (or arising out of actions taking place in the Premises), except to the extent caused by the negligence or willful misconduct of Landlord, its agents, or employees, or (iii) arising out of Tenant’s breach or Default under the Terms of this Lease.

(b) Landlord’s Indemnity. Landlord will indemnify, defend, protect and hold Tenant harmless from and against any loss of or damage to any property and any injury to or death of any person arising from any occurrence in the common areas, if caused solely by the negligence or willful misconduct of Landlord, its agents or employees.

(c) General Provisions. The indemnities set forth hereinabove shall include the obligation to pay reasonable expenses incurred by the indemnified party, including, without limitation, reasonable, actually incurred attorneys’ fees, and shall survive the expiration or earlier termination of this Lease. The indemnities contained herein do not override the waivers contained in Section 23(e) above.

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25. Exculpation. Notwithstanding any other provision of this Lease to the contrary, Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Holders and agents from all claims for any injury to or death of persons, damage to property or loss of profits or revenue in any manner related to (a) any force majeure event, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, and (d) the inadequacy or failure of any security or protective services, personnel or equipment; provided, however, that the foregoing shall not preclude Tenant from seeking recovery from any third party responsible for such damage or injury. Tenant acknowledges that from time to time throughout the Term, construction work may be performed in and about the Building and the project by Landlord, contractors of Landlord, or other tenants or their contractors, and that such construction work may result in noise and disruption to Tenant’s business provided that Landlord will use reasonable efforts to ensure that, except in the case of emergency, no such work will materially adversely affect Tenant’s ability to conduct its business operations in any material portion of the Premises and/or materially and adversely affect Tenant’s ability to have access to the Premises. In addition to and without limiting the foregoing waiver, Tenant agrees that Landlord shall not be liable for, and Tenant expressly waives and releases Landlord, Landlord’s employees, agents or representatives, from any and all loss, cost, damage or liability, including without limitation, any and all consequential damages or interruption or loss of business, income or profits, or claims of actual or constructive eviction or for abatement of rental, arising or alleged to be arising as a result of any such construction activity.

26. Estoppel. Tenant shall, from time to time, upon not less than ten (10) business days’ prior written request by Landlord, execute, acknowledge and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the Rent has been paid, that Tenant is not in Default hereunder and whether Tenant has any offsets or defenses against Landlord under this Lease, and whether or not to the best of Tenant’s knowledge Landlord is in Default hereunder (and if so, specifying the nature of the Default) and any other information reasonably requested by Landlord regarding this Lease, it being intended that any such statement delivered pursuant to this Article 26 may be relied upon by a prospective purchaser of Landlord’s interest or by a mortgagee of Landlord’s interest or assignee of any security deed upon Landlord’s interest in the Premises. If Tenant fails to timely deliver an executed estoppel certificate to Landlord, the estoppel prepared by Landlord will be deemed true and correct and binding upon Tenant and, at Landlord’s option, such failure will constitute a Default by Tenant under this Lease, without the necessity of additional notice or the passage of additional grace periods.

27. Notices. All notices, demands or requests required or permitted to be given by either party under this Lease (referred to in this Article 27 as a “notice”) shall be in writing and must be given only by certified mail, postage prepaid and return receipt requested, by personal delivery or by nationally recognized overnight courier service at the addresses set forth in the Basic Lease Provisions. Any such notice shall be deemed given on the date (“Notice Delivery Date”) that is the earliest of: (i) two (2) business days after the date sent in accordance with one of the permitted methods described above and (ii) the date of actual receipt or refusal thereof unless receipt or refusal occurs on a weekend or holiday, in which case notice will be deemed given on the next-succeeding business day. The time period for responding to any such notice shall begin on the Notice Delivery Date. Either party may change its notice address by giving not less than ten (10) business days’ prior notice thereof to the other party in accordance with the Terms of this Article 27, provided that such new address shall be in the United States of America and, with respect to Tenant, shall not be a post office box. If the Basic Lease Provisions include (or Tenant otherwise designates in writing in accordance with this Article 28) more than one person or address to receive notices on Tenant’s behalf hereunder, Landlord shall use commercially reasonable efforts to send any notice to all requested persons or addresses; however, it shall not be a condition to the effectiveness of any notice given by Landlord to Tenant that more than one person or address receive such notice.

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28. Default. The occurrence of any of the following events shall constitute a Default on the part of Tenant (“Default”) without notice from Landlord unless otherwise provided:

(a) Vacation or Abandonment. [OMITTED];

(b) Payment. Failure to pay any installment of Base Rent, Additional Rent or other monies due and payable hereunder upon the date when said payment is due, where such failure continues for a period of three (3) days after receipt by tenant of written notice from landlord of such failure to pay when due (which notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor statute);

(c) Performance. Except as set forth in Article 28(b) above and Article 28(d) below, tenant’s failure to perform any of tenant’s covenants, agreements or obligations hereunder, where such failure continues for twenty (20) days after written notice thereof from landlord (which notice shall be in lieu of, and not in addition to, any notice required under California Code Of Civil Procedure Section 1161 or any similar or successor statute); provided, however, that if the nature of tenant’s failure is such that more than twenty (20) days are reasonably required for its cure, then tenant shall not be deemed to be in Default if tenant shall promptly commence such cure within such twenty (20) day period and thereafter continuously and diligently prosecute such cure to completion within sixty (60) days after landlord’s notice of such failure (the time periods set forth herein are not subject to extension due to any force majeure event);

(d) Estoppel Certificate; Subordination Agreement. Tenant’s failure to timely deliver a duly executed estoppel certificate, subordination agreement or any other document or statement within the time periods specified in article 26 or 36;

(e) Assignment. A general assignment by Tenant for the benefit of creditors;

(f) Bankruptcy. The filing of a voluntary petition by Tenant, or the filing of an involuntary petition by any of Tenant’s creditors seeking the rehabilitation, liquidation or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and not removed within ninety (90) days of filing;

(g) Receivership. The appointment of a receiver or other custodian to take possession of substantially all of Tenant’s assets or of the Premises or any interest of Tenant therein;

(h) Insolvency or Dissolution. Tenant shall become insolvent or unable to pay its debts, or shall fail generally to pay its debts as they become due; or any court shall enter a decree or order directing the winding up or liquidation of Tenant or of substantially all of its assets; or Tenant shall take any action toward the dissolution or winding up of its affairs or the cessation or suspension of its use of the Premises; and

(i) Attachment. Attachment, execution or other judicial seizure of substantially all of Tenant’s assets or the Premises or any interest of Tenant under this Lease.

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29. Landlord’s Remedies. Upon the occurrence of any Default under this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of rent or other obligations, except for those notices specifically required pursuant to the Terms of Article 28 or this Article 29, and waives any and all other notices or demand requirements imposed by applicable law):

(a) Termination. Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

(i) The worth at the time of award of the unpaid Rent which had been earned at the time of termination;

(ii) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(iii) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s Default or which in the ordinary course of things would be likely to result therefrom; and

(v) All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable Law, including, without limitation, any then-unamortized Abated Rent as described in Section 4(b) above.

The “worth at the time of award” of the amounts referred to in parts (i) and (ii) above, shall be computed by allowing interest at the interest rate. The “worth at the time of award” of the amount referred to in part (iii), above, shall be computed by discounting such amount at the discount rate of the federal reserve bank of San Francisco at the time of award plus 1%.

(b) Continue Lease. Employ the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); provided that, notwithstanding Landlord’s exercise of the remedy described in California Civil Code Section 1951.4 in respect of any Default, at any time thereafter as Landlord may elect in writing, Landlord may terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Section 29(a).

(c) Acceptance Not Waiver. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

(d) Waiver of Redemption. TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CALIFORNIA CIVIL CODE AND BY SECTIONS 11174(C) AND 1179 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM OR THEREAFTER PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH.

(e) Jury Trial. THE PARTIES HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF

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OR RELATING TO THIS LEASE. IF THE JURY WAIVER PROVISIONS OF THIS SECTION 29(E) ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE FOLLOWING PROVISIONS SHALL APPLY. It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638-645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (collectively, the “Referee Sections”). Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter, except for copies ordered by the other parties, shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Article 35 below. The venue of the proceedings shall be in the county in which the Premises are located. Within ten (10) days of receipt by any party of a written request to resolve any dispute or controversy pursuant to this Section 29(e), the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such ten (10) day period, then any party may thereafter file a lawsuit in the county in which the Premises are located for the purpose of appointment of a referee under the referee Sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., the American Arbitration Association or similar mediation/arbitration entity. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease. The referee shall not, however, have the power to award punitive damages, nor any other damages which are not permitted by the express provisions of this Lease, and the parties hereby waive any right to recover any such damages. The parties shall be entitled to conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California law. The reference proceeding shall be conducted in accordance with California law (including the rules of evidence), and in all regards, the referee shall follow California law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the Terms of this Section 29(e). In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (i) discovery be conducted for a period no longer than six (6) months from the date the referee is appointed, excluding motions regarding discovery, and (ii) a trial date be set within nine (9) months of the date the referee is appointed. In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be

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specifically enforceable in accordance with the California Code of Civil Procedure. Nothing in this Section 29(e) shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the California Code of Civil Procedure and/or applicable court rules.

(f) Remedies Cumulative. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable Law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon a Default shall not be deemed or construed to constitute a waiver of such Default.

(g) Landlord’s Right to Perform. If Tenant is in breach of any of its non-monetary obligations under this Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to ten percent (10%) of the cost of the work performed by Landlord.

(h) Unenforceability. This Article 29 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion of this Article 30 shall not thereby render unenforceable any other portion.

30. Default by Landlord. Landlord shall not be considered to be in Default in the performance of any obligation to be performed by Landlord under this Lease unless (a) Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after the date of delivery of written notice of such failure by Tenant to Landlord; provided, however, that if such failure cannot reasonably be cured within said thirty (30) day period (other than Landlord’s payment of any monetary obligation to Tenant), Landlord shall not be in Default hereunder unless Landlord fails to commence the cure of said failure as soon as reasonably practicable under the circumstances, or fails diligently to pursue the same to completion; and (b) each Holder of whose identity Tenant has been notified in writing shall have failed to cure such Default within thirty (30) days (or such longer period of time as may be specified in any written agreement between Tenant and such Holder regarding such matter) after receipt of written notice from Tenant of Landlord’s failure to cure within the time periods provided above (a “Landlord Default”). In the event of a Landlord Default, Tenant shall use reasonable efforts to mitigate its damages and losses arising from any such Landlord Default and Tenant may pursue any and all remedies available to it at law or in equity; provided, however, in no event shall Tenant claim a constructive or actual eviction or that the Premises have become unsuitable or untenantable prior to a Landlord Default and failure to cure by Landlord and its Holder under this Lease and, further, in no event shall Tenant be entitled to terminate this Lease or receive more than its actual direct damages arising from any Landlord Default, it being agreed that for all purposes under this Lease, Tenant waives any claim it otherwise may have for special or consequential damages or any damages attributable to lost profits or revenue or loss of or interruption to Tenant’s business operations.

31. Advertising. Landlord may advertise the Premises as being “For Rent” at any time following a Default by Tenant and at any time within one hundred eighty (180) days prior to the expiration, cancellation or termination of this Lease for any reason, and during any such periods Landlord may exhibit the Premises to prospective Tenants upon prior reasonable notice to Tenant. Further, Landlord may, at any time, advertise the completion of this Lease transaction.

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32. Surrender of Premises. Whenever under the Terms hereof Landlord is entitled to possession of the Premises, Tenant at once shall surrender the Premises and the keys thereto to Landlord. The premises will be delivered in broom clean condition and otherwise in the same condition as on the commencement date, ordinary wear and tear associated with the responsible use of first-class office space only excepted, and Tenant shall remove all of its personal property therefrom and shall, if directed to do so by Landlord in accordance with Article 20 above, remove any Alterations and restore the Premises to its original condition prior to the construction of such Alterations. Landlord may forthwith re-enter the Premises and repossess itself thereof and remove all persons and effects therefrom, using such force as may be reasonably necessary without being guilty of forcible entry, detainer, trespass or other tort. Tenant’s obligation to observe or perform these covenants shall survive the expiration or other termination of this Lease. If the last day of the Term or any renewal falls on a Saturday, Sunday or a legal holiday, this Lease shall expire on the business day immediately preceding.

33. Removal of Fixtures. Tenant shall, prior to the expiration or any earlier termination of this Lease, or any extension of the Term hereof, remove any and all personal property, fixtures and equipment which Tenant has placed in the Premises which can be removed without significant damage to the Premises, and Tenant shall promptly repair all damage to the Premises, Building or Property caused by such removal.

34. Holding Over. In the event Tenant remains in possession of the Premises after the expiration or any earlier termination of the Term, such tenancy shall be a tenancy at sufferance and on a month-to-month basis only, and shall not constitute a renewal hereof or an extension for any further term, and in such case (in addition to Tenant’s other monetary obligations under this Lease) Tenant shall be obligated to pay Base Rent for such period that Tenant holds over at the higher of 150% of the monthly Base Rent payable hereunder upon such expiration of the Term, or 150% of the then current fair market rental value of the Premises, as determined by Landlord in good faith, which monthly Base Rent shall increase from 150% to 200% of such monthly Base Rent (or current fair market rental value, as the case may be) if such holding over continues more than thirty (30) days. Tenant shall also be liable for any and all other damages Landlord suffers as a result of such holding over including, without limitation, any loss of a prospective Tenant for such space. There shall be no renewal of this Lease by operation of law or otherwise. Nothing in this Article 34 shall be construed as a consent by Landlord to any holding over by Tenant after the expiration or any earlier termination of the Term or to prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise.

35. Attorneys’ Fees. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by Landlord in connection with such litigation. In the event of any action, suit or proceeding brought by Landlord or Tenant to enforce any of the other’s covenants and agreements in this Lease, the prevailing party shall be entitled to recover from the non-prevailing party any costs, expenses and reasonable attorneys’ fees incurred in connection with such action, suit or proceeding. Without limiting the generality of the foregoing, if Landlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Tenant or in connection with any other breach of this Lease by Tenant following a written demand of Landlord to pay such amounts or cure such breach, Tenant agrees to pay Landlord reasonable actual attorneys’ fees as determined by Landlord for such services, irrespective of whether any legal action may be commenced or filed by Landlord. If any such work is performed by in-house counsel for Landlord, the value of such work shall be determined at a reasonable hourly rate for comparable outside counsel; provided, however, the parties hereby confirm that such fees shall be recoverable with respect to legal work performed by Landlord’s in-house counsel only to the extent that such work is not duplicative of legal work performed by outside counsel representing Landlord in such matter.

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36. Mortgagee’s Rights.

(a) This lease shall be subject and subordinate (i) to any ground lease, mortgage, deed of trust or other security interest now encumbering all or any portion of the Property and to all advances which may be hereafter made, to the full extent of all debts and charges secured thereby and to all renewals or extensions of any part thereof, and to any ground lease, mortgage, deed of trust or other security interest which any owner of all or any portion of the Property may hereafter, at any time, elect to place on the Property; (ii) to any assignment of Landlord’s interest in the leases and rents from the Building or Property which includes this Lease, which now exists or which any owner of all or any portion of the Property may hereafter, at any time, elect to place on the Property; and (iii) to any uniform commercial code financing statement covering the personal property rights of Landlord or any owner of all or any portion of the Property which now exists or which any owner of all or any portion of the Property may hereafter, at any time, elect to place on the foregoing personal property (all of the foregoing instruments set forth in (i), (ii) and (iii) above being hereafter collectively referred to as “Security Documents”). Tenant agrees upon request of the holder of any security documents (“Holder”) to hereafter execute any documents which Landlord or Holder may reasonably deem necessary to evidence the subordination of this Lease to the security documents. If Tenant fails to execute any such requested documents within ten business (10) days after request therefor, Landlord or Holder is hereby empowered to execute such documents in the name of Tenant evidencing such subordination, as the act and deed of Tenant, and this authority is hereby declared to be coupled with an interest and not revocable; additionally, at Landlord’s option, such failure will be deemed a Default under this Lease without the necessity of additional notice or the passage of additional grace periods.

(b) In the event of a foreclosure pursuant to any security documents, Tenant shall at the election of Landlord, thereafter remain bound pursuant to the Terms of this Lease as if a new and identical lease between the purchaser at such foreclosure (“Purchaser”), as Landlord, and Tenant, as Tenant, had been entered into for the remainder of the Term hereof and Tenant shall attorn to the Purchaser upon such foreclosure sale and shall recognize such Purchaser as the Landlord under this Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord, Holder or Purchaser, any instrument or certificate that may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment.

(c) If the Holder of any security document or the Purchaser upon the foreclosure of any of the security documents shall succeed to the interest of Landlord under this Lease, such Holder or Purchaser shall have the same remedies, by entry, action or otherwise, for the non-performance of any agreement contained in this Lease, for the recovery of rent or for any other breach or Default hereunder that Landlord had or would have had if any such Holder or Purchaser had not succeeded to the interest of Landlord.

(d) Notwithstanding anything to the contrary set faith in this Article 36, the Holder of any security documents shall have the right, at any time, to elect to make this Lease superior and prior to its security document. No documentation, other than written notice to Tenant, shall be required to evidence that this Lease has been made superior and prior to such security documents, but Tenant hereby agrees to execute any documents reasonably requested by Landlord or Holder to acknowledge that the lease has been made superior and prior to the Security Documents.

(e) Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from the current Holder and any future Holder on such Holder’s then current standard form of agreement. “Reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, and Tenant shall be responsible for any fees or review costs charged

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by the Holder. Upon Landlord’s request, Tenant shall execute the Holder’s form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the Holder. Landlord’s failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord or Tenant hereunder, nor be considered a Default by Landlord hereunder.

37. Entering Premises. Landlord may enter the Premises at reasonable hours provided that Landlord will use Reasonable Efforts not to unreasonably interrupt Tenant’s business operations and that prior twenty four (24) hours’ prior notice (which notice may be telephonic or via electronic mail) is given when reasonably possible (provided that if in the opinion of Landlord any emergency exists, entry by Landlord may occur at any time and without notice): (a) to make repairs, perform maintenance and provide other services (no prior notice is required to provide routine services) which Landlord is obligated to make to the Premises or the Building pursuant to the Terms of this Lease or to the other premises within the Building pursuant to the leases of other Tenants; (b) to inspect the Premises in order to confirm that Tenant is complying with all of the Terms and conditions of this Lease and with the rules and regulations hereof, (c) to remove from the Premises any Article s or signs kept or exhibited therein in violation of the Terms hereof; (d) to run pipes, conduits, ducts, wiring, cabling or any other mechanical, electrical, plumbing or HVAC equipment through the areas behind the walls, below the floors or above the drop ceilings in the Premises and elsewhere in the Building; (e) to show the Premises to prospective Purchasers, lenders or Tenants and (f) to exercise any other right or perform any other obligation that Landlord has under this Lease. Landlord shall be allowed to take all material into and upon the Premises that may be required to make any repairs, improvements, Alterations and/or additions, without in any way being deemed or held guilty of trespass and without constituting a constructive eviction of Tenant. The rent reserved herein shall not abate while such repairs, improvements, Alterations and/or additions are being made, and Tenant shall not be entitled to any set-off against rent or to any claim for damages against Landlord by reason of loss from interruption to the business of Tenant or otherwise because of the prosecution of any such work. Unless any work would unreasonably interfere with Tenant’s use of the Premises if performed during business hours, all such repairs, improvements, Alterations and/or additions shall be performed during ordinary business hours. If any such work is, at the request of Tenant, performed during other than ordinary business hours, Tenant shall pay all overtime and other extra costs arising as a result thereof.

38. Relocation. [OMITTED]

39. Assignment and Subletting.

(a) Generally. Tenant shall not, by operation of law or otherwise, mortgage, pledge, hypothecate, encumber or permit any lien to attach to this Lease, any interest hereunder or all or any portion of the Premises. Further, Tenant may not, without the prior written consent of Landlord, assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant (subject to the provisions of Article 9 above). In the event that Tenant is a corporation or entity other than an individual, any transfer of a majority or controlling interest in Tenant (whether by stock transfer, merger, operation of law or otherwise) shall be considered an assignment for purposes of this paragraph and shall require Landlord’s prior written consent, except (x) permitted transfers, and (y) the initial public offering on a nationally recognized public stock exchange of Tenant’s Shares (an “IPO”) or (z) following an IPO, the sale of Tenant’s Shares in a normal course of business on a nationally recognized public stock exchange and/or the issuance of stock options to employees and/or shareholders in the normal course of business. Consent to one assignment or sublease shall not nullify or waive this provision, and all later assignments and subleases shall likewise be made only upon the prior written consent of Landlord. Subtenants or assignees shall become liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant’s liability hereunder and, in the event of any Default by Tenant, Landlord may, at its option, but without any obligation to do so, elect to treat any sublease as a direct lease

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with Landlord and collect rent directly from the subtenant. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease shall be deemed to have agreed that in the event of a rejection of this Lease or the relevant sublease under Section 365 of the Bankruptcy Code by Tenant, or a termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, either terminate the sublease or take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be: (i) liable for any previous act or omission of Tenant under such sublease; (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant; etc.

(b) Transfer Notice. If Tenant desires to assign or sublease (“Transfer”), Tenant shall provide written notice to Landlord describing the proposed transaction in detail (“Transfer Notice”) and provide all documentation (including detailed financial information for the proposed assignee or subtenant (a “Transferee”)) reasonably necessary to permit Landlord to evaluate the proposed transaction, including without limitation the following:

(i) the proposed Effective Date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice;

(ii) a description of the portion of the Premises to be transferred (the “Subject Space”);

(iii) all of the Terms of the proposed transfer and the consideration therefor, including a calculation of the Transfer Premium (as defined in Section 39(e) below), in connection with such Transfer, the name and address of the proposed transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such transfer or the agreements incidental or related to such Transfer; and

(iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information required by Landlord, which will enable Landlord to determine the financial responsibility, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the subject space, and such other information as Landlord may reasonably require. Any Transfer made without Landlord’s prior written consent or not in compliance with this Article 39 shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute an incurable Default by Tenant under this Lease.

(c) Landlord’s Options. Upon any request by Tenant for Landlord’s consent to a transfer, Landlord may elect to terminate this Lease and recapture all of the Premises (in the event of an assignment request, other than a permitted transfer) or the subject space (in the event of a subleasing request pursuant to which the subject space is (x) one (1) full floor of the Building, or more, or (y) for a term which (together with any potential renewal rights or options) equals or exceeds ninety percent (90%) of the then-remaining term, in each case other than a Permitted Transfer). Notwithstanding the foregoing provisions of this Section 39(c) to the contrary, if the Premises is expanded to include additional space in the Building, Tenant shall have the one-time right to sublease such space (up to a maximum of one (i) floor in the Building) for a term which commences on or about the date that such additional space is added to the Premises and does not exceed the greater of (x) two (2) years and (y) ninety percent (90%) of the then-remaining term (calculated inclusive of any potential renewal or extension rights granted as a part of such sublease) and, solely with respect to such space and such sublease, Landlord shall not have the right to recapture such portion of the Premises; however, if and to the extent any subsequent extension or renewal

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of the Term of such sublease would cause the Term of such sublease to exceed two (2) years, Landlord shall have the right to recapture such space effective as of the Effective Date of the proposed extension or renewal. For avoidance of doubt, Tenant will only have the right described in the immediately preceding sentence on one (1) occasion with respect to only one (i) floor, and once Tenant enters into any such sublease, no other sublease entered into by Tenant will be subject to the provisions of the immediately preceding sentence. Landlord shall notify Tenant within thirty (30) days after Landlord’s receipt of the subject Transfer Notice and all other documentation and information required to be provided pursuant to Section 39(b) above, whether Landlord elects to exercise Landlord’s recapture right and, if not, whether Landlord consents to the requested Transfer; if Landlord does not elect to exercise its recapture right, Landlord’s consent to a transfer will not be unreasonably withheld. Without limiting the grounds upon which Landlord may reasonably withhold its consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

(i) The Transferee is of a reputation or engaged in a business which is not consistent with the quality of the Building;

(ii) The Transferee intends to use the subject space for purposes which are not permitted hereunder;

(iii) The Transferee is either a governmental agency or instrumentality thereof;

(iv) The Transfer will result in an occupancy density in any portion of the Premises that is greater than the Standard Density;

(v) The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under this Lease on the date consent is requested;

(vi) The proposed transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a patty, or would give an occupant of the Building a right to cancel or seek monetary or injunctive relief under its lease;

(vii) The terms of the proposed Transfer will allow the Transferee to exercise any right of renewal, right of expansion, right of first offer, or any other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right);

(viii) Either the proposed transferee, or any person or entity which directly or indirectly controls, is controlled by, or is under common control with, the proposed Transferee, (1) occupies space in the Building at the time of the request for consent, (2) is negotiating with Landlord to lease space in the Building at such time, or (3) has negotiated with Landlord during the twelve (12) month period immediately preceding the transfer notice and, in each of (1), (2) and (3) above, Landlord has, or reasonably anticipates it will have (based upon its then-current rent rolls and relocation rights), available space in the Building sufficient in size to meet the needs of the transferee; or

(ix) With respect to a Transfer proposed to be entered into during the first year of the Term of this Lease, the Rent proposed to be paid by the Transferee is less than the Rent payable by Tenant under this Lease.

(d) Landlord’s Consent. Concurrently with Tenant’s delivery of each Transfer Notice, Tenant shall pay Landlord a review fee of $1,500.00 for Landlord’s review of the requested Transfer, regardless of whether consent is granted, and thereafter, Tenant shall be obligated to pay all reasonable

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costs incurred by Landlord in connection with any requested Transfer, including but not limited to Landlord’s attorneys’ fees. If Landlord consents to any Transfer pursuant to the terms of this Article 39, Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six (6) month period, enter into such Transfer of the subject space, upon substantially the same terms and conditions as are set forth in the transfer notice furnished by Tenant to Landlord; provided, however, that if there are any material changes in the terms and conditions from those specified in the Transfer Notice, or if there are any material changes in any of the documentation delivered in connection therewith, (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Article 39, or (ii) which would cause the proposed transfer to be more favorable to the Transferee than the Terms set forth in Tenant’s original Transfer notice, then Tenant shall again submit the transfer to Landlord for its approval or other action under this Article 39.

(e) Transfer Premium. If Landlord consents to any Transfer request and the assignee or subtenant pays to Tenant an amount in excess of the Rent due under this Lease (after deducting Tenant’s reasonable, actual expenses in obtaining such assignment or sublease, amortized in equal monthly installments over the then remainder of the Term, such expenses being limited to (i) any Alterations to the subject space made in order to achieve the Transfer, or contributions to the cost thereof and (ii) any commercially reasonable brokerage commissions, reasonable attorneys’ fees and reasonable advertising and marketing costs reasonably incurred by Tenant in connection with the transfer) (“Transfer Premium”), Tenant shall pay fifty percent (50%) of such Transfer Premium to Landlord as and when the monthly payments are received by Tenant. Any Transfer Premium shall also include, but not be limited to, key money and bonus money paid by the Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixture, inventory, equipment or furniture transferred by Tenant to Transferee in connection with such Transfer.

(f) No Release. No Transfer shall release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue to be fully liable hereunder. Each subtenant or assignee shall agree in a form reasonably satisfactory to Landlord to comply with and be bound by all of the Terms, covenants, conditions, provisions and agreements of this Lease (but, with respect to a subtenant of less than all of the Premises, only to the extent of the subject space), and Tenant shall deliver to Landlord promptly after execution, an executed copy of each such Transfer and an agreement of compliance by each such subtenant or assignee.

(g) Conditions. If Landlord consents to a Transfer, (i) the Terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or any Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, (v) any assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease, and (vi) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of this Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord’s costs of such audit.

(h) Affiliates. Notwithstanding anything to the contrary contained in this Article 39, Tenant may assign this Lease or sublet the Premises without the need for Landlord’s prior consent if such

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assignment or sublease is to any parent, subsidiary or affiliate business entity which the initially named Tenant controls, is controlled by or is under common control with (each, an “Affiliate”) provided that: (i) either at least thirty (30) days prior to such assignment or sublease, Tenant delivers to Landlord the financial statements or other financial and background information of the assignee or sublessee as required for other Transfers; (ii) if the Transfer is an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or if a sublease, the sublessee of all or any portion of the Premises, for all or any portion of the remaining term assumes, in full, the obligations of Tenant with respect thereto); (iii) the financial audited net worth of the assignee or sublessee as of the time of the proposed Transfer is sufficient for such assignee or sublessee to fulfill its obligations pursuant to such assignment or sublease; (iv) Tenant remains fully liable under this Lease; and (v) the use of the Premises set forth herein remains unchanged. As used in this Article, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies through ownership of at least fifty-one percent (51%) of the securities or partnership or other ownership interests of the entity subject to control. Any Transfer carried out pursuant to the provisions of this Section 39(h) shall be referred to as a “Permitted Transfer”, and the Transferee, a “Permitted Transferee”.

(i) Statutory Waiver. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, and any similar or successor laws, now or hereafter in effect, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under applicable law, on behalf of the proposed Transferee.

(j) Prohibited Transaction. Notwithstanding anything to the contrary contained in this Article 39, neither Tenant nor any other person having a right to possess, use, or occupy (for convenience, collectively referred to in this subarticle as “Use”) the Premises shall enter into any lease, sublease, license, concession or other agreement for Use of all or any portion of the Premises which provides for rental or other payment for such use based, in whole or in part, on the net income or profits derived by any person that leases, possesses, uses, or occupies all or any portion of the Premises (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a Transfer of any right or interest in, or as a grant of the right to Use, all or any part of the Premises.

40. Sale. In the event the original Landlord hereunder, or any successor owner of the Building, shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

41. Limitation of Liability. Landlord’s obligations and liability with respect to this Lease shall be limited solely to the lesser of (a) the interest of Landlord in the Property, or (b) the equity interest Landlord would have in the Property if the Property were encumbered by third party debt in an amount equal to seventy percent (70%) of the value of the Property. Neither Landlord, nor any partner or member of Landlord, or any officer, director, shareholder, or partner or member of any partner or member of Landlord, shall have any individual or personal liability whatsoever with respect to this Lease. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord be liable to Tenant for any lost profits, damage to business, or any form of special, indirect or consequential damage on account of any Default or breach by Landlord under this Lease or otherwise.

42. Broker Disclosure. The Landlord’s Broker identified in the Basic Lease Provisions has acted as agent for Landlord in this transaction and is to be paid a commission by Landlord pursuant to a separate agreement. The Tenant’s broker identified in the Basic Lease Provisions has acted as agent for Tenant in this transaction and is to be paid its commission out of Landlord’s Broker’s commission pursuant

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to a separate agreement with Landlord’s Broker. Landlord represents that Landlord has dealt with no other broker other than the broker(s) identified herein. Landlord agrees that, if any other broker makes a claim for a commission based upon the actions of Landlord, Landlord shall indemnify, defend, protect and hold Tenant harmless from any such claim. Tenant represents that Tenant has dealt with no broker other than the broker(s) identified herein. Tenant agrees that, if any other broker makes a claim for a commission based upon the alleged actions of Tenant, Tenant shall indemnify, defend, protect and hold Landlord harmless from any such claim. The indemnity obligations set forth herein shall survive the expiration or any earlier termination of this Lease.

43. Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

44. Construction of this Agreement. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant of its obligations hereunder, and no custom or practice of the parties at variance with the Terms hereof shall constitute a waiver of Landlord’s right to demand exact compliance with the Terms hereof. No amendment of this Lease shall be valid unless the same is in writing and signed by the parties. Subject to the provisions of Article 40, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors, and permitted assigns. This lease shall be construed in accordance with and governed by the laws of the state of California. Nothing in this Lease creates any relationship between the parties other than that of lessor and lessee and nothing in this Lease constitutes Landlord a partner of Tenant or a joint venturer or member of a common enterprise with Tenant.

45. Paragraph Titles; Severability. The paragraph titles used herein are not to be considered a substantive part of this Lease, but merely descriptive aids to identify the respective paragraphs to which they refer. Use of the masculine gender includes the feminine and neuter, and vice versa, where necessary to impart contextual continuity. If any paragraph or provision herein is held invalid by a court of competent jurisdiction, all other paragraphs or severable provisions of this Lease shall not be affected thereby, but shall remain in full force and effect.

46. Cumulative Rights. All rights, powers and privileges conferred hereunder upon Landlord shall be cumulative with those available under applicable Law.

47. Entire Agreement. This lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

48. Submission of Agreement. Submission of this Lease to Tenant for signature does not constitute an offer, a reservation of space or an option to lease or to acquire a right of entry. This lease is not binding or effective until execution by and delivery to both Landlord and Tenant.

49. Authority. If Tenant or Landlord executes this Lease as a corporation, limited partnership, limited liability company or any other type of entity, each of the persons executing this Lease on behalf of Tenant or Landlord, as the case may be, does hereby personally represent that Tenant or Landlord, as the case may be, is a duly organized and validly existing corporation, limited partnership, limited liability company or other type of entity, that Tenant or Landlord, as the case may be, is qualified to do business in the state where the Building is located, that Tenant or Landlord, as the case may be, has full right, power and authority to enter into this Lease, and that each person signing on behalf of Tenant or Landlord, as the case may be, is authorized to do so. In the event any such representation is false, all persons who execute this Lease shall be individually, jointly and severally, liable as Tenant or Landlord, as the case may be. Upon Landlord’s or Tenant’s request, as the case may be, the requested party shall provide to the requesting party evidence reasonably satisfactory to the requesting party confirming the foregoing representations.

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50. Determination in Good Faith. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the provision providing for such consent, approval, judgment or determination specifies that Landlord’s consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive relief but shall not to be entitled to monetary damages or to terminate this Lease for such failure.

51. Open-Ceiling Plan. If any portion of the Premises is, as a part of Tenant’s initial Tenant improvements or any subsequent Alterations, designed with an “open ceiling plan”, Tenant acknowledges that Landlord and third parties leasing or otherwise using/managing or servicing space on the floor immediately above such portion of the Premises shall have the right to install, maintain, repair and replace mechanical, electrical and plumbing fixtures, devices, piping, ductwork and other improvements through the floor above the Premises (which may, as a consequence, penetrate through the open ceiling of the Premises and be visible within the Premises both during the course of construction and upon completion thereof) (as applicable, the “Penetrating Work”). Moreover, there shall be no obligation by Landlord or any such third patty to enclose or otherwise screen any of such Penetrating Work from view within the Premises, whether during the course of construction or upon completion thereof. If Tenant is anticipated to be in occupancy of the affected area of the Premises at the time when any Penetrating Work is being performed, Landlord agrees that it shall (and shall cause third parties to) use commercially Reasonable Efforts to perform the Penetrating Work in a manner so as to attempt to minimize interference with Tenant’s use of the Premises; provided, however, such Penetrating Work may be performed during normal business hours, without any obligation to pay overtime or other premiums (provided, however, that (x) if it is the normal practice of owners of Comparable Buildings, as well as Landlord, to perform any component of such Penetrating Work on an “after hours” basis in order to minimize disturbance to building occupants, Landlord will similarly perform [or require such other Tenant(s) to similarly perform], such Penetrating Work, or component thereof, on an “after hours” basis and (y) if clause (x) immediately preceding does not apply to all or any portion of the Penetrating Work, but Tenant is willing to reimburse Landlord for additional costs incurred by Landlord for the rescheduling of one or more components of the Penetrating Work so as to be performed on an “after hours” basis, Landlord will not unreasonably withhold its consent to the performance of such work on an “after hours” basis). Tenant acknowledges that, notwithstanding Tenant’s occupancy of the Premises during the performance of any such Penetrating Work, the performance of such Penetrating Work in compliance with this Article 51 shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of rent. Neither Landlord nor any of the Landlord parties or any third parties performing the Penetrating Work shall be responsible for any direct or indirect injury to or interference with Tenant’s business arising from the performance of such Penetrating Work in compliance with this Article 51, nor shall Tenant be entitled to any compensation or damages from Landlord or any of the Landlord parties or any third parties performing the Penetrating Work for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the performance of the Penetrating Work in compliance with this Article 51, or for any inconvenience or annoyance occasioned by the Penetrating Work in compliance with this Article 51. In addition, Tenant hereby agrees to reasonably cooperate with Landlord and any of the third parties performing the Penetrating Work in order to facilitate the applicable party’s performance of the particular Penetrating Work in an efficient and timely manner.

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52. Asbestos Notification. Tenant acknowledges that Tenant has received the asbestos notification letter attached to this Lease as Exhibit G hereto, disclosing the existence of Asbestos in the Building. As part of Tenant’s obligations under this Lease, Tenant agrees to comply with the California “Connelly Act” and other applicable laws, including providing copies of Landlord’s asbestos notification letter to all of Tenant’s “employees” and “owners,” as those terms are defined in the Connelly Act and other applicable Laws.

53. OFAC and Anti-Money Laundering Compliance Certifications. Tenant hereby represents, certifies and warrants to Landlord as follows: (i) Tenant is not named and is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any executive order, including without limitation executive order 13224, or the united states treasury department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enacted, enforced or administered by the office of foreign assets control (“OFAC”); (ii) Tenant is not engaged in this transaction, directly or indirectly, for or on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation; and (iii) none of the proceeds used to pay rent have been or will be derived from a “specified unlawful activity” as defined in, and Tenant is not otherwise in violation of, the Money Laundering Control Act of 1986, as amended, or any other applicable laws regarding money laundering activities. Furthermore, Tenant agrees to immediately notify Landlord if Tenant was, is, or in the future becomes, a “senior foreign political figure” or an immediate family member or close associate of a “senior foreign political figure,” within the meaning of Section 312 of the USA PATRIOT Act of 2001, as the same may be amended from time to time. Notwithstanding anything in this Lease to the contrary, Tenant understands that this Lease is a continuing transaction and that the foregoing representations, certifications and warranties are ongoing and shall be and remain true and in force on the date hereof and throughout the Term of this Lease and that any breach thereof shall be a Default (not subject to any notice or cure rights) giving rise to any and all Landlord remedies hereunder, and Tenant hereby agrees to defend, indemnify and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, fines, penalties, forfeitures and expenses (including without limitation costs and attorneys’ fees) arising from or related to any breach of the foregoing representations, certifications and warranties.

54. Civil Code Section 1938. The premises have not undergone an inspection by a certified access specialist (CASP). This notice is given pursuant to California Civil Code Section 1938.

55. Energy Disclosure. Tenant agrees to cooperate with Landlord’s energy consumption disclosure requirements under California’s nonresidential building energy use disclosure program and with the requirements under any other existing or future energy conservation or sustainability programs applicable to the Building, including without limitation those of the U.S. Green Building Council’s LEED Rating System, or which may be imposed on Landlord by law. Tenant shall promptly and in no event later than within five (5) business days after receipt of Landlord’s written request therefor, provide any and all written consents to utility companies providing services to the Building required to authorize such utility companies to release energy usage data for the Premises to the EPA’s ENERGY STAR® program Portfolio Manager website for use by the Landlord, or to such other sites or parties as required for the Landlord’s compliance with the applicable program.

56. LEED Certification. The parties acknowledge that the Building is currently certified under the U.S. Green Building Council’s LEED Rating System (“LEED Certification”). Tenant may, at Tenant’s sole cost and expense, obtain LEED Certification for the Premises. Landlord shall use commercially Reasonable Efforts to cooperate with Tenant in obtaining LEED Certification for the Premises, and the actual costs incurred by Landlord in providing such cooperation shall be reimbursed by Tenant within ten (10) days after notice specifying such costs.

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57. Disability Access. [OMITTED]

58. Financial Statements. At any time during the Term of this Lease, but not more than once in any twelve (12) month period (except in the case of a proposed financing or sale of building, a Default on the part of Tenant, or a proposed permitted Transfer by Tenant), Tenant shall, upon ten (10) business days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Landlord shall keep such financial information confidential and shall only disclose such information to Landlord’s lenders, consultants, Purchasers or investors, or other agents (who shall be subject to the same confidentiality obligations) on a need to know basis in connection with the administration of this Lease.

59. Counterparts; Telecopied or Electronic Signatures. This lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. In order to expedite the transaction contemplated herein, telecopied signatures or signatures transmitted by electronic mail in so-called “pdf” format may be used in place of original signatures on this Lease. Landlord and Tenant intend to be bound by the signatures on the telecopied or e-mailed document, are aware that the other party will rely on the telecopied or e-mailed signatures, and hereby waive any defenses to the enforcement of the Terms of this Lease based on such telecopied or e-mailed signatures. Promptly following request by either party, the other patty shall provide the requesting party with original signatures on this Lease.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this instrument as of the Effective Date.

LANDLORD:

50 BEALE STREET LLC A Delaware Limited Liability Company

By:	50 BEALE INC., its managing member

By:	/s/ Jolanta K. Bott
Jolanta K. Bott
Vice President

TENANT:

MAPLEBEAR, INC., A Delaware corporation, d/b/a Instacart

By:	/s/ Ashok Sundar
Print name:	Ashok Sundar
Its:	Head of Finance

By:	/s/ Apoorva Mehta
Print name:	Apoorva Mehta
Its:	CEO/Treasurer/Secretary

Tenant’s Federal Tax I.D. Number

44

EXHIBIT “A-1”

PREMISES - SUITE 100

A-1-1

EXHIBIT “A-2”

PREMISES - SUITE 600

A-2-1

EXHIBIT “A-3”

PREMISES – SUITE 1100

A-3-1

EXHIBIT “A-4”

EXPANSION SPACE - SUITE 700

A-4-1

EXHIBIT “A-5”

EXPANSION SPACE – SUITE 1000

A-5-1

EXHIBIT “B”

WORK AGREEMENT

THIS WORK AGREEMENT (this “Work Agreement”) is attached to and made a part of that certain lease (the “Lease”) between 50 BEALE STREET LLC, a Delaware limited liability company (“Landlord”), and MAPLEBEAR, INC., a Delaware corporation d/b/a Instacart (“Tenant”). All capitalized terms used but not defined herein shall have the respective meanings given such terms in the lease. This work agreement sets forth the Terms and conditions relating to the construction of Tenant improvements (defined below) in the Premises.

SECTION 1

ALLOWANCE

1.1 Allowance. Tenant shall be entitled to an improvement allowance (the “Allowance”) in an amount not to exceed (i) $65.00 per rentable square foot of Suite 100 (i.e., $72,150); (ii) $65.00 per rentable square foot of Suite 600 (i.e., $1,827,410.00); and (iii) $70.00 per rentable square foot of Suite 1100 (i.e., $2,049,600.00) for the costs relating to the design and construction of improvements which are permanently affixed to the Premises (the “Tenant Improvements”). Tenant may allocate a portion of the Allowance attributable to any Suite towards the costs of allowance items in another Suite, provided that in no event may Tenant allocate more than $5.00 per rentable square foot of any allowance applicable to a particular Suite to allowance items applicable to any other Suite or Suites. Separate from the allowance, Landlord will provide Tenant with up to $7,000 to be applied towards the cost of preparing Tenant’s space plan (defined below) (the “Space Plan Allowance”). Except as set forth in Section 3.3 below and for the performance of Landlord’s work, in no event will Landlord be obligated to make disbursements or incur costs pursuant to this work agreement in a total amount which exceeds the allowance and the Space Plan Allowance. Tenant must complete all Tenant improvements and have submitted payment request supporting documentation (defined below) for such work no later than December 31, 2016 in order to be entitled to receive the Allowance for such work.

1.2 Allowance Items. The allowance may be applied to reimburse Tenant for the following items and costs (collectively, the “Allowance Items”):

(i) costs related to the design and construction of the Tenant improvements, including the cost of permits (defined below) and the payment of plan check and license fees;

(ii) payment of the fees of the architect and the Building Consultants (as such terms are defined below), and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the Construction Drawings (as defined below);

(iii) the cost of any changes in the Building when such changes are required by the Construction Drawings, such cost to include all architectural and engineering fees and expenses incurred in connection therewith;

(iv) the cost of any changes to the construction drawings or the Tenant improvements required by applicable building codes (collectively, “Code”); and

(v) the Supervision Fee (defined below).

(a) Disbursement of Allowance. Tenant expressly acknowledges that it is the intent of the parties that Tenant will initially fund all cost of design, permitting and construction of Tenant improvements. Following the final completion of construction of the Tenant improvements, Tenant shall deliver to Landlord: (A) invoices from all of Tenant’s Agents (defined below), including contractor (defined below) for labor rendered and materials delivered to the Premises; and (B) executed unconditional mechanic’s lien releases from all of Tenant’s agents who have lien rights (collectively, the “Payment Request Supporting Documentation”). Provided that (A) Landlord has determined in good faith that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other Tenant’s use of such other Tenant’s leased premises in the Building; (B) architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant improvements has been finally completed; (C) Tenant supplies Landlord with evidence that all governmental approvals required for Tenant to legally occupy the Premises have been obtained; and (D) Tenant has fulfilled its Completion Obligations (defined below) and has otherwise complied with Landlord’s standard “close-out” requirements regarding city approvals, closeout tasks, closeout documentation regarding the general contractor, financial close-out matters, and Tenant’s vendors, Landlord shall deliver to Tenant a check made payable to Tenant, or a check or checks made payable to another patty or parties as reasonably requested by Tenant, in the amount of the allowance (or, if less, the amount of all allowance items described in Tenant’s payment request supporting documentation), within thirty (30) days thereafter.

SECTION 2

CONSTRUCTION DRAWINGS

2.1 Selection of Architect; Construction Drawings. Tenant shall retain design blitz (the “Architect”) to prepare the construction drawings. For any additional work required to be performed with respect to the construction drawings, Tenant shall retain the engineering consultants designated by Landlord listed below (the “Building Consultants”):

MEP:	United Mechanical Incorporation (“UMI”)

Electrical:	West Coast Electric

Plumbing:	Emcor Services

Air Balancing:	RSA (RS Analysis)

Life Safety:	Pacific Auxiliary Fire Alarm Co.

Structural:	River Consulting Group, Inc.

Sprinkler:	RLH Fire Protection

Riser Management:	IMG Technologies, Inc.

If any of the MEP work will be performed on a design-build basis, Tenant will not be required to retain UMI As the Building consultant, provided that Landlord will reserve the right to require that UMI Peer-review the MEP plans of the resulting work, the cost of which will be deducted from the allowance. The plans and drawings to be prepared by Architect and the Building Consultants hereunder (i.e., both the Space Plan and the Working Drawings, as each term is defined below) shall be known collectively as the

“Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications determined or approved by Landlord and shall be subject to Landlord’s prior written approval, not to be unreasonably withheld, conditioned or delayed. Landlord’s review of the Construction Drawings shall be for its sole purpose and shall not obligate Landlord to review the same, for quality, design, code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

2.2 Space Plan. Tenant shall supply Landlord for Landlord’s review and approval with four (4) copies signed by Tenant of its space plan for the Premises (the “Space Plan”) before any architectural working drawings or engineering drawings have been commenced. The Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Space Plan (or, if applicable, such additional information requested by Landlord pursuant to the provisions of the immediately preceding sentence) if the same is approved or is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

2.3 Working Drawings. After the Space Plan has been approved by Landlord, Tenant shall supply the architect and the Building consultants with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the architect and the Building consultants to complete the working drawings and shall cause the architect and the Building consultants to promptly complete the architectural and engineering drawings for the Premises, and architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Working Drawings”) and shall submit the same to Landlord for Landlord’s review and approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of the working drawings. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the working drawings if Landlord, in good faith, determines that the same are approved or are unsatisfactory or incomplete. If Tenant is so advised, Tenant shall promptly revise the working drawings to correct any deficiencies or other matters Landlord may reasonably require.

2.4 Landlord’s Approval. Landlord’s approval of any matter under this work agreement may be withheld if Landlord reasonably determines that the same would violate any provision of the lease or this work agreement or would adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other Tenant’s use of such other Tenant’s leased premises in the Building.

SECTION 3

CONSTRUCTION OF THE TENANT IMPROVEMENTS

3.1 Tenant’s Selection of Contractors.

(a) The Contractor. A general contractor selected by Tenant and approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed (provided that Tenant expressly acknowledges that it shall be deemed reasonable for Landlord to withhold its consent to any contractor who is not union Affiliated) (“Contractor”) shall be retained by Tenant to construct the Tenant improvements.

(b) Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, in Landlord’s sole discretion (Landlord will approve or disapprove Tenant’s agents within fifteen (15) business days following Tenant’s written request). All of Tenant’s agents shall be licensed in the State of California, capable of being bonded and union-Affiliated in compliance with all then existing master labor agreements.

3.2 Construction of Tenant Improvements by Tenant’s Agents.

(a) Construction Contract. Tenant’s construction contract and general conditions with Contractor (the “Contract”) shall comply with all relevant provisions of this work agreement. Prior to the commencement of the construction of the Tenant improvements, Tenant shall provide Landlord with a schedule of values consisting of a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, for all allowance items in connection with the design and construction of the Tenant Improvements, which costs form the basis for the amount of the contract.

(b) Construction Requirement.

(i) Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Construction of the Tenant improvements shall comply with the following: (a) the Tenant improvements shall be constructed in strict accordance with the Approved Working Drawings and Landlord’s then-current published construction guidelines; (b) Tenant’s agents shall submit schedules of all work relating to the Tenant improvements to Landlord and Landlord shall, within three (3) business days of receipt thereof, inform Tenant’s agents of any Changes which are necessary thereto, and Tenant’s agents shall adhere to such corrected schedule; and (c) Tenant shall abide by all rules made by Landlord’s building manager with respect to the use of freight, loading dock and service elevators, any required shutdown of utilities (including life-safety systems), storage of materials, coordination of work with the Contractors of Landlord or other Tenants, and any other matter in connection with this work agreement, including, without limitation, the construction of the Tenant Improvements.

(ii) Indemnity. Tenant’s indemnity of Landlord as set forth in the lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (a) to permit Tenant to complete the Tenant Improvements, and (b) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

(iii) Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such Contractor or subcontractor. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with the removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that are damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances as may be necessary to effect such right of direct enforcement.

(c) Insurance Requirements.

(i) General Coverages. All of Tenant’s Agents shall carry employer’s liability and worker’s compensation insurance covering all of their respective employees, and shall also carry commercial general liability insurance, including personal and bodily injury, property damage and completed operations liability, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the lease.

(ii) Special Coverages. Tenant or Contractor shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord, and shall be in form and with companies as are required to be carried by Tenant as set forth in the lease.

(iii) General Terms. Certificates for all of the foregoing insurance coverage shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will endeavor to give Landlord thirty (30) days’ prior written notice of any cancellation of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any products and completed operations coverage insurance required by Landlord, which is to be maintained for one (1) year following completion of the work and acceptance by Landlord and Tenant. All policies carried hereunder shall insure Landlord and Tenant, as their interests may appear, as well as Tenant’s Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects Landlord and Tenant and that any other insurance maintained by Landlord or Tenant is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under the lease and/or this Work Agreement.

(d) Supervision Fee. Landlord shall supervise the construction by Contractor, and Tenant shall pay to Landlord a construction supervision and management fee (the “Supervision Fee”) in an amount equal to $1.00 per rentable square foot in the Premises (i.e., $58,504.00). This Supervision Fee shall be in lieu of and not in addition to the supervision fee set forth in Article 20 of the Lease.

(e) Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the code and other federal, state, city and/or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person or entity; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

(f) Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other Tenant’s use of such other Tenant’s leased premises, Landlord may take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

(g) Meetings. Tenant shall hold periodic meetings at a reasonable time with the Architect and the Contractor regarding the progress of the preparation of the Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated or reasonably approved by Landlord, and Landlord and/or its agents shall receive prior written notice of, and shall have the right to attend, all such meetings. Upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, and Landlord will be included in the distribution list for such minutes. One such meeting each month shall include the review of Contractor’s current request for payment.

3.3 Path of Travel. Landlord, at Landlord’s sole cost and expense (without deduction from the allowance), shall perform all work necessary, using building-standard plans and finishes, so as to cause the path of travel to the floor on which the Premises are located to comply with the Americans With Disabilities Act, Title 24 and corresponding state law provisions regarding accessibility in effect and as interpreted as of the Effective Date (but not with respect to additional accessibility requirements, if any, arising from Tenant’s particular employees or Tenant’s particular use constituting a place of public accommodation or any other non-office use by Tenant or the occupancy by Tenant of a portion of the Premises) at a density which is greater than the Standard Density). Tenant shall be responsible for any Alterations, additions or improvements required by law to be made to or in the Premises or the Building as a result of Tenant’s proposed Tenant Improvements or, in accordance with Section 11(a) of the lease, subsequent Alterations. Landlord will additionally provide Tenant with necessary path of travel drawings for the portion of the Property located outside of the Premises.

3.4 Notice of Completion; Copy of Record Set of Plans. Within fifteen (15) days after completion of construction of the Tenant Improvements, Tenant shall cause a notice of completion to be recorded in the office of the recorder of San Francisco County shall furnish a copy thereof to Landlord upon such recordation, and shall timely give all notices required pursuant to the California Civil Code. If Tenant fails to do so, Landlord may execute and file such notice of completion and give such notices on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. Within thirty (30) days following the completion of construction, (i) Tenant shall cause the Architect and Contractor (a) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (b) to certify to the best of their knowledge that the updated drawings are true and correct, which certification shall survive the expiration or termination of the lease, and (c) to deliver to Landlord such updated drawings in accordance with Landlord’s then-current cad requirements, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises. Tenant’s obligations set forth in this Section are collectively referred to as the “Completion Obligations.”

SECTION 4

LANDLORD DELAY

As used herein, “Landlord Delay” shall mean an actual delay in the substantive completion of the Tenant Improvements in any Suite resulting from (i) failure of Landlord to timely approve or disapprove any Construction Drawings; (ii) unreasonable and material interference by Landlord, its employees, agents or Contractors with the completion of the Tenant Improvements; or (iii) delays due to the acts or failures to act of Landlord, its agents or Contractors with respect to payment of the allowance. If Tenant contends that a Landlord delay has occurred, Tenant shall notify Landlord in writing (the “Delay Notice”) of the event which constitutes such Landlord delay. If the actions or inactions or circumstances described in the delay notice qualify as a Landlord delay (such notice may be delivered via electronic mail to Landlord’s construction representative identified below, with a copy to), and are not cured by Landlord within two (2) business days after Landlord’s receipt of the delay notice, then a potential Landlord delay shall be deemed to have occurred commencing as of the expiration of such two (2) business day period. Notwithstanding the foregoing to the contrary, Tenant will, in any event, use Reasonable Efforts to mitigate the effect of any potential Landlord delay by re-scheduling or re-sequencing work, as and to the extent feasible (provided that Tenant will not be required to incur overtime or after-hours charges in such efforts unless Landlord agrees to bear the cost of such overtime or after-hours charges). However, if and to the extent that Landlord satisfied any timing requirement set forth in this work agreement by acting or responding, as the case may be, one (i) or more days’ prior to the scheduled date set forth herein for such action or response (each, a “Schedule Saving Day”), then any aggregate Landlord delay described in above shall first be offset against and reduced on a day-for-day basis by the aggregate number of schedule saving days. If and to the extent that the substantial completion of the Tenant Improvements in any Suite is delayed due to any Landlord delay, then the Rent Commencement Date for the applicable Suite (or, in the case of 600 spear, the anticipated Rent Commencement Date) shall be delayed on a day-for-day basis for each such day that such work is so delayed by Landlord delay), after accounting for any schedule saving day(s).

SECTION 5

MISCELLANEOUS

5.1 Tenant’s Representative. Tenant has designated Alex Holton as its sole representative with respect to the matters set forth in this work agreement, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of Tenant as required in this work agreement.

5.2 Landlord’s Representative. Landlord has designated Christine Mann as its sole representative with respect to the matters set forth in this work agreement, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of Landlord as required in this work agreement.

5.3 Tenant’s Agents. All Contractors, subcontractors, laborers, materialmen, vendors and suppliers retained by or through Tenant shall be union labor in compliance with the then existing master labor agreements.

5.4 Time of the Essence in This Work Agreement. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. Ln all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

5.5 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the lease, if a Default by Tenant under the lease (including, without limitation, any Default by Tenant under this work agreement) has occurred at any time on or before the substantial completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the lease, Landlord shall have the right to withhold payment of all or any portion of the Allowance and/or Landlord may cause Contractor to cease the construction of the Tenant Improvements, and (ii) all other obligations of Landlord under the Terms of this work agreement shall be forgiven until such time as such Default is cured pursuant to the Terms of the lease. Any delay in the Substantial Completion of the Tenant Improvements caused by the exercise of Landlord’s rights pursuant to this Section shall be a Tenant Delay.

5.6 Freight Elevators. Landlord shall, consistent with its obligations to other Tenants of the Building, make the freight elevator reasonably available to Tenant without cost in connection with Tenant’s initial decorating, furnishing and moving into the Premises and, at the Expiration Date moving out of the Premises (provided that with respect to Tenant’s move-out, if Landlord is required to pay for a separate elevator security guard for such usage and/or pay overtime or “after-hours” overtime rates for any elevator operator, Tenant will bear such costs).

EXHIBIT “C”

COMMENCEMENT LETTER

Date

Re:

Lease dated as of                     , by and between 50 BEALE STREET LLC, as Landlord, and                                           , as Tenant, for 65,479 rentable square feet on the ground floor, sixth (6th) floor, and eleventh (11th) floors of the Building located at 50 Beale Street, San Francisco, California.

Dear                     :

In accordance with the Terms and conditions of the above referenced lease, Tenant accepts possession of the Premises and agrees:

1.	The Initial Premises delivery date is ;

2.	The Initial Premises Rent Commencement Date is ;

3.	The Delivery Date for Suite 100 is , ;

4.	The Suite 100 Rent Commencement Date is , ;

5.	The Abatement Period for the Initial Premises is the period commencing on , and expiring on , ;

6.	The Expiration Date is ; and

7.	The schedule of Base Rent payable for the Premises is as follows: [TO BE ADDED]

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this commencement letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,	Agreed and Accepted:

Tenant:
Property Manager
	By:	[EXHIBIT — DO NOT SIGN)
Name:
Title:

C-1

EXHIBIT “D”

RULES AND REGULATIONS

1. The sidewalks, entry passages, corridors, halls, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than that of ingress and egress. The floors, skylights and windows that reflect or admit light into any place in the Building shall not be covered or obstructed by Tenant. The toilets, drains and other water apparatus shall not be used for any other purpose than those for which they were constructed and no rubbish or other obstructing substances shall be thrown therein.

2. No advertisement, signs, pictures, placards or other notice shall be inscribed, painted or affixed on any part of the outside or inside of the Building, except upon the doors, and of such order, size and style, and at such places, as shall be approved and designated by Landlord. Interior signs on doors will be ordered for Tenant by Landlord, the cost thereof to be charged to and paid for by Tenant.

3. Tenant shall not do or permit to be done in the Premises, or bring or keep anything therein, which shall in any way increase the rate of insurance carried by Landlord on the Building, or on the Property, or obstruct or interfere with the rights of other Tenants or in any way injure or annoy them, or violate any applicable laws, codes or regulations. Tenant, its agents, employees or invitees shall maintain order in the Premises and the Building, shall not make or permit any improper noise in the Premises or the Building or interfere in any way with other Tenants, or those having business with them. Nothing shall be thrown by Tenant, its clerks or servants, out of the windows or doors, or down the passages or skylights of the Building. No rooms shall be occupied or used as sleeping or lodging apartments at any time. No part of the Building shall be used or in any way appropriated for gambling, immoral or other unlawful practices, and no intoxicating liquor or liquors shall be sold in the Building.

4. Tenant shall not employ any persons other than the janitors of Landlord (who will be provided with pass-keys into the offices) for the purpose of cleaning or taking charge of the Premises, except as may be specifically provided otherwise in the Lease.

5. No animals, birds, bicycles or other vehicles shall be allowed in the offices, halls, corridors, elevators or elsewhere in the Building, without the approval of Landlord.

6. No painting shall be done, nor shall any Alterations be made to any part of the Building or the Premises by putting up or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or plastering, nor shall any connection be made in the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole and, when any part thereof shall be broken by Tenant or Tenant’s agent, the same shall be immediately replaced or repaired by Tenant (subject to Tenant’s compliance with Article 21 of the Lease) and put in order under the direction and to the satisfaction of Landlord, or its agents, and shall be kept whole and in good repair. Tenant shall not injure, overload, or deface the Building, the woodwork or the walls of the Premises, nor carry on upon the Premises any noxious, noisy or offensive business.

7. Two (2) keys will be furnished Tenant without charge. No additional locks or latches shall be put upon any door and no locks shall be changed without the written consent of Landlord. Tenant, at the termination of the Lease, shall return to Landlord all keys to doors in the Building. Tenant shall not alter locks or install new locks without approval from Landlord.

D-1

8. Landlord in all cases retains the power to prescribe the weight and position of iron safes or other heavy articles. Tenant shall make arrangements with the superintendent of the Building when the elevator is required for the purpose of the carrying of any kind of freight.

9. The use of burning fluid, camphene, benzine, kerosene or anything except gas or electricity, for lighting the Premises, is prohibited. No offensive gases or liquids will be permitted.

10. If Tenant desires blinds, coverings or drapes over the windows, they must be of such shape, color and material as may be prescribed by Landlord, and shall be erected only with Landlord’s consent and at the expense of Tenant. No awnings shall be placed on the Building. Window covering shall be closed when the effect of sunlight would impose unnecessary loads on the air conditioning system.

11. All wiring and cabling work shall be done only by Contractors approved in advance by Landlord and Landlord shall have the right to have all such work supervised by building engineering/maintenance personnel. No antenna or cabling shall be installed on the roof or exterior walls of the Building.

12. At Landlord’s discretion, Landlord may hire security personnel for the Building, and every person entering or leaving the Building may be questioned by such personnel as to the visitor’s business in the Building and shall sign his or her name on a form provided by the Building for so registering such persons. Landlord shall have no liability with respect to breaches of the Building security, if any.

13. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name or street address of the Building or the room or suite number of the Premises.

14. The freight elevator shall be available for use by all tenants in the Building subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord and any costs incurred by Landlord shall be reimbursed by Tenant.

15. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited and each Tenant shall cooperate to prevent the same.

16. Each tenant shall ensure that all doors to its premises are locked and all water faucets or apparatus and office equipment are shut off before the Tenant or its employees leave such premises at night. On multiple tenancy floors, all Tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

17. The toilets, urinals, wash bowls and other restroom facilities shall not be used for any purpose other than for which they were constructed, no foreign substance of any kind whatsoever may be thrown therein and the expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

18. Each tenant shall store its refuse within its premises. No material shall be placed in the refuse boxes or receptacles if such material is of such a nature that it may not be disposed of in the ordinary and customary manner of removal without being in violation of any law or ordinance governing such disposal.

19. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

D-2

EXHIBIT “E”

ASBESTOS NOTIFICATION

This Exhibit is attached to and made a part of the lease by and between 50 BEALE STREET LLC, a Delaware limited liability company (“Landlord”), and MAPLEBEAR, INC., a Delaware corporation d/b/a Instacart (“Tenant”), for space in the Building located at 50 Beale Street, San Francisco, California.

As you may know, asbestos, because of its insulating and fire-resistant properties, was historically used in some construction materials. California’s Connelly Act, as well as federal osha and some other California rules, now require building owners and Landlords to make certain notifications regarding known asbestos-containing materials (“ACM”) and presumed ACMs (“PACM”). PACM consists of certain older construction materials that commonly contained asbestos. This Exhibit is designed to provide you with the required ACM and PACM notifications.

ACM

Our asbestos survey(s) for the Building did note the presence, location or quantity of ACM in the Building as follows: vinyl floor tile, linoleum sheeting, built-up roofing material, associated tar and transite paneling located on the cooling towers, and rope sealant around duct penetrations.

PACM

PACM consists of thermal system insulation and surfacing material found in buildings constructed prior to 1981, and asphalt or vinyl flooring installed prior to 1981. “Surfacing material” means material that is sprayed-on, troweled-on or otherwise applied to surfaces (such as acoustical plaster on ceilings and fireproofing materials on structural members, or other materials on surfaces for acoustical, fireproofing, and other purposes). Because this building was constructed prior to 1981, PACM may be present.

The fact that our survey(s) may identify such materials as PACM does not necessarily mean that no other PACM exists in the Building. Please be advised that if any thermal system insulation, asphalt or vinyl flooring or surfacing material, of the type described above, are found to be present in the Building, such materials must be considered PACM unless properly tested and shown otherwise.

Because of the presence of ACM and the potential presence of PACM in the Building, we are providing you with the following warning, which is commonly known as a California Proposition 65 warning:

WARNING: This Building contains asbestos, a chemical known to the state of California to cause cancer.

In addition, you should be aware that there are certain potential health risks that may result from exposure to asbestos. Because we are not physicians, scientists or industrial Hygienists, we have no special knowledge of the health impact of exposure to asbestos. However, we hired an environmental consulting firm to prepare an asbestos operations and maintenance plan (“O&M Plan”) to address asbestos matters at the Building. The O&M Plan is designed to minimize the potential for a release of asbestos fibers and outlines a schedule of actions to be undertaken with respect to asbestos. The written O&M Plan is available for your review at our building management office during regular business hours, and a copy of the O&M Plan will be provided to you upon request.

E-1

In general, the written O&M Plan describes the risks associated with asbestos exposure and how to prevent such exposure. The O&M Plan describes those risks as follows: asbestos is not a significant health concern unless asbestos fibers are released and inhaled. If inhaled, asbestos fibers can accumulate in the lungs and, as exposure increases, the risk of disease (such as asbestosis and cancer) increases. However, measures to minimize exposure and consequently minimize the accumulation of fibers, reduces the risk of adverse health effects.

The O&M Plan is designed to safely manage the ACM and PACM in the Building and to avoid the inadvertent disturbance of such ACM or PACM. To that end, the O&M Plan provides for the training of building housekeeping and maintenance personnel so that they can conduct their work without causing a release of asbestos fibers. As part of the O&M Plan, we maintain records of all asbestos-related activities and the results of any asbestos survey, sampling or monitoring conducted in the Building.

The written O&M Plan describes a number of activities that should be avoided in order to prevent a release of asbestos fibers in the Building. In particular; you should be aware that some of the activities which may present a health risk by causing an airborne release of asbestos fibers include moving, drilling, boring or otherwise disturbing ACM or PACM. Consequently, such activities should not be attempted by any person not qualified to handle ACM or PACM. In other words, you must obtain the approval of building management prior to engaging in any such activities. Please contact the Property manager for more information in this regard. In addition, please contact the Property manager if you notice any deterioration or disturbance of ACM or PACM. Also, note that the identification of ACM and PACM in this Exhibit is based on actual knowledge and assumptions that the law requires us to make; the materials identified herein do not necessarily comprise all asbestos in the Building.

Please be aware that you may have certain obligations under California and federal laws with regard to the ACM and PACM in the Building, including obligations to notify your own employees, Contractors, subtenants, agents and others of the presence of ACM and PACM. You are solely responsible for complying with all such applicable laws.

Please contact the Property manager if you have any questions regarding the contents of this Exhibit.

E-2

EXHIBIT “F”

FORM OF LETTER OF CREDIT

Irrevocable Standby Letter of Credit No.

Beneficiary:	Issuance Date:

50 BEALE STREET LLC c/o PARAMOUNT GROUP, INC. 1633 Broadway, Suite 1801 New York, NY 10019

Attention: Bernard A. Marasco

Senior Vice President - Counsel, Leasing and Property Management

Accountee/Applicant:

Attn:

Ladies and Gentlemen:

We hereby establish our irrevocable Letter of Credit no.                      in your favor for the account of                      for an amount not to exceed in the aggregate                                           U.S. Dollars ($             ).

Funds under this credit are available against presentation of this original Letter of Credit and the attached Exhibit A, with the blanks appropriately completed.

This Letter of Credit expires and is payable at the office of                                           [Issuing Bank’s name, address, department, and fax number], on or prior to                     , 20     [enter the Expiration Date], or any extended date as hereinafter provided for (the “Expiration Date”).

If the Expiration Date shall ever fall on a day which is not a business day, then such Expiration Date shall automatically be extended to the date which is the next business day. It is a condition of this Letter of Credit that the Expiration Date will be automatically extended without amendment for one (i) year from the Expiration Date hereof, or any future Expiration Date, unless at least sixty (60) days prior to any Expiration Date we notify you by certified mail, return receipt requested, or overnight courier service with proof of delivery to the address shown above, attention: Bernard A. Marasco, Senior Vice President - Counsel, Leasing and Property Management, and concurrently notify Paramount Group Inc., Spear Tower, One Market Plaza, Suite 345, San Francisco, California 94105, attention: Area Asset Manager/General Manager, in the same delivery method, that we elect not to extend the Expiration Date of this Letter of Credit. Upon your receipt of such notification, you may draw against this Letter of Credit by presentation of this original Letter of Credit and the attached Exhibit B, with the blanks appropriately completed.

Demands presented by fax (to fax number                      are acceptable; provided that if any such demand is presented by fax, the original exhibit and Letter of Credit shall be simultaneously forwarded by overnight courier service to our office located at the address stated above; provided further that the failure of the courier service to timely deliver shall not affect the efficacy of the demand. Further, you shall give telephone notice of a drawing to the Bank, attention:                      at                     , on the day of such demand, provided that your failure to provide such telephone notification shall not invalidate the demand.

Drawing(s) in compliance with all of the terms of this Letter of Credit, presented prior to 11:00 A.M., pacific time, on a Business Day, shall be made to the account number or address designated by you of the amount specified, in immediately available funds, on the immediately following Business Day.

Drawing(s) in compliance with all of the terms of this Letter of Credit, presented on or after 11:00 A.M., pacific time, on a Business Day, shall be made to the account number or address designated by you of the amount specified, in immediately available funds, on the second Business Day.

This Letter of Credit is transferable any number of times without charge to you. Any transfer must be requested in accordance with our transfer form, which is attached as Exhibit C, accompanied by the return of this original Letter of Credit and all amendments thereto for endorsement thereon by us to the transferee. This Letter of Credit is transferable provided that such transfer would not violate any governmental rule, order or regulation applicable to us.

We hereby engage with you that documents (including fax documents) presented in compliance with the Terms and conditions of this Letter of Credit will be duly honored if presented to our bank on or before the Expiration Date of this Letter of Credit, which is                     , 20    .

Multiple and partial drawings are permitted.

This Letter of Credit is subject to the international standby practices 1998, international chamber of commerce publication no. 590.

[Issuing Bank’s name]

By:
Name:
Title:

Exhibit A

SIGHT DRAFT

Irrevocable Standby Letter of Credit No.

Date of This Draft:

To:

Name of Issuing Bank

Address

Re:	Irrevocable Standby Letter of Credit No.

To the order of 50 Beale Street LLC

Pay                                           ($             )

At Sight

For value received under Letter of Credit No.                     .

Payment of the amount demanded is to be made to the beneficiary by wire Transfer in immediately available funds in accordance with the following instructions:

[Payment instructions to be inserted]

By:
Name:
Title:

Exhibit B

Irrevocable Standby Letter of Credit No.

Date:

To:

Name of Issuing Bank

Address

Ladies and Gentlemen:

Re: Irrevocable Standby Letter of Credit No.

The undersigned, a duly authorized official of                                          , a(n)                     , (hereinafter referred to as “Landlord”), hereby certifies that Landlord is entitled to draw upon Irrevocable Standby Letter of Credit No.                      in the amount of $              [amount in words U.S. Dollars] as we have been notified that the Letter of Credit will not be extended and                                           has not provided us with an acceptable substitute irrevocable standby Letter of Credit in accordance with the Terms of that certain lease agreement (the “Lease”) dated as of                     ,          by and between Landlord and                                           , as Tenant.

Drawn under Irrevocable Standby Letter of Credit No.                      issued by                                           [name of Issuing Bank].

Payment of the amount demanded is to be made to the beneficiary by wire Transfer in immediately available funds in accordance with the following instructions:

[Payment instructions to be inserted]

[Beneficiary’s name]

By:
Name:
Title:

Exhibit C

Irrevocable Standby Letter of Credit No.

Date:

To:

Name of Issuing Bank

Address

Ladies and Gentlemen:

Re:	Irrevocable Standby Letter of Credit No.

For value received, the undersigned beneficiary hereby irrevocably transfers to:

(Name of Transferee)

(Address)

(City, State, Zip Code)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

The advice of such Letter of Credit is returned herewith, and we ask you to endorse the Transfer on the reverse thereof, and forward it direct to the Transferee with your customary notice of Transfer.

Very truly yours,

[Beneficiary’s name]

By:
Name:
Title:

The above signature with title as stated conforms to that on file with us and is authorized for the execution of said instruments.

[Name of Authenticating Bank]

By:
Name:
Title:

EXHIBIT “G”

OPTIONS

This Exhibit Is attached to and made a part of the lease by and between 50 BEALE STREET LLC, a Delaware limited liability company (“Landlord”), and MAPLEBEAR, INC., a Delaware corporation, d/b/a Instacart (“Tenant”), for space in the Building located at 50 Beale Street, San Francisco, California.

1. Expansion Option.

(a) Grant of Option; Conditions. Landlord hereby grants to Tenant the one time option (the “Expansion Option”) to expand the Premises to include either Suite 700, consisting of the entire seventh (7th) floor of the Building, as shown on Exhibit A-4, (“Suite 700”) or Suite 1000, consisting of the entire tenth (10th) floor of the Building, as shown on Exhibit A-5 (“Suite 1000”) (the applicable Suite being referred to herein as the “Expansion Space”). Landlord will notify Tenant which Suite constitutes the expansion space within thirty (30) days after receipt of the expansion notice (defined below). The date on which Landlord delivers the expansion space to Tenant in accordance with the Terms of this Section 1 being referred to as the “Expansion Space Delivery Date”). Tenant may exercise the expansion option if:

(i) Landlord receives written notice (the “Expansion Notice”) from Tenant of the exercise of the expansion option on or before December 1, 2015; and

(ii) Tenant is not in Default under the lease at the time Landlord receives the expansion notice (and, at Landlord’s option, as of the Expansion Space Delivery Date); and

(iii) Tenant’s interest in the Lease has not been assigned (other than pursuant to a Permitted Transfer) prior to or as of the time Landlord receives the Expansion Notice (and, at Landlord’s option, as of the Expansion Space Delivery Date); and

(iv) the Expansion Space is intended for the exclusive use of only Tenant or an assignee pursuant to a PERMITTED TRANSFER; and

(v) Tenant has not vacated or abandoned the Premises at the time Landlord receives the Expansion Notice.

(b) Terms for Expansion Space.

(i) The annual Base Rent rate per square foot for the expansion space shall be the rate per square foot per annum then payable with respect to the Initial Premises, which Base Rent shall be payable from and after the date (the “Expansion Space Rent Commencement Date”) that is the earlier of (i) one hundred twenty (120) days after the Expansion Space Delivery Date and (ii) the date Tenant occupies any portion of the Expansion Space for the purposes of conducting Tenant’s business operations therein.

(ii) Tenant shall pay Operating Expenses and Taxes for the Expansion Space on the same terms and conditions set forth in the Lease, provided that the Base Year with respect to the Expansion Space will be the calendar year in which such term commences, unless the commencement date is October 1, or later, which case the Base Year shall be the following year.

(iii) The term for the Expansion Space shall commence on the Expansion Space Delivery Date and shall end, unless sooner terminated pursuant to the Terms of the lease on the

Expiration Date. If Landlord is delayed in delivering possession of the Expansion Space to Tenant due to the holdover or unlawful possession of the Expansion Space by any party, Landlord shall use Reasonable Efforts to obtain possession of the Expansion Space, and the Expansion Space Delivery Date shall be postponed until the date Landlord delivers possession of the Expansion Space to Tenant free from occupancy by any party.

(iv) Tenant shall have the right to construct Tenant Improvements within the Expansion Space in accordance with the Terms and provisions of a work agreement substantially similar to the work agreement, provided that the only allowance that Tenant shall be entitled to receive with respect to the Expansion Space is an allowance in the amount of $60.00 per rentable square footage of the Expansion Space.

(v) The Expansion Space shall be considered part of the Premises, subject to all of the Terms and conditions of the Lease; except that no allowances, credits, abatements or other concessions (if any) set forth in the Lease for the Premises shall apply to the Expansion Space.

(vi) The Letter of Credit Amount shall be increased such that it shall equal ten (10) months’ Base Rent payable during the final ten (10) months of the Term, subject to reduction in the manner set forth in Article 8 in the Lease, on a proportionate basis.

(c) Expansion Amendment. If Tenant is entitled to and properly exercises the Expansion Option, Landlord shall prepare an amendment (the “Expansion Amendment”) to reflect the commencement date of the Term for the Expansion Space and the changes in Base Rent, rentable area of the Premises, Tenant’s Share, Letter of Credit Amount, and other appropriate terms. A copy of the Expansion Amendment shall be executed by Tenant and returned to Landlord within a reasonable time; provided, however, that following Tenant’s delivery of the expansion notice, an otherwise valid exercise of the Expansion Option shall be fully effective whether or not the expansion amendment is executed and delivered by Tenant.

2. Right of First Offer.

(a) Generally. Subject to the rights of building Tenants existing as of the Effective Date and to Landlord’s right to grant or negotiate renewals with such Tenants whether pursuant to existing options or not (collectively, “Superior Rights”), Tenant shall have the one-time right of first offer with respect to one(1) Entire floor of the Building contiguous to a floor which is then included in the Premises during the initial term, which floor will be selected by Landlord in Landlord’s sole discretion, if and when the same becomes available for lease (described below) (the “Offering Space”). Offering Space shall be deemed to be “Available for Lease” as follows: (i) with respect to any Offering Space that is under lease from time to time to third parties, such Offering Space shall be deemed to be available for Lease when Landlord has determined that such third party will not extend or renew the term of its lease for the offering space, no occupant has a superior right which is subject to exercise and Landlord is ready to market such space for lease, or (ii) with respect to any Offering Space that is not under lease, such Offering Space shall be deemed to be available for lease when Landlord has determined that no occupant has a Superior Right which is subject to exercise and Landlord is ready to market such space for lease. After Landlord has determined that the Offering Space is available for lease, Landlord shall advise Tenant (the “Advice”) of the terms under which Landlord is prepared to lease such Offering Space to Tenant (including rental terms (which will be Landlord’s determination of the fair market rent for such Offering Space ) and concessions, which will be reasonably consistent with the terms of similar transactions recently entered into by Landlord in the Building) for a term that commences as of the date that is the earlier of (w) one hundred twenty (120) days after date of Landlord’s delivery of the Offering Space to Tenant and (x) the date Tenant occupies any portion of the Offering Space for the purposes of conducting Tenant’s business operations therein, which term shall be equal to the greater of (y) three (3) years and (z) the remainder of the Term; in no event will Landlord deliver an advice to Tenant which specifies an anticipated date of availability of such Office Space that is less than ninety (90) days after the date of delivery of the Advice. Tenant may lease such Offering Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord (“Notice of Exercise”) within five (5) business days after the date of delivery of the Advice, except that Tenant shall have no such right of first offer and Landlord need not provide Tenant with an Advice, if:

(i) Tenant is in Default under the Lease at the time Landlord would otherwise deliver the Advice; or

(ii) More than thirty five percent (35%) of the rentable area of the Premises is sublet pursuant to subleases (other than pursuant to a Permitted Transfer) at the time Landlord would otherwise deliver the Advice; or

(iii) Tenant’s interest in the Lease has been assigned (other than pursuant to a Permitted Transfer) prior to the date Landlord would otherwise deliver the Advice; or

(iv) Tenant is not in occupancy of at least sixty five percent (65%) of the rentable area of the Premises on the date Landlord would otherwise deliver the Advice.

(b) Terms. The term for the Offering Space shall commence upon the commencement date stated in the Advice and thereupon such Offering Space shall be considered a part of the Premises, provided that all of the Terms stated in the Advice shall govern Tenant’s leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the Terms and conditions of the Lease shall apply to the Offering Space. Notwithstanding the foregoing, if Tenant determines that the rate set forth in Landlord’s Advice does not accurately reflect the Fair Market Rent for the Offering Space, Tenant shall have the right to provide Landlord with a Notice Of Exercise that is specifically conditioned upon Landlord’s and Tenant’s agreement on the Fair Market Rent for the Offering Space. In such event, for a period of fifteen (15) days after the date of Tenant’s Notice Of Exercise, Landlord and Tenant shall work together in good faith to determine the Fair Market Rent for the Offering Space. If Landlord and Tenant fail to agree upon the Fair Market Rent within such fifteen (15) day period. The Fair Market Rent will be determined in accordance with the procedures set forth in Section 3(d) below and the expiration of such fifteen (15) day period will be deemed to be the expiration of the “Negotiation Period” for such purposes. The Letter of Credit Amount shall be increased such that it shall equal ten (10) months’ Base Rent payable during the final ten (10) months of the Term.

(c) Limitation on Right of First Offer. The rights of Tenant hereunder with respect to the Offering Space shall terminate on the earlier to occur of: (i) with respect to any Offering Space that is the subject of an Advice, Tenant’s failure to exercise its Right Of First Offer within the ten (10) business day period provided in Section 2(a) above, and (ii) with respect to any Offering Space which would otherwise have been the subject of an Advice, the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in clauses (i) through (iv) of Section 2(a) above.

(d) Offering Amendment. If Tenant exercises its right of first offer, Landlord shall prepare an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the Terms set forth in the Advice and reflecting the changes in the Base Rent, Rentable Area of the Premises, Tenant’s Share, the increase in the Letter of Credit Amount, and other appropriate terms. A copy of the Offering Amendment shall be (i) sent to Tenant within a reasonable time after receipt of the Notice Of Exercise executed by Tenant, and (ii) executed by Tenant and returned to Landlord within fifteen (15) business days thereafter, but an otherwise valid exercise of the Right Of First Offer shall be fully effective whether or not the Offering Amendment is signed.

3. Renewal Option.

(a) Grant of Option; Conditions. Tenant shall have the right to extend the Term of the lease (each, a “Renewal Option”) for one additional period of five (5) years (the “Renewal Term”), if:

(i) Landlord receives notice of exercise (“Initial Renewal Notice”) not less than fifteen (15) full calendar months prior to the Expiration Date and not more than eighteen (18) full calendar months prior to the Expiration Date; and

(ii) Tenant is not in monetary Default at the time that Tenant delivers its Initial Renewal Notice or, at Landlord’s option, as of the Expiration Date; and

(iii) No more than twenty-five percent (25%) of the rentable area of the Premises is sublet pursuant to subleases which, inclusive of potential renewal or extension options, extend through substantially the remainder of the Term (other than pursuant to one (1) or more Permitted Transfers) at the time that Tenant delivers its initial renewal notice; and

(iv) Tenant (and not any subtenant other than a Transferee pursuant to a Permitted Transfer) is in occupancy (described below) of at least seventy five percent (75%) of the rentable area of the Premises as of the date Tenant delivers its Initial Renewal Notice. “Occupancy” (and related variations of the term) shall mean Tenant’s physical occupancy of the applicable space for the conduct of Tenant’s business, and shall not include any space that is subject to a sublease or that has been vacated by Tenant, other than a vacation of the space as reasonably necessary in connection with the performance of approved Alterations or by reason of a fire or other casualty or a taking.

(v) Tenant’s interest in the Lease has not been assigned (other than pursuant to a Permitted Transfer) prior to the date that Tenant delivers its Initial Renewal Notice.

(b) Terms applicable to Premises during Renewal Term. The initial Base Rent rate per rentable square foot of the Premises during the renewal term shall equal the fair market (hereinafter defined) rate per rentable square foot for the Premises, which may be higher or lower than Base Rent as of the Expiration Date. Base rent during the renewal term shall include annual increases, if at all, in accordance with such increases assumed in the determination of fair market rate. Tenant shall pay Operating Expenses, and Taxes for the Premises during the renewal term in accordance with the Terms of the lease, except that the base year shall be adjusted to be the calendar year 2020.

(c) Initial Procedure for determining Fair Market. Within thirty (30) days after receipt of Tenant’s initial renewal notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Renewal Term. Within thirty (30) days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Renewal Term, Tenant shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s agreement with Landlord’s determination of the Fair Market rate for the Renewal Term, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such thirty (30) day period, Tenant will be deemed to have delivered a Rejection Notice. If Tenant provides (or is deemed to have provided) Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides (or is deemed to have provided) Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Fair Market rate for the Premises during the Renewal Term. Upon agreement, Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant fail to agree upon the Fair Market rate within thirty (30) days after the date Tenant provides (or is deemed to have provided) Landlord with a Rejection Notice (the “Negotiation Period”), the Fair Market rate will be determined in accordance with the arbitration procedures described below.

(d) Arbitration Procedure.

(i) Landlord and Tenant, within five (5) days after the date of expiration of the Negotiation Period, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Fair Market rate for the Premises during the Renewal Term (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Fair Market rate shall be the average of the two Estimates. If the fair market rate is not resolved by the exchange of Estimates, then, within fourteen (14) days after the exchange of Estimates, Landlord and Tenant shall each select a real estate broker to determine which of the two Estimates most closely reflects the Fair Market rate for the Premises during the Renewal Term. Each such real estate broker so selected shall have had at least the immediately preceding ten (10) years’ experience as a real estate broker leasing first-class office space in the San Francisco financial district, with working knowledge of current rental rates and practices.

(ii) Upon selection, Landlord’s and Tenant’s brokers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Fair Market rate for the Premises. The Estimate chosen by the brokers shall be binding on both Landlord and Tenant. If either Landlord or Tenant fails to appoint a broker within the fourteen (14) day period referred to above, the broker appointed by the other party shall be the sole broker for the purposes hereof. If the two brokers cannot agree upon which of the two estimates most closely reflects the Fair Market within twenty (20) days after their appointment, then, within fourteen (14) days after the expiration of such twenty (20) day period, the two brokers shall select a third broker meeting the aforementioned criteria. Once the third broker (the “Arbitrator”) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the Arbitrator shall make his or her determination of which of the two Estimates most closely reflects the Fair Market rate and such Estimate shall be binding on both Landlord and Tenant. The parties shall share equally in the costs of the Arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

(iii) If the Fair Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the Term for the Premises until such time as the Fair Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Renewal Term. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

(e) Renewal Amendment. If Tenant is entitled to and properly exercises the Renewal Option, Landlord shall prepare an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, Base Year, term, termination date and other appropriate terms. Tenant shall execute and return the Renewal Amendment to Landlord within fifteen (15) business days after Tenant’s receipt of same, but an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

(f) Fair Market. For purposes hereof, “Fair Market” shall mean the arms’ length fair market annual rental rate per rentable square foot under new and renewal leases and amendments (other than renewal amendments with rental rates which are defined by a pre-established formula (such as, for example, “CP1 escalator” or a fixed percentage increase) or are subject to a pre-set “cap”), with terms commencing within six (6) months before or after the date of commencement of the renewal term, for Tenants of comparable credit worthiness to the Tenant, for space comparable to the Premises in the Building and in class “A” office buildings Comparable to the Building in the San Francisco, California, financial district (“Comparable Buildings”). The determination of fair market shall take into account any material economic differences between the Terms of the lease and any comparison lease or amendment, such as rent abatements, Tenant improvement allowances, construction costs and other concessions and the manner, if any, in which the Landlord under any such lease is reimbursed for Operating Expenses and Taxes, as well as the level of improvements existing in the Premises.

EXHIBIT “H”

WINDOW SIGNAGE (SUITE 100)

[TO BE PROVIDED AT A SUBSEQUENT DATE]

H-1

EXHIBIT “I”

BICYCLE STORAGE LICENSE AGREEMENT

Date of agreement:	, 20

Name and address of
Licensor (“Licensor”):	50 Beale Street LLC 50 Beale Street, Suite 150 San Francisco, CA 94015 Attention: Asset Manager/General Manager

With a Copy to:

PARAMOUNT GROUP, INC. 1633 Broadway, Suite 1801 New York, NY 10019
	Attention:	Bernard A. Marasco, Senior Vice President-
Counsel, Leasing & Property Management

With a Copy to:

PARAMOUNT GROUP, INC. Spear Tower, One Market Plaza, Suite 1300 San Francisco, CA 94105
	Attention:	Area Asset Manager/General Manager

Name, address and telephone
Number of licensee (“Licensee”):

Tel. No.:

Name of Tenant (“Tenant”):	, a

Address of building (“Building”):	50 Beale Street, San Francisco, California

Color, manufacturer and serial
Number of non-motorized two wheel
Bicycle owned by licensee (the “Bike”):

1. Parties. Licensor and Tenant have entered into a Lease (the “Lease”), and pursuant to the Lease Tenant Leases space in the Building (the “Premises”) from Licensor. Licensee is an employee or principal of Tenant who works at the Premises on a regular basis. The Building contains a Bicycle Storage Area (the “Bike Storage Area”), as depicted on Exhibit A attached hereto. Tenant has requested that Landlord permit Licensee to store the bike in the Bike Storage Area while Licensee is at work in the Premises, and Landlord has agreed to permit Licensee to use the Bike Storage Area on the Terms and conditions set forth in this Bicycle Storage License Agreement (“Agreement”). Licensee acknowledges and agrees that Licensor would not have agreed to permit Licensee to use the Bike Storage Area unless Licensee had agreed to all of the terms and conditions of this Agreement.

2. License. Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, a non-exclusive license to store the Bike in the Bike Storage Area during the time Licensee is actually present in the Premises. The Bike Storage Area includes an area for the storage of multiple bicycles and Licensee shall only have the right to store the Bike in the Bike Storage Area while Licensee is present in the Building, and the Bike shall not be stored in the Bike Storage Area overnight. Licensee acknowledges that other persons will also be storing bicycles in the Bike Storage Area, and that Licensee does not have the exclusive right to use all or any part of the Bike Storage Area. Licensee acknowledges that at times the Bike Storage Area may be full, and in this event, Licensee shall store the Bike in another location that is not located at the Building. By way of example, and not limitation, bicycles shall not be stored at entrances or approaches to the Building, brought onto an elevator or stored in the Premises. Licensee shall only store the Bike in the Bike Storage Area and shall not store any other bicycles, helmets, clothes or other personal property in the Bike Storage Area. Licensee shall use the Bike Storage Area in accordance with all applicable laws and regulations. Licensee agrees to comply with any rules and regulations which Licensor may adopt from time to time relating to the use of the Bike Storage Area. Licensee may require that Licensee place an identification sticker on the Bike so Licensor can easily confirm that the Bike is permitted to be stored in the Bike Storage Area. Licensee further acknowledges that all property or equipment placed by Licensee in the Bike Storage Area shall be at the Licensee’s sole risk and expense and Licensee shall be solely responsible for the security for the Bike while located in the Bike Storage Area. Licensor makes no representation or warranty concerning the condition or use of the Bike Storage Area or that the Bike Storage Area is secure of safe from criminal activity.

3. Term. The term (the “Term”) of this Agreement shall commence upon the mutual execution of this Agreement by Licensor and Licensee and shall terminate on the first to occur of the following events: (a) the termination of the Lease, (b) the date Licensee no longer works in the Premises on a regular basis, (c) the date Licensee’s employment with Tenant is Terminated, (d) the date Licensee has committed a Default (as defined below) and (e) five (5) days after either Licensee or Licensor gives written notice to the other party of its election to terminate this Agreement. Licensee acknowledges that Licensor shall have the right, in Licensor’s sole discretion, to expand, contract, eliminate or otherwise modify the Bike Storage Area. No expansion, contraction, elimination or modification of the Bike Storage Area, and no Termination of Licensee’s right to use the Bike Storage Area, shall entitle Licensee to any claim or remedy against Licensor including, but not limited to, damages.

4. Access Device Fee. Licensor may elect to provide Licensee with an access card or other device (“Access Device”) to control access to the Building and/or Bike Storage Area. In this event, Licensor shall provide Licensee with one Access Device subject to the payment by Licensee of a non-refundable fee for the access device. In addition, Licensor may charge Licensee a nonrefundable fee to replace lost, stolen or damaged Access Devices. Licensee acknowledges and agrees that this Agreement does not grant any estate, interest or leasehold or rental rights or privileges in any part of the Building including, but not limited to, the Bike Storage Area.

5. Waiver. Neither Licensor nor its directors, officers, shareholders, general partners, limited partners, members, employees, agents, or Contractors, or any party or entity under the direction or control of Licensor or any successor to the interest of Licensor in the Building or this Agreement (collectively, the “Licensor Parties”) shall be liable to Licensee or Licensee’s agents, employees, guests, invitees, or to any person claiming, by through or under Licensee for any injury to person, loss or damage to Licensee’s property (including, but not limited to, the Bike), or for loss or damage, occasioned by or through the acts of omission of Licensor or any other person, or by any other cause whatsoever. Licensee waives all claims against Licensor and the Licensor Parties for any loss, theft, vandalism, casualty, damage or the like, including consequential damages, however caused, to any person or any other property occasioned by theft, burglary, other criminal act, fire, act of god, public enemy, injunction, riot, strike, insurrection, war, court, order, requisition, or other order of governmental body or authority, and Licensee agrees to look solely to its own insurance for any recovery for the same. This waiver and release shall apply to any existing claims and any claims that may arise in the future based on the undersigned’s future use of the Bike Storage Area. The undersigned expressly waives all rights under the provisions of Section 1542 of the California Civil Code. Section 1542 of the California Civil Code provides that “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release which, if known by him or her, must have materially affected his or her settlement with the debtor.” The provisions of this Section shall survive the termination of this Agreement.

6. Indemnity. Licensee shall indemnify, hold harmless, and defend (with counsel reasonably satisfactory to Licensor) Licensor and the Licensor Parties from and against all claims, actions, demands, liabilities, damages, costs, penalties, forfeitures, losses, or expenses, including without limitation reasonable attorneys’ fees and the costs and expenses relating to the loss of life, bodily or personal injury, or property damage arising from or out of Licensee’s use and occupancy of the Bike Storage Area. The provisions of this Section shall survive the expiration or earlier termination of this Agreement.

7. Transfer of Building. If Licensor sells the Building, Licensor may Transfer and assign its interest, rights and obligations under this Agreement to the subsequent owner of the Building, and after such Transfer or assignment Licensor shall have no further liability or obligation under this Agreement, and Licensee agrees to look solely to such successor in interest of Licensor for performance of such obligations. Licensee shall have no right to transfer or assign its rights or obligations under this Agreement.

8. End of Term; Surrender. At the end of the Term, Licensee shall remove all of its personal property from the Bike Storage Area. If Licensee fails to remove any personal property by the end of the Term, then such personal property shall conclusively be deemed abandoned and Licensor may dispose of it as Licensor sees fit. Licensee shall reimburse Licensor for any storage or disposal costs on demand. Licensee shall return to Licensor any access device provided by Licensor on the termination date.

9. No Waiver. Failure by Licensor to insist on strict performance of any of the conditions, covenants, terms, or provisions of this Agreement or to exercise any of its rights under this Agreement may not be construed to waive such rights, but Licensor shall have the right to enforce such rights at any time and take such action as might be lawful or authorized hereunder, either in law or in equity.

10. Default. Licensee shall be in Default under this Agreement in the event Licensee fails to perform any of its obligation under this Agreement within five (5) days after written notice from Licensor to Licensee (a “Default”). In the event Licensee is in Default under this Agreement, Licensor shall have all rights and remedies available at law or in equity. Licensor’s rights under this Agreement are cumulative and the exercise of any rights and remedies does not exclude any right or remedy.

11. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the state of California. The invalidity of any provision of this Agreement as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

12. Entire Agreement; Modification. This Agreement contains the entire Agreement and understanding of the parties hereto with respect to any matter mentioned herein, and no prior or contemporaneous Agreement or understanding pertaining to any such matter shall be effective. This Agreement may be modified only by a writing signed by the parties in interest at the time of the modification.

13. Notices. Any notices or other communications required to be given by the parties hereunder shall be deemed given upon deposit in the U.S. Mails, certified mail, return receipt requested, or upon deposit with an overnight delivery service such as Federal Express, at the addresses set forth in the beginning of this Agreement, or upon receipt if personally delivered.

14. Counterpart Copies; Electronic Signatures. This Agreement and any documents or addenda attached hereto may be executed in two or more counterpart copies, each of which shall be deemed to be an original and all of which counterparts shall have the same force and effect as if the parties hereto had executed a single copy of this Agreement or the attached document or addenda. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, Licensor shall have the right to execute this Agreement and any documents and addenda attached to this Agreement using an electronic signature, and Licensor’s electronic signature shall be deemed valid and binding and admissible by either party against the other as if same were an original ink signature. If Licensor executes this Agreement or any documents or addenda attached to this Agreement using an electronic signature, Licensor’s electronic signature will appear in Licensor’s signature block. An email from Licensor, its agents, brokers, attorneys, employees or other representatives shall never constitute Licensor’s electronic signature or be otherwise binding on Licensor. Licensee shall not have the right to execute this Agreement or any documents or addenda attached hereto using an electronic Signature, and Licensee shall execute this Agreement and any documents or addenda attached hereto using an original ink signature.

IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first above written.

LICENSOR:

50 BEALE STREET, a Delaware limited liability company

By:
Name:
Title:

LICENSEE:

Signature

Printed Name

Exhibit A to Bicycle Storage License Agreement

(Depiction of Bike Storage Area)

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is entered into as of October 12, 2018 (the “First Amendment Effective Date”), by and between 50 BEALE STREET, LLC, a Delaware limited liability company (“Landlord”), and MAPLEBEAR INC., a Delaware corporation d/b/a Instacart (“Tenant”) with reference to the following facts:

A.

Landlord and Tenant are parties to that certain Office Lease dated as of May 12, 2015 (the “Lease”), pursuant to which Landlord leases to Tenant space (the “Current Premises”) containing 58,504 rentable square feet (“RSF”) described as (i) Suite 100 on the ground floor (1,110 RSF), (ii) Suite 600 on the sixth (6th) floor (28,114 RSF), and (iii) Suite 1100 on the eleventh (11th) floor (29,280 RSF) in the building located at 50 Beale Street, San Francisco, California (the “Building”).

B.

Tenant desires to expand the Premises to include a portion of the third (3rd) floor of the Building comprised of approximately 21,806 RSF, designated as Suite 300 (the “Expansion Space”) as shown on Exhibit A hereto (the “Expansion Space”) and the parties wish to memorialize the addition of the Expansion Space on the terms set forth herein.

C.	The Lease by its terms is scheduled to expire on November 30, 2022 (the “Current Expiration Date”), and the parties desire to extend the term of the Lease on the terms set forth herein.

D.

Landlord has remeasured the Building in accordance with the BOMA Standard and determined that the Building contains 668,197 RSF (the “First Amendment Remeasurement”). The First Amendment Remeasurement will be applicable to the Current Premises and the Expansion Space as and when described in this First Amendment.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Expansion.

(a) Generally. Landlord will deliver the Expansion Space to Tenant for the purpose of allowing Tenant to construct Tenant Improvements (defined in the Work Agreement attached hereto as Exhibit B (the “Work Agreement”)) therein on the later to occur of (i) January 1, 2019 (the “Target Delivery Date”) and (ii) the date upon which Landlord completes Landlord’s Demolition Work (defined in the Work Agreement) therein (the actual date of delivery of the Expansion Space to Tenant being referred to herein as the “Delivery Date”). Effective as of the date that is the earlier of (A) the date that is one hundred twenty (120) days following the Delivery Date (i.e., assuming a Delivery Date of January 1, 2019, May 1, 2019 (the “Anticipated Expansion Date”)) and (B) the date upon which Tenant occupies the Expansion Space for the purpose of transacting business therein (the “Expansion Date”), the Premises, as defined in the Lease, will be increased by the addition of the Expansion Space, and from and after the Expansion Date through the Current Expiration Date, the Current Premises and the Expansion Space, collectively, containing approximately 80,310 RSF, shall be deemed the “Premises” for all purposes under the Lease. The Expansion Space will be subject to all the terms and conditions of the Lease except as expressly modified herein.

(b) Confirmation Letter; Beneficial Occupancy. Promptly following the Delivery Date and/or the Expansion Date, at the request of either party, Landlord and Tenant shall enter into a letter agreement in the form attached hereto as Exhibit C, confirming the Delivery Date and/or the Expansion Date, as applicable. Any delay in the Delivery Date beyond the Target Delivery Date will not subject Landlord to any liability for any loss or damage resulting therefrom. From and after the Delivery Date and prior to the Expansion Date, Tenant may construct Tenant Improvements in the Expansion Space, and while Tenant will have no obligation to pay Base Rent (which includes Tenant’s Share of Operating Expenses and Taxes for the Base Year of 2019) for the Expansion Space during such period, Tenant’s other Lease obligations will apply to Tenant’s use and activities within the Expansion Space.

2. Extension. The term of the Lease is hereby extended for a period which will expire on the date that is eighty-seven (87) full calendar months following the Expansion Date (the “Extended Expiration Date”), unless sooner terminated in accordance with the terms of the Lease; if the Expansion Date is the Anticipated Expansion Date, then the Extended Expiration Date will be July 31, 2026 (the “Anticipated Extended Expiration Date”). That portion of the term of the Lease commencing the day immediately following the Current Expiration Date (the “Extension Date”) and ending on the Extended Expiration Date shall be referred to herein as the “Extended Term”, and unless the context clearly provides otherwise, from and after the Extension Date, references in the Lease to the “Term” shall be deemed to include the Extended Term.

3. Suite 100 Remeasurement. From and after the Expansion Date, Suite 100 will be deemed to contain 660 RSF, and, accordingly, the Current Premises, as modified by such remeasurement, will be deemed to contain 58,054 RSF (and, together with the Expansion Space, will be deemed to contain 79,860 RSF).

4. Base Rent.

(a) Expansion Space.

(i) Generally. In addition to Tenant’s obligation to pay Base Rent for the Current Premises, Tenant shall pay Landlord Base Rent for the Expansion Space from and after the Expansion Date and thereafter during the remainder of the current Term and the Extended Term (the “Expansion Space Term”) as follows:

Months of Expansion Space Term	Annual Rate Per RSF	Monthly Base Rent
1 - 12*	$83.00	$150,824.83	**
13 - 24	$85.49	$155,349.58
25 - 36	$88.05	$160,001.53
37 - 48	$90.70	$164,817.02
49 - 60	$93.42	$169,759.71
61 - 72	$96.22	$174,847.78
73 - 84	$99.11	$180,099.39
85 - 87	$102.08	$185,496.37

*

If the Expansion Date is not the first (1st) day of a calendar month, then, solely for the purposes of the table set forth above, “month 1” shall be deemed to include the partial calendar month in which the Expansion Date occurs, and the next-succeeding calendar month.

**	Subject to abatement pursuant to the provisions of Section 4(a)(ii) below.

(ii) Abatement. Notwithstanding the foregoing provisions of Section 4(a)(i) to the contrary, so long as Tenant is not then in Default, Tenant shall be entitled to an abatement of Base

2

Rent with respect to the Expansion Space only for the first three (3) full calendar months of the Expansion Space Term, i.e., not including any partial calendar month following the Expansion Date if the Expansion Date is not the first (1st) day of a calendar month (the “Abatement Period”). If the Expansion Date is not the first day of a calendar month, Tenant will pay the proportionate Base Rent payable hereunder for the Expansion Space for the applicable partial calendar month, and the Abatement Period will commence on the next-succeeding calendar month. The total amount of Base Rent payable for the Expansion Space which is abated during the Abatement Period, in the amount of $452,474.49, is referred to herein as the “Expansion Space Abated Rent”. If Tenant is in Default under the Lease (as amended hereby), if the Default occurs prior to the expiration of the Expansion Space Abatement Period, then, from and after the occurrence of such Default, there shall be no further abatement of Base Rent pursuant to this Section 4(a)(ii) unless and until Tenant has cured such Default and thereafter timely paid all amounts due under the Lease (as amended hereby) for a period of six (6) consecutive calendar months, at which point the abatement of the Expansion Space Abated Rent may once again commence (provided that any such abatement will be calculated based upon the rent rate(s) in effect during the originally scheduled Expansion Space Abatement Period). Additionally, if the Lease is terminated as a result of any such Default, Landlord may include in its claim for damages the sum of all unamortized Expansion Space Abated Rent previously credited to Tenant as of the date of such Default (assuming amortization of Expansion Space Abated Rent on a straight-line basis over the Expansion Space Term). For avoidance of doubt, this Section 4(a)(ii) provides for the abatement of Base Rent payable for the Expansion Space only, and not the Base Rent payable for the Current Premises.

(b) Current Premises.

(i) From and after Expansion Date through Current Expiration Date. From and after the Expansion Date through the Current Expiration Date, Tenant will continue to pay Base Rent for the Current Premises at the rates set forth in the Lease, provided, however, that for such purposes, the Current Premises will be deemed to contain 58,054 RSF pursuant to Section 2 above.

(ii) During the Extended Term. During the Extended Term, Tenant will pay as Base Rent for the Current Premises (containing 58,054 RSF pursuant to Section 2 above) at the same rate per RSF (including annual escalations) as is then payable for the Expansion Space.

(iii) Confirmation Letter. Upon the determination of the Expansion Date and, hence, the Extended Term, Landlord and Tenant will enter into a letter agreement in the form attached hereto as Exhibit C confirming the Base Rent payable by Tenant for the Current Premises during the period from the Expansion Date through the Current Expiration Date as well as during the Extended Term.

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

5. Operating Expenses and Taxes.

(a) Expansion Space. From and after the Expansion Date:

(i) Tenant’s Share. Tenant’s Share for the Expansion Space only will be 3.26% (i.e., 21,806/668,197), calculated using the First Amendment remeasurement; and

(ii) Base Year. The Tax Base Year and the Operating Expense Base Year applicable to the Expansion Space only will each be the calendar year 2019.

3

(b) Current Premises During the Extended Term. During the Extended Term:

(i) Tenant’s Share. Tenant’s Share for the Current Premises only will be 8.69% (i.e., 58,054/668,197), calculated using the First Amendment remeasurement; and

(ii) Base Year. The Tax Base Year and the Operating Expense Base Year applicable to the Current Premises only will each be the calendar year 2023.

6. Letter of Credit.

(a) Expansion Space Letter of Credit. Pursuant to the provisions of Article 8 of the Lease, Tenant has delivered to Landlord a Letter of Credit in the face amount of $3,837,375.00 (the “Initial Letter of Credit”), which is subject to potential reduction in accordance with Section 8(f) of the Lease and Section 6(d) below. Concurrently with Tenant’s execution and delivery of this First Amendment to Landlord, Tenant will deliver to Landlord an additional Letter of Credit meeting the requirements of Article 8 of the Lease with a Letter of Credit Amount of $2,182,921.00 (the “Expansion Space Letter of Credit”) to be held by Landlord (in addition to the Initial Letter of Credit) in accordance with the terms of Article 8 of the Lease, except that (i) the Final LC Expiration Date for the Expansion Space Letter of Credit will be October 31, 2026 (i.e., ninety (90) days following the Anticipated Extended Expiration Date; if, however, the Expansion Date is other than the Anticipated Expansion Date, then, upon the determination of the Expansion Date and the Extended Expiration Date, Tenant will cause the Expansion Space Letter of Credit to be further amended, if necessary, to provide that the Final LC Expansion Date is will be at least ninety (90) days following the actual Extended Expiration Date; and (ii) the Expansion Space Letter of Credit will be subject to potential reduction as described in Section 6(b) below.

(b) Reduction In Expansion Space Letter of Credit Amount. The Expansion Space Letter of Credit will be subject to potential reductions in the Letter of Credit amount in the manner described in Section 8(f) of the Lease, provided, however, that (i) the Reduction Dates with respect to the Expansion Letter of Credit only, shall be the date of expiration of the thirty-sixth (36th) full calendar month of the Expansion Space Term and each anniversary of such date thereafter, and (ii) the amount of the first such reduction will be $1,091,460.50, such that the face amount of the Expansion Space Letter of Credit will be reduced to $1,091,460.50 as of the first Reduction Date, and (iii) each subsequent reduction will be in the amount of $181,910.08 (provided that in no event shall the Expansion Space Letter of Credit Amount be reduced below $545,730.26). The same Reduction Conditions as are set forth in the Lease will apply to any such reduction of the Expansion Space Letter of Credit.

(c) Initial Letter of Credit. Concurrently with Tenant’s execution and delivery of this First Amendment to Landlord, Tenant will deliver to Landlord an amendment to the Initial Letter of Credit extending the expiry date of the Initial Letter of Credit to October 31, 2026, and will subsequently cause the Initial Letter of Credit expiry date to be further adjusted, if necessary, to be at least ninety (90) days following the actual extended Expiration Date).

(d) Reductions. For avoidance of doubt, with respect to each of the Initial Letter of Credit and the Expansion Space Letter of Credit, if, as of a scheduled Reduction Date for such Letter of Credit, the Reduction Conditions are not satisfied, but the Reduction Conditions are satisfied as of the next-succeeding Reduction Date (which the parties acknowledge may not occur if at any time the Reduction Condition described in clause (iv) of Section 8(f) of the Lease is not satisfied) then, as of the next-succeeding Reduction Date, the Letter of Credit Amount for the applicable Letter of Credit will only be reduced to the next succeeding lower Letter of Credit Amount (i.e., any such subsequent reduction will not be “cumulative”; for example, with respect to the Initial Letter of Credit, if, as of the first Reduction Date, the Reduction Condition described in clause (vi) of Section 8(f) of the Lease has not been satisfied, but, as of the next-succeeding (i.e., the second (2nd)) Reduction Date, the Reduction Conditions are satisfied, then the Letter of Credit Amount with respect to the Initial Letter of Credit will be reduced to $3,453,637, not to $3,069,899.

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7. Improvements to Expansion Space.

(a) Condition of Expansion Space. Tenant agrees to accept the Expansion Space as of the Delivery Date in its “as is” condition, without any agreements, representations, understandings or obligations on the part of Landlord to (i) perform any alterations, additions, repairs or improvements therein, other than Landlord’s Demolition Work and Landlord’s Additional Work (defined in the Work Agreement), (ii) fund or otherwise pay for any alterations, additions, repairs or improvements to the Expansion Space, or (iii) grant Tenant any free rent, concessions, credits or contributions of money with respect to the Expansion Space, except as may be expressly provided otherwise in this First Amendment (inclusive of the Work Agreement).

(b) Responsibility for Improvements to the Expansion Space. Tenant may construct Tenant Improvements to the Expansion Space in accordance with the Work Agreement and Tenant will be entitled to an Allowance in connection with such work as more fully described in the Work Agreement.

8. Renewal Option. For avoidance of doubt, the Renewal Option described in Section 3 of Exhibit G to the Lease will apply to the Current Premises, as expanded by the addition of the Expansion Space. For such purposes, Tenant’s Initial Renewal Notice must be delivered not less than fifteen (15) or more than eighteen (18) full calendar months prior to the Extended Expiration Date, and the Base Year applicable during the Renewal Term shall be the calendar year in which the Renewal Term commences (as opposed to the calendar year 2020, as described in Section 3(b) of Exhibit G to the Lease).

9. Right of First Offer. For avoidance of doubt, Tenant will continue to retain the Right of First Offer described in Section 2 of Exhibit G to the Lease, provided that the Offering Space shall be limited to the entire fourth (4th) floor of the Building.

10. Expansion Option. Tenant acknowledges that the Expansion Option described in Section 1 of Exhibit G to the Lease is null and void and of no further force or effect.

11. Parking. From and after the Expansion Date, in addition to Tenant’s existing parking rights under the Lease, Tenant shall be entitled to one (1) additional valet parking pass for every 7,500 RSF in the Expansion Space (i.e., three (3) valet parking passes) for an aggregate of ten (10) valet parking passes, in accordance with the provisions of Article 16 of the Lease.

12. Gym Tenant Access to Third Floor Lobby. Landlord agrees that the gym tenant occupying a portion of the third (3rd) floor of the Building will not have regular access to the common area third (3rd) floor elevator lobby from the portion of such tenant’s premises located on the third (3rd) floor; only emergency access by such tenant to such lobby will be permitted.

13. Miscellaneous.

(a) This First Amendment and the attached exhibits, which are hereby incorporated into and made a part of this First Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

(b) Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

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(c) In the case of any inconsistency between the provisions of the Lease and this First Amendment, the provisions of this First Amendment shall govern and control.

(d) Submission of this First Amendment by Landlord is not an offer to enter into this First Amendment. Landlord and Tenant will not be bound by this First Amendment until Landlord and Tenant have executed and delivered this First Amendment.

(e) Capitalized terms used in this First Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this First Amendment.

(f) Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this First Amendment, other than CBRE, Inc. (“Tenant’s Broker”). Tenant agrees to defend, indemnify and hold Landlord harmless from all claims of any brokers, other than Tenant’s Broker, claiming to have represented Tenant in connection with this First Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this First Amendment, other than Jones Lang LaSalle Americas, Inc. Landlord agrees to defend, indemnify and hold Tenant harmless from all claims of any brokers claiming to have represented Landlord in connection with this First Amendment. Landlord agrees to compensate Tenant’s Broker pursuant to the terms of a separate written agreement.

(g) Each signatory of this First Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

(h) This notice is given pursuant to California Civil Code Section 1938. The Premises and the Expansion Space have not been issued a disability access inspection certificate. A Certified Access Specialist (CASp) can inspect the Premises and/or the Expansion Space and determine whether the Premises or Expansion Space complies with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection, Landlord may not prohibit Tenant from obtaining a CASp inspection. If Tenant desires to perform a CASp inspection, Tenant will provide written notice to Landlord, and Landlord may elect, in its sole discretion, to retain a CASp to perform the inspection. If Landlord does not so elect, the time and manner of any CASp inspection performed by Tenant, as well as the CASp selected to perform such inspection, will be subject to the prior written approval of Landlord, not to be unreasonably withheld, conditioned or delayed. In either event, the payment of the fee for the CASp inspection shall be borne by Tenant. The cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises shall be allocated as provided in Article 11 of the Original Lease and the cost of making any such repairs with respect to violations within the Expansion Space will be borne by Tenant.

(i) Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

(j) This First Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This First Amendment may be executed in “pdf’ format and each party has the right to rely upon a pdf counterpart of this First Amendment signed by the other party to the same extent as if such party had received an original counterpart.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Second Amendment as of the Second Amendment Effective Date.

LANDLORD:

50 BEALE STREET LLC, A Delaware Limited Liability Company

By:	50 BEALE INC., its managing member

By:	/s/ Peter R. C. Brindley
Peter R. C. Brindley, Vice President

TENANT:

MAPLEBEAR, INC., a Delaware corporation, d/b/a Instacart

By:	/s/ Ravi Gupta

Print Name:	Ravi Gupta, COO/CFO

Its:	COO/CFO

By:	/s/ Javier Cortes

Print Name:	Javier Cortes

Its:	Head of Finance

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EXHIBIT A

EXPANSION SPACE

EXHIBIT A

EXHIBIT B

WORK AGREEMENT

THIS WORK AGREEMENT (this “Work Agreement”) is attached to and made a part of that certain First Amendment to Lease (the “First Amendment”) between 50 BEALE STREET LLC, a Delaware limited liability company (“Landlord”), and MAPLEBEAR INC., a Delaware corporation d/b/a Instacart (“Tenant”). All capitalized terms used but not defined herein shall have the respective meanings given such terms in the First Amendment or the Lease (defined in the First Amendment). This Work Agreement sets forth the terms and conditions relating to the construction of Tenant Improvements (defined below) in the Expansion Premises.

SECTION 1

ALLOWANCE

1.1 Allowance. Tenant shall be entitled to an improvement allowance (the “Allowance”) in an amount not to exceed $80.00 per RSF of the Expansion Space (i.e., $1,744,480.00) for the costs relating to the design and construction of improvements which are permanently affixed to the Expansion Space and/or the Current Premises (the “Tenant Improvements”). For the avoidance of doubt, Tenant may, in Tenant’s sole discretion, use the Allowance for the Tenant Improvements in the Expansion Space, in the Current Premises, or in both, without regard to the relative proportion of each portion of the Premises to the whole. Except as set forth in Section 4 below, in no event will Landlord be obligated to make disbursements or incur costs pursuant to this Work Agreement in a total amount which exceeds the Allowance. Tenant must complete all Tenant Improvements and have submitted Payment Request Supporting Documentation (defined below) for such work no later than December 31, 2019 in order to be entitled to receive the Allowance for such work.

1.2 Allowance Items. The Allowance may be applied to reimburse Tenant for the following items and costs (collectively, the “Allowance Items”):

(a) costs related to the design and construction of the Tenant Improvements, including the cost of Permits (defined below) and the payment of plan check and license fees;

(b) payment of the fees of the Architect and the Building Consultants (as such terms are defined below), and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the Construction Drawings (as defined below);

(c) the cost of any changes in the Building when such changes are required by the Construction Drawings, such cost to include all architectural and engineering fees and expenses incurred in connection therewith;

(d) the cost of any changes to the Construction Drawings or the Tenant Improvements required by applicable building codes (collectively, “Code”); and

(e) the Supervision Fee (defined below).

1.3 Disbursement of Allowance. Tenant expressly acknowledges that it is the intent of the parties that Tenant will initially fund all cost of design, permitting and construction of Tenant Improvements. Following the final completion of construction of the Tenant Improvements, Tenant shall

EXHIBIT B

deliver to Landlord: (A) invoices from all of Tenant’s Agents (defined below), including Contractor (defined below) for labor rendered and materials delivered to the Premises; and (B) executed unconditional mechanic’s lien releases from all of Tenant’s Agents who have lien rights (collectively, the “Payment Request Supporting Documentation”). Provided that (A) Landlord has determined in good faith that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building; (B) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements has been finally completed; (C) Tenant supplies Landlord with evidence that all governmental approvals required for Tenant to legally occupy the Premises have been obtained; and (D) Tenant has fulfilled its Completion Obligations (defined below) and has otherwise complied with Landlord’s standard “close-out” requirements regarding city approvals, closeout tasks, closeout documentation regarding the general contractor, financial close-out matters, and Tenant’s vendors, Landlord shall deliver to Tenant a check made payable to Tenant, or a check or checks made payable to another party or parties as reasonably requested by Tenant, in the amount of the Allowance (or, if less, the amount of all Allowance Items described in Tenant’s Payment Request Supporting Documentation), within thirty (30) days thereafter.

SECTION 2

CONSTRUCTION DRAWINGS

2.1 Selection of Architect; Construction Drawings. Tenant shall retain Design Blitz (the “Architect”) to prepare the Construction Drawings. For any additional work required to be performed with respect to the Construction Drawings, Tenant shall retain the engineering consultants designated by Landlord listed below (the “Building Consultants”):

MEP:	Glumac International (“Glumac”)

Air Balancing:	RSA (RSAnalysis)

Life Safety:	Pyro Comm

Structural:	Rivera Consulting Group, Inc.

Sprinkler:	RLH Fire Protection

Riser Management:	Montgomery Technologies

If any of the MEP work will be performed on a design-build basis, Tenant will not be required to retain Glumac as the Building Consultant, provided that Landlord will reserve the right to require that Glumac peer-review the MEP plans of the resulting work, the cost of which will be deducted from the Allowance. The plans and drawings to be prepared by Architect and the Building Consultants hereunder (i.e., both the Space Plan and the Working Drawings, as each term is defined below) shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications reasonably determined or approved by Landlord and shall be subject to Landlord’s prior written approval, not to be unreasonably withheld, conditioned or delayed. Landlord’s review of the Construction Drawings shall be for its sole purpose and shall not obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s

EXHIBIT B

space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

2.2 Space Plan. Tenant shall supply Landlord for Landlord’s review and approval with four (4) copies signed by Tenant of its space plan for the Premises (the “Space Plan”) before any architectural working drawings or engineering drawings have been commenced. The Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Space Plan (or, if applicable, such additional information reasonably requested by Landlord pursuant to the provisions of the immediately preceding sentence) if the same is approved or is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

2.3 Working Drawings. After the Space Plan has been approved by Landlord, Tenant shall supply the Architect and the Building Consultants with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Architect and the Building Consultants to complete the Working Drawings and shall cause the Architect and the Building Consultants to promptly complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Working Drawings”) and shall submit the same to Landlord for Landlord’s review and approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of the Working Drawings. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Working Drawings if Landlord, in good faith, determines that the same are approved or are unsatisfactory or incomplete. If Tenant is so advised, Tenant shall promptly revise the Working Drawings to correct any deficiencies or other matters Landlord may reasonably require.

2.4 Landlord’s Approval. Landlord’s approval of any matter under this Work Agreement may be withheld if Landlord reasonably determines that the same would violate any provision of the Lease or this Work Agreement or would adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building.

SECTION 3

CONSTRUCTION OF THE TENANT IMPROVEMENTS

3.1 Tenant’s Selection of Contractors.

(a) The Contractor. A general contractor selected by Tenant and approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed (provided that Tenant expressly acknowledges that it shall be deemed reasonable for Landlord to withhold its consent to any Contractor who is not union affiliated) (“Contractor”) shall be retained by Tenant to construct the Tenant Improvements.

(b) Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known

EXHIBIT B

collectively as “Tenant’s Agents”) must be approved in writing by Landlord, in Landlord’s sole discretion (Landlord will approve or disapprove Tenant’s Agents within seven (7) business days following Tenant’s written request). All of Tenant’s Agents shall be licensed in the State of California, capable of being bonded and union-affiliated in compliance with all then existing master labor agreements.

3.2 Construction of Tenant Improvements by Tenant’s Agents.

(a) Construction Contract. Tenant’s construction contract and general conditions with Contractor (the “Contract”) shall comply with all relevant provisions of this Work Agreement. Prior to the commencement of the construction of the Tenant Improvements, Tenant shall provide Landlord with a schedule of values consisting of a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, for all Allowance Items in connection with the design and construction of the Tenant Improvements, which costs form the basis for the amount of the Contract.

(b) Construction Requirements.

(i) Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Construction of the Tenant Improvements shall comply with the following: (A) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings and Landlord’s then-current published construction guidelines; (B) Tenant’s Agents shall submit schedules of all work relating to the Tenant Improvements to Landlord and Landlord shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (C) Tenant shall abide by all rules made by Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, any required shutdown of utilities (including life-safety systems), storage of materials, coordination of work with the contractors of Landlord or other tenants, and any other matter in connection with this Work Agreement, including, without limitation, the construction of the Tenant Improvements.

(ii) Indemnity. Tenant’s indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (A) to permit Tenant to complete the Tenant Improvements, and (B) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

(iii) Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such contractor or subcontractor. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with the removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that are damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances as may be necessary to effect such right of direct enforcement.

EXHIBIT B

(c) Insurance Requirements.

(i) General Coverages. All of Tenant’s Agents shall carry employer’s liability and worker’s compensation insurance covering all of their respective employees, and shall also carry commercial general liability insurance, including personal and bodily injury, property damage and completed operations liability, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.

(ii) Special Coverages. Tenant or Contractor shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord, and shall be in form and with companies as are required to be carried by Tenant as set forth in the Lease.

(iii) General Terms. Certificates for all of the foregoing insurance coverage shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision, if available, that the company writing said policy will endeavor to give Landlord thirty (30) days’ prior written notice of any cancellation of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operations Coverage insurance required by Landlord, which is to be maintained for one (1) year following completion of the work and acceptance by Landlord and Tenant. All policies carried hereunder shall insure Landlord and Tenant, as their interests may appear, as well as Tenant’s Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects Landlord and Tenant and that any other insurance maintained by Landlord or Tenant is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under the Lease and/or this Work Agreement.

(d) Supervision Fee. Landlord shall supervise the construction by Contractor, and Tenant shall pay to Landlord a construction supervision and management fee (the “Supervision Fee”) in an amount equal to $1.00 per RSF in the Expansion Space (i.e., $21,806.00). This Supervision Fee shall be in lieu of and not in addition to the supervision fee set forth in Article 20 of the Lease.

(e) Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other federal, state, city and/or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person or entity; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

(f) Inspection by Landlord. During performance of the Tenant Improvements, Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that

EXHIBIT B

Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines in good faith that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

(g) Meetings. Tenant shall hold periodic meetings at a reasonable time with the Architect and the Contractor regarding the progress of the preparation of the Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated or reasonably approved by Landlord, and Landlord and/or its agents shall receive prior written notice of, and shall have the right to attend, all such meetings. Upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, and Landlord will be included in the distribution list for such minutes. One such meeting each month shall include the review of Contractor’s current request for payment.

3.3 Notice of Completion; Copy of Record Set of Plans. Within thirty (30) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of San Francisco County shall furnish a copy thereof to Landlord upon such recordation, and shall timely give all notices required pursuant to the California Civil Code. If Tenant fails to do so, Landlord may execute and file such Notice of Completion and give such notices on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. Within thirty (30) days following the completion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the updated drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (C) to deliver to Landlord such updated drawings in accordance with Landlord’s then-current CAD Requirements, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises. Tenant’s obligations set forth in this Section are collectively referred to as the “Completion Obligations.”

SECTION 4

LANDLORD’S DEMOLITION WORK

Landlord, at Landlord’s sole cost, shall demolish the existing improvements within the Expansion Space (inclusive of the removal of the perimeter induction units in the Expansion Space) and construct new demising walls demising the Expansion Space from the remainder of the third (3rd) floor of the Building, in compliance with applicable Code and applicable Law in effect as of the Delivery Date, using Building standard finishes (“Landlord’s Demolition Work”). Additionally, Landlord will (a) refurbish the existing corridor and elevator lobby on the third (3rd) floor of the Building (inclusive of the existing double doors to the Expansion Space, if necessary) in accordance with current “Building Standard” design and perform any necessary upgrades to the same required by Code in effect as of the Delivery Date and (b) modify the

EXHIBIT B

existing restrooms on the third (3rd) floor of the Building, if and to the extent necessary, so as to bring the same into compliance with applicable Code and applicable law (including, but not limited to work necessary to bring the restrooms into compliance with the ADA and Title 24) (collectively, the “Landlord’s Additional Work”). Landlord’s Demolition Work will be completed prior to the Delivery Date. Landlord’s Additional Work may be carried out by Landlord after the Delivery Date and concurrently with Tenant’s design and construction of the Tenant Improvements. Accordingly, during any period when both parties and/or their respective employees, vendors, contractors or consultants are concurrently performing work in, or accessing, any portion of the third (3rd) floor, neither party shall unreasonably interfere with or delay the work of the other party and/or its contractors or consultants and both parties shall mutually coordinate and cooperate with each other, and shall cause their respective employees, vendors, contractors and consultants to work in harmony with and to mutually coordinate and cooperate with the other’s employee, vendors, contractors and consultants, respectively, to minimize any interference or delay by either party with respect to the other party’s work.

SECTION 5

LANDLORD DELAY

As used herein, “Landlord Delay” shall mean an actual delay in the substantive completion of the Tenant Improvements in any Suite resulting from (a) failure of Landlord to timely approve or disapprove any Construction Drawings; (b) unreasonable and material interference by Landlord, its employees, agents or contractors with the completion of the Tenant Improvements; or (c) delays due to the acts or failures to act of Landlord, its agents or contractors with respect to payment of the Allowance. If Tenant contends that a Landlord Delay has occurred, Tenant shall notify Landlord in writing (the “Delay Notice”) of the event which constitutes such Landlord Delay. If the actions or inactions or circumstances described in the Delay Notice qualify as a Landlord Delay (such notice may be delivered via electronic mail to Landlord’s construction representative identified below, with a copy to), and are not cured by Landlord within two (2) business days after Landlord’s receipt of the Delay Notice, then a potential Landlord Delay shall be deemed to have occurred commencing as of the expiration of such two (2) business day period. Notwithstanding the foregoing to the contrary, Tenant will, in any event, use reasonable efforts to mitigate the effect of any potential Landlord Delay by re-scheduling or re-sequencing work, as and to the extent feasible (provided that Tenant will not be required to incur any material out of pocket charges, including for overtime or after-hours charges in such efforts unless Landlord agrees to bear the cost of such overtime or after-hours charges). However, if and to the extent that Landlord satisfied any timing requirement set forth in this Work Agreement by acting or responding, as the case may be, one (1) or more days’ prior to the scheduled date set forth herein for such action or response (“Schedule Saving Day”), then any aggregate Landlord Delay described in above shall first be offset against and reduced on a day-for-day basis by the aggregate number of Schedule Saving Days. If and to the extent that the substantial completion of the Tenant Improvements in any Suite is delayed due to any Landlord Delay, then the Expansion Date shall be delayed on a day-for-day basis for each such day that such work is so delayed by Landlord Delay), after accounting for any Schedule Saving Day(s). Except with respect to a delay due to Force Majeure, if either (i) the Expansion Date or (ii) Tenant’s completion of the Tenant Improvements is delayed due to a Landlord Delay for more than thirty (30) days, Tenant shall receive a credit toward Base Rent in an amount equal to one (1) day of Base Rent next coming due under the First Amendment attributable to the Expansion Space for each day of delay in the Expansion Date or in Tenant’s completion of the Tenant Improvements.

EXHIBIT B

SECTION 6

MISCELLANEOUS

6.1 Tenant’s Representative. Tenant has designated Max Mullen as its sole representative with respect to the matters set forth in this Work Agreement, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of Tenant as required in this Work Agreement.

6.2 Landlord’s Representative. Landlord has designated Christine Mann as its sole representative with respect to the matters set forth in this Work Agreement, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of Landlord as required in this Work Agreement.

6.3 Tenant’s Agents. All contractors, subcontractors, laborers, materialmen, vendors and suppliers retained by or through Tenant shall be union labor in compliance with the then existing master labor agreements.

6.4 Time of the Essence in This Work Agreement. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

6.5 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if a Default by Tenant under the Lease (including, without limitation, any Default by Tenant under this Work Agreement) has occurred at any time on or before the Substantial Completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Allowance and/or Landlord may cause Contractor to cease the construction of the Tenant Improvements, and (ii) all other obligations of Landlord under the terms of this Work Agreement shall be forgiven until such time as such Default is cured pursuant to the terms of the Lease. Any delay in the Substantial Completion of the Tenant Improvements caused by the exercise of Landlord’s rights pursuant to this Section shall be a Tenant Delay.

6.6 Freight Elevators. Landlord shall, consistent with its obligations to other tenants of the Building, make the freight elevator reasonably available to Tenant without cost in connection with Tenant’s initial decorating, furnishing and moving into the Premises and, at the Expiration Date moving out of the Premises (provided that with respect to Tenant’s move-out, if Landlord is required to pay for a separate elevator security guard for such usage and/or pay overtime or “after-hours” overtime rates for any elevator operator, Tenant will bear such costs).

EXHIBIT B

EXHIBIT C

CONFIRMATION LETTER

Date

Re:

First Amendment Lease dated as of                     , 2018, by and between 50 BEALE STREET LLC, as Landlord, and MAPLEBEAR INC., d/b/a Instacart, as Tenant, for Expansion Space consisting of 21,806 rentable square feet on the third (3rd) floor of the Building located at 50 Beale Street, San Francisco, California.

Dear                         ,

In accordance with the terms and conditions of the above referenced First Amendment, Tenant accepts possession of the Expansion Space and agrees:

1.	The Delivery Date is .

2.	The Expansion Date is , .

3.	The Abatement Period for the Expansion Space is the period commencing on , and expiring on , .

4.	The Extended Expiration Date is .

5.	The Schedule of Base Rent payable for the Expansion Space during the Expansion Space Term is as follows: [TO BE ADDED];

6.	The Schedule of Base Rent payable for the Current Premises during the period from the Expansion Date to the Current Expiration Date and thereafter during Extended Term is as follows: [TO BE ADDED];

7.	The Schedule of Base Rent payable for the Aggregate Premises, inclusive of the Expansion Space and the Current Premises, is as follows: [TO BE ADDED]

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing a counterpart of this Commencement Letter in the space provided and returning a fully executed counterparts to my attention (a scanned, signed counterpart delivered to                     @                     .com will suffice).

Sincerely,	Agreed and Accepted:

Tenant:
Property Manager
	By:	[EXHIBIT — DO NOT SIGN]
Name:
Title:

EXHIBIT C

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Second Amendment”) is entered into as of May 15, 2019 (the “Second Amendment Effective Date”), by and between 50 BEALE STREET, LLC, a Delaware limited liability company (“Landlord”), and MAPLEBEAR INC., a Delaware corporation d/b/a Instacart (“Tenant”), with reference to the following facts:

A.

Landlord and Tenant are parties to that certain Office Lease dated as of May 12, 2015 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of October 12, 2018 (the “First Amendment”; the Original Lease, as amended by the First Amendment, being referred to herein as the “Lease”) pursuant to which Landlord leases to Tenant space (the “Current Premises”) containing 79,860 rentable square feet (“RSF”) described as (i) Suite 100 on the ground floor (660 RSF) (“Suite 100”), (ii) Suite 300 on the third (3rd) floor (21,806 RSF), (iii) Suite 600 on the sixth (6th) floor (28,114 RSF), and (iv) Suite 1100 on the eleventh (11th) floor (29,280 RSF) in the building located at 300 Mission Street (formerly known as 50 Beale Street), San Francisco, California (the “Building”).

B.

Tenant desires to (i) expand the Premises to include all of the fourteenth (14th) floor of the Building, comprised of approximately 28,267 RSF and designated as Suite 1400, as shown on Exhibit A hereto (the “Suite 1400 Expansion Space”), and (ii) Surrender Suite 100 to Landlord prior to the scheduled Expansion Date and the parties wish to memorialize the same on the terms set forth herein.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Surrender of Suite 100. On or before December 31, 2019 (the “Suite 100 Expiration Date”), Tenant will surrender possession of Suite 100 to Landlord in the condition required by the Lease and, from and after Suite 100 Expiration Date, the Term will be deemed to have expired with respect to Suite 100 only. Landlord agrees and acknowledges that in no event shall Tenant be required to remove any existing leasehold improvements as of the Second Amendment Effective Date from Suite 100. The provisions of Article 34 of the Original Lease regarding penalties and liability for holding over shall apply with respect to Tenant’s failure to timely surrender possession of Suite 100 to Landlord. Following the Suite 100 Expiration Date, the Premises will contain 78,200 RSF, and Tenant’s share with respect to the Premises originally demised by the Original Lease (i.e., Suite 600 and Suite 1100; the “Original Premises”) will be reduced to 11.81% (i.e., 78,200/662,060). Additionally, the Schedule of Base Rent payable for the Original Premises will be revised so as to delete from and after the Suite 100 Expiration Date, the Base Rent payable, as described in Section 5(b) of the Original Lease. At the request of either party hereto, the parties will enter into a further amendment to the Lease or a letter agreement, as applicable, reflecting the changes in the Base Rent payable for the Current Premises as a consequence of the early termination of the Lease with respect to Suite 100.

2. Expansion.

(a) Generally. Landlord will deliver the Suite 1400 Expansion Space to Tenant for the purpose of allowing Tenant to construct Tenant Improvements (defined in the Work Agreement attached hereto as Exhibit B (the “Work Agreement”)) therein on the later to occur of (i) January 1, 2020 (the “Target Suite 1400 Expansion Delivery Date”) and (ii) the date immediately following the date upon

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which the current occupant of the Suite 1400 Expansion Space, whose lease for the Suite 1400 Expansion Space is scheduled to expire as of December 31, 2019, vacates the Suite 1400 Expansion Space and tenders possession of the same to Landlord (the actual date of delivery of the Suite 1400 Expansion Space to Tenant being referred to herein as the “Suite 1400 Expansion Space Delivery Date”). Effective as of the date (the “Suite 1400 Expansion Date”) that is one hundred twenty (120) days following the Suite 1400 Expansion Space Delivery Date (i.e., May 1, 2020, assuming a Suite 1400 Expansion Space Delivery Date of January 1, 2020 (the “Anticipated Suite 1400 Expansion Date”)), the Premises, as defined in the Lease, will be increased by the addition of the Suite 1400 Expansion Space, and from and after the Suite 1400 Expansion Date through the Extended Expiration Date (defined in the First Amendment, and such period being referred to herein as the “Suite 1400 Expansion Space Term”), the Current Premises (which will have been reduced by the surrender of Suite 100 and increased by the Suite 1400 Expansion Space), collectively, containing approximately 107,467 RSF, shall be deemed the “Premises” for all purposes under the Lease. The Suite 1400 Expansion Space will be subject to all of the terms and conditions of the Lease except as expressly modified herein.

(b) Confirmation Letter; Beneficial Occupancy. Promptly following the Suite 1400 Expansion Space Delivery Date and/or the Suite 1400 Expansion Date, at the request of either party, Landlord and Tenant shall enter into a letter agreement in the form attached hereto as Exhibit C, confirming the Suite 1400 Expansion Space Delivery Date and/or the Suite 1400 Expansion Date, as applicable. Any delay in the Suite 1400 Expansion Space Delivery Date beyond the Target Suite 1400 Expansion Space Delivery Date will not subject Landlord to any liability for any loss or damage resulting therefrom. From and after the Suite 1400 Expansion Space Delivery Date and prior to the Suite 1400 Expansion Date, Tenant may construct Tenant Improvements and install its furniture, fixtures and equipment in the Suite 1400 Expansion Space, and while Tenant will have no obligation to pay Base Rent (which includes Tenant’s Share of Operating Expenses and Taxes for the Base Year of 2020) for the Suite 1400 Expansion Space during such period, Tenant’s other Lease obligations will apply to Tenant’s use and activities within the Suite 1400 Expansion Space.

3. Base Rent For Suite 1400 Expansion Space.

(a) Generally. In addition to Tenant’s obligation to pay Base Rent for the Current Premises, Tenant shall pay Landlord Base Rent for the Suite 1400 Expansion Space from and after the Suite 1400 Expansion Date and thereafter during the remainder of the Suite 1400 Expansion Space Term as follows:

Months of Suite 1400 Expansion Space Term	Annual Rate Per RSF	Monthly Base Rent
1* - 12	$90.00	$212,002.50	**
13 - 24	$92.70	$218,362.58
25 - 36	$95.48	$224,911.10
37 - 48	$98.35	$231,671.62
49 - 60	$101.30	$238,620.59
61 - 72	$104.33	$245,758.01
73 - Extended Expiration Date	$107.46	$253,130.99

*

If the Suite 1400 Expansion Date is not the first (1st) day of a calendar month, then, solely for the purposes of the table set forth above, “month 1” shall be deemed to include the partial calendar month in which the Suite 1400 Expansion Date occurs, and the next-succeeding calendar month.

**	Subject to abatement pursuant to the provisions of Section 2(b) below.

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(b) Abatement. Notwithstanding the foregoing provisions of Section 2(a) to the contrary, so long as Tenant is not then in Default, Tenant shall be entitled to an abatement of Base Rent, with respect to the Suite 1400 Expansion Space only, for the first three (3) full calendar months of the Suite 1400 Expansion Space Term (i.e., not including any partial calendar month following the Suite 1400 Expansion Date if the Suite 1400 Expansion Date is not the first (1st) day of a calendar month (the “Suite 1400 Abatement Period”)). If the Suite 1400 Expansion Date is not the first day of a calendar month, Tenant will pay the proportionate Base Rent payable hereunder for the Suite 1400 Expansion Space for the applicable partial calendar month, and the Suite 1400 Abatement Period will commence on the next-succeeding calendar month. The total amount of Base Rent payable for the Suite 1400 Expansion Space which is’ abated during the Suite 1400 Abatement Period, in the amount of $636,007.50, is referred to herein as the “Suite 1400 Expansion Space Abated Rent”. If Tenant is in Default under the Lease (as amended hereby), and if the Default occurs prior to the expiration of the Suite 1400 Suite 1400 Abatement Period, then, from and after the occurrence of such Default, there shall be no further abatement of Base Rent pursuant to this Section 2(b) unless and until Tenant has cured such Default and thereafter timely paid all amounts due under the Lease (as amended hereby) for a period of six (6) consecutive calendar months, at which point the abatement of the Suite 1400 Expansion Space Abated Rent may once again commence (provided that any such abatement will be calculated based upon the rent rate(s) in effect during the originally scheduled Suite 1400 Abatement Period). Additionally, if the Lease is terminated as a result of any such Default, Landlord may include in its claim for damages the sum of all of the then unamortized portion of the Suite 1400 Expansion Space Abated Rent previously credited to Tenant as of the date of such Default (assuming amortization of the Suite 1400 Expansion Space Abated Rent on a straight-line basis over the Suite 1400 Expansion Space Term). For avoidance of doubt, this Section 2(b) provides for the abatement of Base Rent payable for the Suite 1400 Expansion Space only, and not the Base Rent payable for the Current Premises.

4. Operating Expenses and Taxes. From and after the Suite 1400 Expansion Date:

(a) Tenant’s Share. Tenant’s Share for the Suite 1400 Expansion Space only will be 4.23% (i.e., 28,267/668,197); and

(b) Base Year. The Tax Base Year and the Operating Expense Base Year applicable to the Suite 1400 Expansion Space only will each be the calendar year 2020.

5. Suite 1400 Expansion Space Letter of Credit.

(a) Generally. Pursuant to the provisions of Article 8 of the Original Lease and Section 6 of the First Amendment, Tenant has delivered to Landlord Letters of Credit in the aggregate face amount of $6,020,290.00 (collectively, the “Initial Letters of Credit”), which are subject to potential reduction in accordance with Section 8(f) of the Original Lease and Section 6(d) of the First Amendment. Concurrently with Tenant’s execution and delivery of this Second Amendment to Landlord, Tenant will deliver to Landlord an additional Letter of Credit meeting the requirements of Article 8 of the Original Lease with a Letter of Credit Amount of $2,921,877.97 (the “Suite 1400 Expansion Space Letter of Credit”) to be held by Landlord (in addition to the Initial Letters of Credit) in accordance with the terms of Article 8 of the Original Lease, except that (i) the Final LC Expiration Date for the Suite 1400 Expansion Space Letter of Credit will be January 31, 2027 (i.e., ninety (90) days following the Extended Expiration Date); and (ii) the Suite 1400 Expansion Space Letter of Credit will be subject to potential reduction as described in Section 5(b) below.

(b) Reduction In Suite 1400 Expansion Space Letter of Credit Amount. The Suite 1400 Expansion Space Letter of Credit will be subject to potential reductions in the Letter of Credit amount in the manner described in Section 8(f) of the Original Lease, provided, however, that (i) the Reduction

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Dates with respect to the Suite 1400 Expansion Letter of Credit only, shall be the date of expiration of the thirty-sixth (36th) full calendar month of the Suite 1400 Expansion Space Term and each anniversary of such date thereafter, and (ii) the amount of the first such reduction will be $1,496,666.98, such that the face amount of the Suite 1400 Expansion Space Letter of Credit will be reduced to $1,496,666.98 as of the first Reduction Date, and (iii) each subsequent reduction will be in the amount of $249,444.50 (provided that in no event shall the Suite 1400 Expansion Space Letter of Credit Amount be reduced below $748,333.49). The same Reduction Conditions as are set forth in the Original Lease will apply to any such reduction of the Suite 1400 Expansion Space Letter of Credit.

(c) Reductions. For avoidance of doubt, with respect to each of the Initial Letters of Credit and the Suite 1400 Expansion Space Letter of Credit, if, as of a scheduled Reduction Date for such Letter of Credit, the Reduction Conditions are not satisfied, but the Reduction Conditions are satisfied as of the next-succeeding Reduction Date (which the parties acknowledge may not occur if at any time the Reduction Condition described in clause (iv) of Section 8(f) of the Original Lease is not satisfied) then, as of the next-succeeding Reduction Date, the Letter of Credit Amount for the applicable Letter of Credit will only be reduced to the next succeeding lower Letter of Credit Amount (i.e., any such subsequent reduction will not be “cumulative”; for example, with respect to the Initial Letter of Credit, if, as of the first Reduction Date, the Reduction Condition described in clause (vi) of Section 8(f) of the Original Lease has not been satisfied, but, as of the next-succeeding (i.e., the second (2nd)) Reduction Date, the Reduction Conditions are satisfied, then the Letter of Credit Amount with respect to the Initial Letter of Credit will be reduced to $3,453,637, not to $3,069,899).

6. Improvements to Suite 1400 Expansion Space.

(a) Condition of Suite 1400 Expansion Space. Tenant agrees to accept the Suite 1400 Expansion Space as of the Delivery Date with all Building Systems in good working order and otherwise in its “as is” condition, without any agreements, representations, understandings or obligations on the part of Landlord to (i) perform any alterations, additions, repairs or improvements therein, (ii) fund or otherwise pay for any alterations, additions, repairs or improvements to the Suite 1400 Expansion Space, or (iii) grant Tenant any free rent, concessions, credits or contributions of money with respect to the Suite 1400 Expansion Space, except as may be expressly provided otherwise in this Second Amendment (inclusive of the Work Agreement).

(b) Responsibility for Improvements to the Suite 1400 Expansion Space. Tenant may construct Tenant Improvements to the Suite 1400 Expansion Space in accordance with the Work Agreement and Tenant will be entitled to an Allowance (as defined in the Work Agreement) in connection with such work as more fully described in the Work Agreement. Tenant’s right to perform any other Alterations to the Premises other than the Tenant Improvements to be performed in accordance with Exhibit B shall be governed by Article 20 of the Original Lease.

7. Renewal Option. For avoidance of doubt, the Renewal Option described in Section 3 of Exhibit G to the Original Lease, and as amended by Section 8 of the First Amendment, will apply to the Current Premises, as expanded by the addition of the Suite 1400 Expansion Space.

8. Right of First Offer. For avoidance of doubt, Tenant will continue to retain the Right of First Offer described in Section 2 of Exhibit G to the Original Lease, provided that the Offering Space shall be defined as the entire fourth (4th) and fifth (5th) floors of the Building.

9. Parking. From and after the Suite 1400 Expansion Date, in addition to Tenant’s existing parking rights under the Lease, Tenant shall be entitled to one (1) additional valet parking pass for every 7,500 RSF in the Suite 1400 Expansion Space (i.e., three (3) valet parking passes) for an aggregate of thirteen (13) valet parking passes, in accordance with the provisions of Article 16 of the Original Lease.

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10. Miscellaneous.

(a) This Second Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Second Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

(b) Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

(c) In the case of any inconsistency between the provisions of the Lease and this Second Amendment, the provisions of this Second Amendment shall govern and control.

(d) Submission of this Second Amendment by Landlord is not an offer to enter into this Second Amendment. Landlord and Tenant will not be bound by this Second Amendment until Landlord and Tenant have executed and delivered this Second Amendment.

(e) Capitalized terms used in this Second Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Second Amendment.

(f) Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Second Amendment, other than CBRE, Inc. (“Tenant’s Broker”). Tenant agrees to defend, indemnify and hold Landlord harmless from all claims of any brokers, other than Tenant’s Broker, claiming to have represented Tenant in connection with this Second Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Second Amendment, other than Jones Lang LaSalle Americas, Inc. (“Landlord’s Broker”). Landlord agrees to defend, indemnify and hold Tenant harmless from all claims of any brokers, other than Landlord’s Broker, claiming to have represented Landlord in connection with this Second Amendment. Landlord agrees to compensate Tenant’s Broker pursuant to the terms of a separate written agreement.

(g) Each signatory of this Second Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

(h) This notice is given pursuant to California Civil Code Section 1938. The Premises and the Suite 1400 Expansion Space have not been issued a disability access inspection certificate. A Certified Access Specialist (CASp) can inspect the Premises and/or the Suite 1400 Expansion Space and determine whether the Premises or the Suite 1400 Expansion Space complies with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection, Landlord may not prohibit Tenant from obtaining a CASp inspection. If Tenant desires to perform a CASp inspection, Tenant will provide written notice to Landlord, and Landlord may elect, in its sole discretion, to retain a CASp to perform the inspection. If Landlord does not so elect, the time and manner of any CASp inspection performed by Tenant, as well as the CASp selected to perform such inspection, will be subject to the prior written approval of Landlord, not to be unreasonably withheld, conditioned or delayed. In either event, the payment of the fee for the CASp inspection shall be borne by Tenant. The cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises (including the Suite 1400 Expansion Space) shall be allocated as provided in Article 11 of the Original Lease and the cost of making any such repairs with respect to violations within the Suite 1400 Expansion Space will be borne by Tenant.

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(i) Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

(j) This Second Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Second Amendment may be executed in “pdf’ format and each party has the right to rely upon a pdf counterpart of this Second Amendment signed by the other party to the same extent as if such party had received an original counterpart.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Second Amendment as of the Second Amendment Effective Date.

LANDLORD:

50 BEALE STREET LLC, a Delaware limited liability company

By: 50 BEALE INC., its managing member

By:	/s/ Peter R. C. Brindley
Peter R. C. Brindley, Vice President

TENANT:

MAPLEBEAR INC.,
a Delaware corporation, d/b/a Instacart

By:	/s/ Sagar Sanghvi
Name:	Sagar Sanghyi
Its:	VP Finance & Strategy

By:	/s/ Apoorva Mehta
Name:	Apoorva Mehta
Its:	CEO

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EXHIBIT A

EXPANSION SPACE

EXHIBIT A

EXHIBIT B

WORK AGREEMENT

THIS WORK AGREEMENT (this “Work Agreement”) is attached to and made a part of that certain Second Amendment to Lease (the “Second Amendment”) between 50 BEALE STREET LLC, a Delaware limited liability company (“Landlord”), and MAPLEBEAR INC., a Delaware corporation d/b/a Instacart (“Tenant”). All capitalized terms used but not defined herein shall have the respective meanings given such terms in the Second Amendment or the Lease (defined in the Second Amendment). This Work Agreement sets forth the terms and conditions relating to the construction of Tenant Improvements (defined below) in the Suite 1400 Expansion Premises.

SECTION 1.

ALLOWANCE

1.1 Allowance. Tenant shall be entitled to an improvement allowance (the “Allowance”) in an amount not to exceed $71.72 per RSF of the Suite 1400 Expansion Space (i.e., $2,027,309.24) for the costs relating to the design and construction of improvements which are permanently affixed to the Suite 1400 Expansion Space (the “Tenant Improvements”). Tenant must complete all Tenant Improvements and have submitted Payment Request Supporting Documentation (defined below) for such work no later than the day immediately preceding the first (1st) anniversary of the Suite 1400 Delivery Date in order to be entitled to receive the Allowance for such work.

1.2 Allowance Items. The Allowance may be applied to reimburse Tenant for the following items and costs (collectively, the “Allowance Items”):

(a) costs related to the design and construction of the Tenant Improvements, including the cost of Permits (defined below) and the payment of plan check and license fees;

(b) payment of the fees of the Architect and the Building Consultants (as such terms are defined below), all design costs (space planning, architectural, engineering, working drawings) and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the Construction Drawings (as defined below);

(c) the cost of any changes in the Building when such changes are required by the Construction Drawings, such cost to include all architectural and engineering fees and expenses incurred in connection therewith;

(d) the cost of any changes to the Construction Drawings or the Tenant Improvements required by applicable building codes (collectively, “Code”); and

(e) the Supervision Fee (defined below).

1.3 Disbursement of Allowance. Tenant expressly acknowledges that it is the intent of the parties that Tenant will initially fund all costs of design, permitting and construction of the Tenant Improvements. Following the final completion of construction of the Tenant

EXHIBIT B

Improvements, Tenant shall deliver to Landlord: (A) invoices from all of Tenant’s Agents (defined below), including Contractor (defined below) for labor rendered and materials delivered to the Premises; and (B) executed unconditional mechanic’s lien releases from all of Tenant’s Agents who have lien rights (collectively, the “Payment Request Supporting Documentation”). Provided that (A) Landlord has determined in good faith that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building; (B) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements has been finally completed; (C) Tenant supplies Landlord with evidence that all governmental approvals required for Tenant to legally occupy the Premises have been obtained; and (D) Tenant has fulfilled its Completion Obligations (defined below) and has otherwise complied with Landlord’s standard “close-out” requirements regarding city approvals, closeout tasks, closeout documentation regarding the general contractor, financial close-out matters, and Tenant’s vendors, Landlord shall deliver to Tenant a check made payable to Tenant, or a check or checks made payable to another party or parties as reasonably requested by Tenant, in the amount of the Allowance (or, if less, the amount of all Allowance Items described in Tenant’s Payment Request Supporting Documentation), within thirty (30) days thereafter.

1.4 As of the Second Amendment Effective Date, provided that Tenant delivers the Suite 1400 Expansion Space Letter of Credit to Landlord in accordance with the terms of Section 5(a) of the Second Amendment, Tenant shall be entitled to utilize no more than twenty-five percent (25%) of the Allowance toward the costs relating to the construction of improvements within Suite 300, which funds shall be disbursed in accordance with the terms of this Work Letter, as applied to Suite 300.

SECTION 2.

CONSTRUCTION DRAWINGS

2.1 Selection of Architect; Construction Drawings. Tenant shall retain Design Blitz (the “Architect”) to prepare the Construction Drawings. For any additional work required to be performed with respect to the Construction Drawings, Tenant shall retain the engineering consultants designated by Landlord listed below (the “Building Consultants”):

MEP:	Glumac International (“Glumac”)

Air Balancing:	RSA (RSAnalysis)

Life Safety:	Pyro Comm

Structural:	Rivera Consulting Group, Inc.

Sprinkler:	RLH Fire Protection

Building Management Systems:	EMCOR

Riser Management:	IMG

EXHIBIT B

If any of the MEP work will be performed on a design-build basis, Tenant will not be required to retain Glumac as the Building Consultant, provided that Landlord will reserve the right to require that Glumac peer-review the MEP plans of the resulting work, the cost of which will be deducted from the Allowance. The plans and drawings to be prepared by Architect and the Building Consultants hereunder (i.e., both the Space Plan and the Working Drawings, as each term is defined below) shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications reasonably determined or approved by Landlord and shall be subject to Landlord’s prior written approval, not to be unreasonably withheld, conditioned or delayed. Landlord’s review of the Construction Drawings shall be for its sole purpose and shall not obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

2.2 Space Plan. Tenant shall supply Landlord for Landlord’s review and approval with four (4) copies signed by Tenant of its space plan for the Premises (the “Space Plan”) before any architectural working drawings or engineering drawings have been commenced. The Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Space Plan (or, if applicable, such additional information reasonably requested by Landlord pursuant to the provisions of the immediately preceding sentence) if the same is approved or is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

2.3 Working Drawings. After the Space Plan has been approved by Landlord, Tenant shall supply the Architect and the Building Consultants with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Architect and the Building Consultants to complete the Working Drawings and shall cause the Architect and the Building Consultants to promptly complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Working Drawings”) and shall submit the same to Landlord for Landlord’s review and approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of the Working Drawings. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Working Drawings if Landlord, in good faith, determines that the same are approved or are unsatisfactory or incomplete. If Tenant is so advised, Tenant shall promptly revise the Working Drawings to correct any deficiencies or other matters Landlord may reasonably require.

2.4 Landlord’s Approval. Landlord’s approval of any matter under this Work Agreement may be withheld if Landlord reasonably determines that the same would violate any

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provision of the Lease or this Work Agreement or would adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building.

SECTION 3.

CONSTRUCTION OF THE TENANT IMPROVEMENTS

3.1 Tenant’s Selection of Contractors.

(a) The Contractor. A general contractor selected by Tenant and approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed (provided that Tenant expressly acknowledges that it shall be deemed reasonable for Landlord to withhold its consent to any Contractor who is not union affiliated) (“Contractor”) shall be retained by Tenant to construct the Tenant Improvements.

(b) Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, in Landlord’s sole discretion (Landlord will approve or disapprove Tenant’s Agents within seven (7) business days following Tenant’s written request). All of Tenant’s Agents shall be licensed in the State of California, capable of being bonded and union-affiliated in compliance with all then existing master labor agreements.

3.2 Construction of Tenant Improvements by Tenant’s Agents.

(a) Construction Contract. Tenant’s construction contract and general conditions with Contractor (the “Contract”) shall comply with all relevant provisions of this Work Agreement. Prior to the commencement of the construction of the Tenant Improvements, Tenant shall provide Landlord with a schedule of values consisting of a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, for all Allowance Items in connection with the design and construction of the Tenant Improvements, which costs form the basis for the amount of the Contract.

(b) Construction Requirements.

(i) Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Construction of the Tenant Improvements shall comply with the following: (A) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings and Landlord’s then-current published construction guidelines; (B) Tenant’s Agents shall submit schedules of all work relating to the Tenant Improvements to Landlord and Landlord shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (C) Tenant shall abide by all rules made by Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, any required shutdown of utilities (including life-safety systems), storage of materials, coordination of work with the contractors of Landlord or other tenants, and any other matter in connection with this Work Agreement, including, without limitation, the construction of the Tenant Improvements.

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(ii) Indemnity. Tenant’s indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (A) to permit Tenant to complete the Tenant Improvements, and (B) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

(iii) Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such contractor or subcontractor. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with the removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that are damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances as may be necessary to effect such right of direct enforcement.

(c) Insurance Requirements.

(i) General Coverages. All of Tenant’s Agents shall carry employer’s liability and worker’s compensation insurance covering all of their respective employees, and shall also carry commercial general liability insurance, including personal and bodily injury, property damage and completed operations liability, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.

(ii) Special Coverages. Tenant or Contractor shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord, and shall be in form and with companies as are required to be carried by Tenant as set forth in the Lease.

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(iii) General Terms. Certificates for all of the foregoing insurance coverage shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision, if available, that the company writing said policy will endeavor to give Landlord thirty (30) days’ prior written notice of any cancellation of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operations Coverage insurance required by Landlord, which is to be maintained for one (1) year following completion of the work and acceptance by Landlord and Tenant. All policies carried hereunder shall insure Landlord and Tenant, as their interests may appear, as well as Tenant’s Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects Landlord and Tenant and that any other insurance maintained by Landlord or Tenant is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under the Lease and/or this Work Agreement.

(d) Supervision Fee. Landlord shall supervise the construction by Contractor, and Tenant shall pay to Landlord a construction supervision and management fee (the “Supervision Fee”) in an amount equal to $1.00 per RSF in the Suite 1400 Expansion Space (i.e., $28,267.00). This Supervision Fee shall be in lieu of and not in addition to the supervision fee set forth in Article 20 of the Original Lease.

(e) Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other federal, state, city and/or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person or entity; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

(f) Inspection by Landlord. During performance of the Tenant Improvements, Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines in good faith that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on

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Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

(g) Meetings. Tenant shall hold periodic meetings at a reasonable time with the Architect and the Contractor regarding the progress of the preparation of the Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated or reasonably approved by Landlord, and Landlord and/or its agents shall receive prior written notice of, and shall have the right to attend, all such meetings. Upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, and Landlord will be included in the distribution list for such minutes. One such meeting each month shall include the review of Contractor’s current request for payment.

3.3 Notice of Completion; Copy of Record Set of Plans. Within ten (10) business days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of San Francisco County shall furnish a copy thereof to Landlord upon such recordation, and shall timely give all notices required pursuant to the California Civil Code. If Tenant fails to do so, Landlord may execute and file such Notice of Completion and give such notices on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. Within thirty (30) days following the completion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the updated drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (C) to deliver to Landlord such updated drawings in accordance with Landlord’s then-current CAD Requirements, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises. Tenant’s obligations set forth in this Section are collectively referred to as the “Completion Obligations.”

SECTION 4.

LANDLORD DELAY

As used herein, “Landlord Delay” shall mean an actual delay in the substantive completion of the Tenant Improvements in any Suite resulting from (a) failure of Landlord to timely approve or disapprove any Construction Drawings; (b) unreasonable and material interference by Landlord, its employees, agents or contractors with the completion of the Tenant Improvements; or (c) delays due to the acts or failures to act of Landlord, its agents or contractors with respect to payment of the Allowance. If Tenant contends that a Landlord Delay has occurred, Tenant shall notify Landlord in writing (the “Delay Notice”) of the event which constitutes such Landlord Delay. If the actions or inactions or circumstances described in the Delay Notice qualify as a Landlord Delay (such notice may be delivered via electronic mail to Landlord’s construction representative identified below, with a copy to), and are not cured by Landlord within two (2) business days after Landlord’s receipt of the Delay Notice, then a potential Landlord Delay shall be deemed to have occurred commencing as of the expiration of such two (2) business day period. Notwithstanding the foregoing to the contrary, Tenant will, in any event, use reasonable efforts to mitigate the effect of any potential Landlord Delay by re-scheduling or re-sequencing work, as and to

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the extent feasible (provided that Tenant will not be required to incur any material out of pocket charges, including for overtime or after-hours charges in such efforts unless Landlord agrees to bear the cost of such overtime or after-hours charges). However, if and to the extent that Landlord satisfied any timing requirement set forth in this Work Agreement by acting or responding, as the case may be, one (1) or more days’ prior to the scheduled date set forth herein for such action or response (“Schedule Saving Day”), then any aggregate Landlord Delay described in above shall first be offset against and reduced on a day-for-day basis by the aggregate number of Schedule Saving Days. If and to the extent that the substantial completion of the Tenant Improvements in any Suite is delayed due to any Landlord Delay, then the Suite 1400 Expansion Date shall be delayed on a day-for-day basis for each such day that such work is so delayed by Landlord Delay), after accounting for any Schedule Saving Day(s). Except with respect to a delay due to Force Majeure or the holding over by the existing occupant of the Suite 1400 Expansion Space, if either (i) the Suite 1400 Expansion Date or (ii) Tenant’s completion of the Tenant Improvements is delayed due to a Landlord Delay for more than thirty (30) days, Tenant shall receive a credit toward Base Rent in an amount equal to one (1) day of Base Rent next coming due under the Second Amendment attributable to the Suite 1400 Expansion Space for each day of delay in the Suite 1400 Expansion Date or in Tenant’s completion of the Tenant Improvements.

SECTION 5.

MISCELLANEOUS

5.1 Tenant’s Representative. Tenant has designated Max Mullen as its sole representative with respect to the matters set forth in this Work Agreement, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of Tenant as required in this Work Agreement.

5.2 Landlord’s Representative. Landlord has designated Christine Mann as its sole representative with respect to the matters set forth in this Work Agreement, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of Landlord as required in this Work Agreement.

5.3 Tenant’s Agents. All contractors, subcontractors, laborers, materialmen, vendors and suppliers retained by or through Tenant shall be union labor in compliance with the then existing master labor agreements.

5.4 Time of the Essence in This Work Agreement. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

5.5 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if a Default by Tenant under the Lease (including, without limitation, any Default by Tenant under this Work Agreement) has occurred at any time on or before the Substantial Completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Allowance and/or Landlord may cause Contractor to cease the construction of the Tenant Improvements, and (ii) all other obligations of Landlord under the terms of this Work

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Agreement shall be forgiven until such time as such Default is cured pursuant to the terms of the Lease. Any delay in the Substantial Completion of the Tenant Improvements caused by the exercise of Landlord’s rights pursuant to this Section shall be a Tenant Delay.

5.6 Freight Elevators. Landlord shall, consistent with its obligations to other tenants of the Building, make the freight elevator reasonably available to Tenant without cost in connection with Tenant’s initial decorating, furnishing and moving into the Premises and, at the Expiration Date moving out of the Premises (provided that with respect to Tenant’s move-out, if Landlord is required to pay for a separate elevator security guard for such usage and/or pay overtime or “after-hours” overtime rates for any elevator operator, Tenant will bear such costs).

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EXHIBIT C

CONFIRMATION LETTER

Date

Re:

Second Amendment Lease dated as of May     , 2019, by and between 50 BEALE STREET LLC, as Landlord, and MAPLEBEAR INC., d/b/a Instacart, as Tenant, for Expansion Space consisting of 28,267 rentable square feet on the fourteenth (14th) floor of the Building located at 300 Mission Street, San Francisco, California.

Dear                 :

In accordance with the terms and conditions of the above referenced Second Amendment, Tenant accepts possession of the Suite 1400 Expansion Space and agrees:

1.	The Suite 1400 Expansion Space Delivery Date is ;

2.	The Suite 1400 Expansion Date is , ;

3.	The Suite 1400 Abatement Period is the period commencing on , , and expiring on , ;

4.	The Schedule of Base Rent payable for the Suite 1400 Expansion Space during the Suite 1400 Expansion Space Term is as follows: [TO BE ADDED];

5.

The Schedule of Base Rent payable for the aggregate Premises, inclusive of the Suite 1400 Expansion Space and the Current Premises (as reduced by the surrender of Suite 100), is as follows: [TO BE ADDED]

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing a counterpart of this Commencement Letter in the space provided and returning a fully executed counterparts to my attention (a scanned, signed counterpart delivered to                     @            .com will suffice).

Sincerely,	Agreed and Accepted:

	Tenant:	MAPLEBEAR INC.
Property Manager
	By:	[EXHIBIT — DO NOT SIGN]
Name:
Title:

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